UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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the Securities Exchange Act of 1934 (Amendment No.        )
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BOOZ ALLEN HAMILTON HOLDING CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Notice of
Annual Meeting
of Stockholders
and Proxy
Statement
July 31, 2014

Booz Allen Hamilton Holding Corporation
8283 Greensboro Drive
McLean, Virginia 22102

June 20, 2014
Dear Stockholder:
I am pleased to invite you to join me, our Board of Directors, senior leadership and fellow stockholders at our Annual Meeting of Stockholders to be held at 8:00 a.m. (EDT) on July 31, 2014, at The John C. Newman Auditorium, located in our offices at 8283 Greensboro Drive, McLean, VA 22102. This year’s annual meeting is a special occasion as 2014 is Booz Allen Hamilton’s 100th anniversary in business. Enclosed with this proxy statement are your proxy card, the 2014 annual report to stockholders and the 2014 annual report on Form 10-K.
Items of business to be transacted at our annual meeting are:
1.election of four directors;
2.approval, in a non-binding advisory vote, of the compensation program for our executives;
3.approval of our amended Equity Incentive Plan;
4.approval of our amended Annual Incentive Plan;

5.
approval of our amended Certificate of Incorporation and the conversion of all of our issued and outstanding shares of Class B non-voting common stock and Class C restricted common stock into shares of our Class A common stock;

6.ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2015; and
7.consideration of any other business that may properly be brought before the annual meeting.
The Board of Directors recommends that you vote FOR Proposals 1, 2, 3, 4, 5, and 6.
Your vote is important. Whether you plan to attend the annual meeting or not, you may access electronic voting via the Internet or the automated telephone voting feature, both of which are described on your enclosed proxy card, or you may sign, date and return the proxy card in the envelope provided. If you plan to attend the annual meeting, you may vote in person.
Registration and seating will begin at 7:30 a.m. Each stockholder will be asked to sign an admittance log and may be asked to present a valid picture identification. Stockholders holding stock in brokerage accounts must bring a copy of a brokerage statement reflecting their stock ownership as of the June 9, 2014 record date. Cameras and recording devices will not be permitted at the meeting.
On behalf of the Board of Directors, I want to thank you for your continued support of and investment in Booz Allen Hamilton.
Sincerely,
Ralph W. Shrader, Ph.D.
Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
OF BOOZ ALLEN HAMILTON HOLDING CORPORATION

Time:	8:00 a.m. (EDT), July 31, 2014

Place:	The John C. Newman Auditorium, located in our offices at 8283 Greensboro Drive, McLean, VA 22102

Proposals:	1. The election of four director nominees named in the proxy statement;

2. A non-binding advisory vote on the compensation program for the Company's Named Executive Officers, as disclosed in the Compensation Discussion and Analysis section of the proxy statement (a "say-on-pay" vote);

3. The approval of the Second Amended and Restated Equity Incentive Plan of the Company;

4. The approval of the Amended and Restated Annual Incentive Plan of the Company;

5. The adoption of the Third Amended and Restated Certification of Incorporation and conversion of Class B non-voting common stock and Class C restricted common stock into Class A common stock;

6. The ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year 2015; and

7. The transaction of any other business that may properly be brought before the annual meeting.

Who Can Vote:	Only holders of record of the Company’s Class A common stock, Class C restricted common stock and Class E special voting common stock on June 9, 2014 will be entitled to vote at the annual meeting.

Date of Mailing:	This proxy statement and accompanying materials are first being mailed to stockholders on June 20, 2014.
Douglas S. Manya
Secretary
McLean, Virginia
June 20, 2014

PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this proxy statement but does not contain all information that you should read and consider prior to voting. For more complete information regarding our financial performance, please review our Annual Report on Form 10-K for the fiscal year ended March 31, 2014.
2013 Annual Meeting of Stockholders
Date and Time:  July 31, 2014 and 8:00 a.m. EDT.
Place:  The John C. Newman Auditorium, located in our offices at 8283 Greensboro Drive, McLean, VA 22102.
Record date:  Stockholders as of June 9, 2014 are entitled to vote.
Voting Matters and Board Recommendations

1.    Election of Directors
The Board recommends a vote FOR each of the director nominees.

Name	Age	Director Since	Occupation	Committee Memberships
Ralph W. Shrader	69	2008	Chairman and Chief Executive Officer of the Company	EC, NCGC
Joan Lordi C. Amble	61	2012	Former Executive Vice President, Finance of American Express Company	AC
Peter Clare	49	2008	Managing Director of The Carlyle Group	EC, CC, NCGC
Philip A. Odeen	78	2008	Former Chairman of AES Corporation	CC, NCGC
AC    Audit Committee                EC    Executive Committee
CC    Compensation Committee            NCGC    Nominating and Corporate Governance Committee

2.    Advisory Vote on Executive Compensation
The Board recommends a vote FOR the approval, in a non-binding advisory vote, of the compensation program for the Company's named executive officers, as disclosed in the Compensation Discussion and Analysis section of this proxy statement.

3.    Approval of Amended Equity Incentive Plan
The Board recommends a vote FOR the approval of the Second Amended and Restated Equity Incentive Plan of the Company.

4.    Approval of Amended Annual Incentive Plan
The Board recommends a vote FOR the approval of of the Amended and Restated Annual Incentive Plan of the Company.

5.    Approval of Adoption of Third Amended and Restated Certificate of Incorporation
The Board recommends a vote FOR the approval of the adoption of the Third Amended and Restated Certification of Incorporation and conversion of all outstanding Class B non-voting common stock and Class C restricted common stock into Class A common stock.

6.    Ratification of Auditors for Fiscal Year 2015
The Board recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2015.

i

Business Highlights
Company Performance

•	Full year revenue down 4.9% to $5.5 billion

•	Adjusted EBITDA increased 1.0% to $534.0 million

•	Adjusted Diluted EPS decreased 1.2% to $1.63

•	Total backlog decreased 14.7% to $9.8 billion

•	Free cash flow was $311.8 million in fiscal 2014
Adjusted EBITDA, Adjusted Diluted Earnings Per Share and Free Cash Flow may differ from similarly titled measures presented by other companies in our industry and are not recognized measures under U.S. Generally Accepted Accounting Principles, or GAAP. A reconciliation between these non-GAAP financial measures and the most directly comparable financial measure calculated and presented in accordance with GAAP can be found in Appendix A to this proxy statement.
Business Developments

•	Continued to develop our engineering capabilities through investment, which enables us to bring our clients broader and deeper technical expertise.

•	Applied predictive analytics across government and in industries from professional sports and pharmaceuticals to the airline industry.

•	Built on existing client work to develop a catalog of more than a dozen products and services available to a spectrum of clients.

•	Made significant investments in innovation, technical capabilities, and penetration of new markets with higher margins (e.g., commercial, international).

•	Named again to Fortune magazine's list of “The World's Most Admired Companies” and earned recognition as an exemplary company from numerous other publications and third-party organizations.
Returning Cash to Stockholders
Total Shareholder Return
as of March 31, 2014

141%
86%
51%
22%
27%
-2%
Booz Allen
Russell 1000
DJ US Computer Services Index
Last 3 Years
Last 1 Year

ii

•	During fiscal 2014, we declared and paid $346 million in dividends to stockholders - four regular dividends of $0.10 per share each and two special dividends of $1.00 per share each.

•
We expect to declare and pay regular quarterly cash dividends in the future; however, the actual declaration of any such future dividends and the establishment of the per share amounts, record dates, and payment dates are subject to the discretion of the Board of Directors, which will take into consideration future earnings, cash flows, financial requirements, and other factors.

 Executive Compensation Highlights

•
Our executive compensation philosophy is centered on our use of a partnership-style culture and compensation model, which fosters internal collaboration through a single profit center and a firm-wide compensation pool.

•
Our executive compensation program during fiscal 2014 was structured so that each of our executives is assigned to a cohort level (with a separate and distinct level assigned to our chief executive officer) and all executives within the same level receive the same compensation.

 Corporate Governance Highlights

•	On average, our directors attended over 95% of the Board of Directors meetings.

•	The Board of Directors held regular executive sessions of non-management directors.

•	The Board of Directors conducts an annual discussion on management succession planning.

•	We have adopted an Insider Trading Policy prohibiting short sales and derivative transactions in our equity as well as strongly discouraging hedging of our stock.

•	We have adopted a Related Party transactions policy.

•	Equity awards include a provision for the recoupment of equity-based compensation in the event of misconduct leading to a financial restatement.

•	Our investor relations team and management regularly engage with current and potential stockholders.

Corporate Citizenship Highlights

•
In fiscal 2014, more than 15,000 employees indicated that they volunteered on a regular basis, supporting hundreds of volunteer and charitable activities, including FIRST Robotics, Rebuilding Together, Tragedy Assistance Program for Survivors, and Toys for Tots.

•	Launched the “Centennial Community Challenge,” a major volunteerism program among Booz Allen employees aiming to contribute 100,000 hours of community service during our anniversary year.

•
Recognized by the Business and Professional Women's Foundation, GI Jobs, U.S. Army, and National Guard for support to veterans and wounded warriors in employment and contracting, and ranked by Forbes magazine for the second year in a row as the #1 employer for veterans.

•	Created mutually-beneficial centennial partnerships with leading business and non-profit institutions including the National Gallery of Art Washington, the Aspen Institute, and the USS Midway Museum.

•	Small business program rated in the top 10% by the Defense Contract Management Agency.

•	Approximately $741 million spent with various small and small disadvantaged businesses, representing more than 59% of subcontracted spending.

•	Maintained 12 active mentor-protégé agreements with small businesses through various federal Mentor-Protégé programs.

iii

IMPORTANT INFORMATION ABOUT ANNUAL MEETING AND PROXY PROCEDURES
The Board of Directors is soliciting proxies to be used at the Annual Meeting of Stockholders to be held on July 31, 2014, beginning at 8:00 a.m. (EDT) at The John C. Newman Auditorium, located in our offices at 8283 Greensboro Drive, McLean, VA 22102. This proxy statement and the accompanying materials are being mailed to stockholders beginning June 20, 2014.
We will bear all costs of soliciting proxies. Pursuant to rules adopted by the Securities and Exchange Commission, or SEC, we have elected to deliver a notice of Internet availability of proxy materials to stockholders and provide Internet access to those proxy materials. Stockholders may obtain paper copies of the proxy materials free of charge by following the instructions provided in the notice of Internet availability of proxy materials.
Unless the context otherwise indicates or requires, as used in this proxy statement, references to: (i) the “Company,” “we,” “us,” “our” or our “company” refer to Booz Allen Hamilton Holding Corporation, its consolidated subsidiaries and predecessors; (ii) “Booz Allen Holding” refers to Booz Allen Hamilton Holding Corporation exclusive of its subsidiaries; (iii) “Booz Allen Hamilton” refers to Booz Allen Hamilton Inc., our primary operating company and a wholly-owned subsidiary of Booz Allen Holding; (iv) “our Board” or “the Board” means the Board of Directors of the Company; (v) “stockholder” means holders of our common stock; (vi) “fiscal,” refers to our fiscal years ended March 31; and (vii) “you,” “your,” “yours” or other words of similar import in this proxy statement refers to stockholders entitled to vote on the matters to be presented at the annual meeting.

Do I need an admission ticket to attend the annual meeting?

No; however, you must present both proof of ownership and valid photo identification to attend the annual meeting.

•
If you hold shares through an account with a bank or broker, contact your bank or broker to request a legal proxy from the owner of record to vote your shares in person. This will serve as proof of ownership.

•	A recent brokerage statement or letter from your broker showing that you owned shares in your account as of the record date, June 9, 2014, also serves as proof of ownership.

If you do not have proof of ownership and valid photo identification, you will not be admitted into the annual meeting.

Who is entitled to vote at the annual meeting?

Holders of the following classes of the Company’s common stock are entitled to vote at the annual meeting: Class A common stock, Class C restricted common stock and Class E special voting common stock. The Board has established the record date for the annual meeting as June 9, 2014. Only holders of record of the Company’s Class A common stock, Class C restricted common stock, and Class E special voting common stock on the record date are entitled to receive notice of the meeting and to vote at the meeting.

How many shares must be present to hold the annual meeting?

In order for us to lawfully conduct business at the annual meeting, the holders of stock representing a majority of the voting power of all shares issued and outstanding and entitled to vote at the meeting must be present in person or represented by proxy. This is referred to as a quorum.

How many shares may I vote?

On June 9, 2014, 144,451,573, 914,101, and 4,424,814 shares of our Class A common stock, Class C restricted common stock, and Class E special voting common stock, respectively, were outstanding. Each share of Class A common stock, Class C restricted common stock, and Class E special voting common stock is entitled to one vote, and stockholders do not have the right to cumulate their votes for the election of directors.

What am I voting on and what are the Board’s recommendations?

Proposal	Description	Board’s Voting Recommendation
1	Election of 4 director nominees	FOR all nominees
2
Advisory vote to approve the compensation program for the Company’s Named Executive Officers, as disclosed in the Compensation Discussion and Analysis section of the proxy statement (a “say-on-pay” vote)
FOR Proposal 2
3	Management proposal to approve the Second Amended and Restated Equity Incentive Plan of the Company	FOR Proposal 3
4	Management proposal to approve the Amended and Restated Annual Incentive Plan of the Company	FOR Proposal 4
5
Management proposal to approve the Company’s Third Amended and Restated Certificate of Incorporation to convert all outstanding shares of Class B non-voting common stock and Class C restricted common stock to Class A common stock
FOR Proposal 5
6	Ratification of appointment of Ernst & Young LLP as the Company's independent registered accounting firm for fiscal year 2015	FOR Proposal 6

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with the Company’s registrar and transfer agent, Computershare, you are considered a “stockholder of record” with respect to those shares. We mail the proxy materials and our annual report to you directly.

If your shares are held in a brokerage account or bank, you are considered the “beneficial owner” of those shares, which are held in “street name.” In this case, the proxy materials and our annual report were forwarded to you by your broker or bank. As the beneficial owner, you have the right to direct your broker or bank how to vote your shares by following the voting instructions included in the mailing.

What is the procedure for voting?

If you are a stockholder of record of Class A common stock, Class C restricted common stock, or Class E special voting common stock, you can vote your shares at the annual meeting by attending the meeting and completing a ballot or you can give a proxy to be voted at the annual meeting in one of three ways: (1) over the telephone by calling a toll-free number provided on the enclosed proxy card, (2) electronically via the Internet as described in the enclosed proxy card, or (3) date, sign, and complete the proxy card and return it in the enclosed envelope, which requires no postage stamp if mailed in the United States.

If you are a beneficial owner of Class A common stock, you can vote your shares at the annual meeting by attending the meeting in person if you have requested and received a legal proxy from your bank or broker which you must bring with you to the meeting, or you can give a proxy to be voted at the annual meeting in one of three ways: (1) over the telephone by calling a toll-free number provided on the enclosed proxy card, (2) electronically via the Internet as described in the enclosed proxy card, or (3) date, sign, and complete the proxy card and return it in the enclosed envelope, which requires no postage stamp if mailed in the United States.

Can I change my proxy?

You may revoke your proxy before it is voted at the annual meeting by delivering a signed revocation letter to the Secretary at 8283 Greensboro Drive, McLean, VA 22102 or by submitting a new proxy, dated later than your first proxy, in one of the ways described in the answer to the previous question. If you are attending in person and have previously mailed your proxy card, you may revoke your proxy and vote in person at the meeting.

Can other matters be decided at the annual meeting?

The Board is not aware of any other matters to be presented at the annual meeting. If any other matter proper for action at the meeting should be presented, the holders of the accompanying proxy will vote the shares represented by the proxy on such matter in accordance with their best judgment. If any matter not proper for action at the meeting should be presented, the holders of the proxy will vote against consideration of the matter or the proposed action.

What is the vote required for each proposal?

For each of the proposals being considered at the annual meeting, approval of the proposal requires the affirmative vote of a majority of the shares entitled to vote at the annual meeting represented either in person or by proxy at the annual meeting, except that directors shall be elected by a plurality of the votes validly cast at the annual meeting.

As of the record date, an entity controlled indirectly by senior employees of the The Carlyle Group, or Carlyle, controlled shares of our voting common stock representing greater than 50% of the combined voting power of our Class A common stock, Class C restricted common stock, and Class E special voting common stock. As a result, Carlyle controls sufficient shares of our voting common stock to assure the approval and adoption of the proposal to elect the four director nominees named in this proxy statement.

What if I am a stockholder of record and do not provide voting instructions when returning a proxy?

Stockholders should specify their choice for each matter on the proxy card. Proxies that are signed and returned but do not contain voting instructions will be voted:

•	FOR the election of all director nominees as set forth in this proxy statement;

•
FOR the advisory vote to approve the compensation program for the Company's Named Executive Officers, as disclosed in the Compensation Discussion and Analysis section of the proxy statement (a "say-on-pay" vote);

•	FOR the management proposal to approve the Second Amended and Restated Equity Incentive Plan of the Company;

•	FOR the management proposal to approve the Amended and Restated Annual Incentive Plan of the Company;

•
FOR the management proposal to approve the Company’s Third Amended and Restated Certificate of Incorporation to convert all shares of Class B non-voting common stock and Class C restricted common stock to Class A common stock; and

•	FOR the ratification of the appointment of Ernst & Young LLP as the Company's independent registered accounting firm for fiscal year 2015.

What if I am a beneficial owner and do not give voting instructions to my broker?

If your shares are held by a broker in “street name,” your brokerage firm may vote your shares on certain “routine” matters if you do not provide voting instructions. The ratification of an independent registered public accounting firm is an example of a routine matter. If you do not provide voting instructions, your brokerage firm may either vote your shares on routine matters or leave your shares unvoted. When a brokerage firm votes its customers' shares on a routine matter without receiving voting instructions, these shares are counted both for establishing a quorum to conduct business at the meeting and in determining the number of shares voted for or against the routine matter. A brokerage firm cannot vote your shares on non-routine matters, such as the election of directors, the advisory vote to approve executive compensation, the management proposal to approve the Second Amended and Restated Equity Incentive Plan of the Company, the management proposal to approve the Amended and Restated Annual Incentive Plan of the Company, and the proposal to approve the Company's Third Amended and Restated Certificate of Incorporation to convert all of the outstanding shares of Class B non-voting common stock and Class C restricted common stock to Class A common stock. If your brokerage firm has not received voting instructions on a non-routine matter, these shares will be considered “broker non-votes” to the extent that the brokerage firm submits a proxy.

How are abstentions and broker non-votes counted?

Abstentions will be treated as present for purposes of determining a quorum but will not be included in vote totals and will not affect the outcome of the vote.

Broker non-votes are counted for purposes of establishing a quorum but will have no effect on the outcome of the non-routine proposals.

Who will count the votes?

A representative from Broadridge Financial Services will tabulate the votes and act as the inspector of election for the annual meeting.

When will the Company announce the voting results?

The preliminary voting results will be announced at the annual meeting. The Company will report the final results on our website and in a Current Report on Form 8-K filed with the SEC.

Can I receive a copy of the Annual Report?

The annual report of the Company on Form 10-K for the fiscal year ended March 31, 2014 is being furnished concurrently with this proxy statement to persons who were stockholders of record as of June 9, 2014, the record date for the annual meeting. These materials do not form part of the material for the solicitation of proxies.

What is “householding” and how does it affect me?

In some cases, stockholders holding their shares in a brokerage or bank account who share the same surname and address and have not given contrary instructions are receiving only one copy of our annual report and this proxy statement. This reduces the volume of duplicate information received at your household and helps to reduce costs. If you would like to have additional copies of these documents mailed to you, please call or write our Secretary at 8283 Greensboro Drive, McLean, Virginia 22102, telephone: (703) 902-5000. If you want to receive separate copies of the proxy statement, annual report to stockholders, or Notice of Internet Availability of Proxy Materials in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder.

How do I submit a proposal for action at the annual of meeting of stockholders in 2015?

Under applicable SEC rules and regulations, the Company will review for inclusion in next year’s proxy statement stockholder proposals received by February 20, 2015. Proposals should be sent to the Secretary of the Company at 8283 Greensboro Drive, McLean, Virginia 22102.

Pursuant to our second amended and restated bylaws, stockholder proposals not included in next year’s proxy statement may be brought before the 2015 Annual Meeting of Stockholders by a stockholder of the Company who is entitled to vote at the meeting, who has given a written notice to the Secretary of the Company at 8283 Greensboro Drive, McLean, Virginia 22102 containing certain information specified in the bylaws and who was a stockholder of record at the time such notice was given. Such notice must be delivered to or mailed and received at the address in the preceding paragraph no earlier than April 2, 2015 and no later than May 2, 2015, except that if the date of the 2015 Annual Meeting of Stockholders is changed, and the meeting is held before July 1, 2015 or after October 9, 2015, such notice must be delivered at the address in the preceding paragraph no earlier than 120 days prior to the new date of such annual meeting and not later than the close of business on the later of (i) the ninetieth day prior to the new date of such annual meeting and (ii) the tenth day following the day on which a public announcement of the new date of such annual meeting is first made.

ELECTION OF DIRECTORS
Board Structure
The Company currently has ten directors divided into three classes: four in Class I, three in Class II, and three in Class III. The terms of office of the four Class I directors expire at the 2014 Annual Meeting of Stockholders.
Class I Election
The four nominees for election as Class I directors are listed below. If elected, the nominees for election as Class I directors will serve for a term of three years and until their successors are elected and qualify. Unless you instruct us on the proxy card to vote differently, we will vote signed, returned proxies FOR the election of such nominees. If for any reason any nominee cannot or will not serve as a director, we may vote such proxies for the election of a substitute nominee designated by the Board.
Class I Nominees
To be elected, a nominee must receive the vote of a plurality of the votes validly cast at the annual meeting represented either in person or by proxy at the annual meeting. The Class I Nominees are as follows:

Director	Age, Principal Occupation, Business Experience and Other Directorships Held	Director Since

Ralph W. Shrader (Class I)
Dr. Shrader is our Chairman and Chief Executive Officer and has served in these positions since 2008. From 2008 to 2014, he also served as our President. He also served as Chairman and Chief Executive Officer of Booz Allen Hamilton Inc. since 1999. Dr. Shrader has been an employee of our company since 1974. He is the seventh chairman since our company's founding in 1914 and has led our company through a significant period of growth and strategic realignment. Dr. Shrader is active in professional and charitable organizations, and is past Chairman of the Armed Forces Communications and Electronics Association. Specific qualifications, experience, skills and expertise include:
2008

• Operating and management experience;
• Understanding of government contracting;
• Core business skills, including financial and strategic planning; and
• Deep understanding of our Company, its history, and culture.

Dr. Shrader is 69 years old.

Director	Age, Principal Occupation, Business Experience and Other Directorships Held	Director Since

Joan Lordi C. Amble (Class I)
Ms. Amble was the Executive Vice President, Finance for the American Express Company from May 2011 to December 2011, and also served as its Executive Vice President and Corporate Comptroller from December 2003 until May 2011. Prior to joining American Express, Ms. Amble served as Chief Operating Officer and Chief Financial Officer of GE Capital Markets, a service business within GE Capital Services, Inc., overseeing securitizations, debt placement, and syndication, as well as structured equity transactions. From 1994 to March 2003, Ms. Amble served as vice president and controller for GE Capital. Ms. Amble is the President of JCA Consulting, LLC and serves on the board of directors of Brown-Forman Corporation, since 2011, XM Radio, since 2006; merged Sirius XM Radio Inc., since 2008, and on the Board of Overseers at UCLA Health Services, since January 2013. Ms. Amble also served as a director at Broadcom Corp. from 2009 to 2011. Specific qualifications, experience, skills and expertise include:
2012

• Public company directorship and audit committee experience;
• Operating and management experience;
• Core business skills, including financial and strategic planning; and
• Expertise in finance, financial reporting, compliance and controls and global businesses.

Ms. Amble is 61 years old.

Peter Clare (Class I)	Mr. Clare is a Managing Director of The Carlyle Group, a private equity firm, as well as Co-Head of its U.S. Buyout Group. Mr. Clare has been with The Carlyle Group since 1992. He has served on the boards of directors of CommScope, Inc., since 2011, Pharmaceutical Product Development, LLC, since 2011, and Sequa Corporation, since 2007. Mr. Clare served as a director of ARINC Incorporated from 2007 to 2013 and Wesco Aircraft Holdings, Inc. from 2006 to 2012. Specific qualifications, experience, skills and expertise include:	2008

• Operating experience;
• Understanding of government contracting;
• Core business skills, including financial and strategic planning;
• Public company directorship and committee experience; and
• Expertise in finance, financial reporting, compliance and controls and global businesses.

Mr. Clare is 49 years old.

Director	Age, Principal Occupation, Business Experience and Other Directorships Held	Director Since

Philip A. Odeen (Class I)
Mr. Odeen served as the Chairman of the board of directors and Lead Independent Director of AES Corporation from 2009 to 2013, and as a director of AES from 2003 to 2013. Mr. Odeen served as the Chairman of the board of Convergys Corporation from 2008 to 2013, and as a director of Convergys Corp. from 2000 to 2013. He serves as a director of QinetiQ North America, Inc., since 2006, ASC Signal Corporation, since 2009, and DRS since 2012. From 2006 to 2007, Mr. Odeen served as Chairman of the board of Avaya, and as a director of Avaya from 2001 to 2007. He served on the board of Reynolds and Reynolds Company from 2000 to 2007, and as its Chairman from 2006 to 2007, and was a director of Northrop Grumman from 2003 to 2008. Mr. Odeen retired as Chairman/CEO of TRW Inc. in December 2002. Specific qualifications, experience, skills and expertise include:
2008

• Operating and management experience;
• Core business skills, including financial and strategic planning;
• Understanding of government contracting;
• Expertise in executive compensation and corporate governance; and
• Public company directorship and committee experience.

Mr. Odeen is 78 years old.

The Board of Directors recommends a vote FOR
all of the Class I nominees.

CONTINUING DIRECTORS
The five directors whose terms will continue after the annual meeting and will expire at the 2015 annual meeting (Class II) or the 2016 annual meeting (Class III) are listed below. Current director, Samuel R. Strickland (Class II), will be retiring from the Board on June 30, 2014, prior to the 2014 annual meeting. As of the date of this proxy statement, the Board has not yet appointed a successor for Mr. Strickland.

Director	Age, Principal Occupation, Business Experience and Other Directorships Held	Director Since

Ian Fujiyama (Class II)	Mr. Fujiyama is a Managing Director of The Carlyle Group, a private equity firm, as well as a member of the firm's Aerospace, Defense and Government Services team. In 1999, Mr. Fujiyama spent two years in Hong Kong and Seoul working with The Carlyle Group's Asia buyout fund, Carlyle Asia Partners. He currently serves as a member of the board of directors of Dynamic Precision Group. He served on the board of directors of ARINC Incorporated from 2007 to 2013. Specific qualifications, experience, skills and expertise include:	2008

• Operating experience;
• Understanding of government contracting;
• Core business skills, including financial and strategic planning; and
• Expertise in finance, financial reporting, compliance and controls and global businesses.

Mr. Fujiyama is 41 years old.

Mark Gaumond (Class II)
Mr. Gaumond has 35 years of experience working with senior management and audit committees of public and privately-held companies. He held senior positions with Ernst & Young LLP from 2002 to 2010, retiring from the firm as Senior Vice Chair for the Americas, and previously was a partner with a 27-year career at Andersen LLP. Mr. Gaumond has a BA degree from Georgetown University and an MBA from New York University. He is member of the American Institute of Certified Public Accountants. He serves as a director of Cliff's Natural Resources, Inc., since 2013, Rayonier, Inc., since 2010, the Fishers Island Development Corporation and the Walsh Park Benevolent Corporation, and is a former trustee of The California Academy of Sciences. Specific qualifications, experience, skills and expertise include:

2011

• Expertise in finance, financial planning, and compliance and controls;
• Core business skills, including financial and strategic planning;
• Public company audit committee experience.

Mr. Gaumond is 63 years old.

Director	Age, Principal Occupation, Business Experience and Other Directorships Held	Director Since

Allan M. Holt (Class III)
Mr. Holt, a Partner and Managing Director of The Carlyle Group, a private equity firm, is currently the Co-Head of the the firm's U.S. Buyout group focusing on opportunities in the Aerospace/Defense/Government Services, Consumer, Healthcare, Industrial & Transportation, Technology and Telecom/Media sectors. Mr. Holt has been with The Carlyle Group since 1992 and is based in Washington, D.C. He serves on the boards of directors of Axalta Coating Systems, since 2013, HCR Manor Care, Inc., since 2009, NBTY, Inc., since 2010, and SS&C Technologies, Inc., since 2005, as well as on the nonprofit boards of directors of The Hillside Foundation, Inc., The National Children's Museum and The Smithsonian National Air and Space Museum. Mr. Holt served on the boards of directors of Fairchild Imaging from 2001 to 2011, and HD Supply, Inc. from 2007 to 2012. Specific qualifications, experience, skills and expertise include:
2010

• Operating experience;
• Understanding of government contracting;
• Core business skills, including financial and strategic planning; and
• Experience in finance, financial reporting, compliance and controls and global businesses.

Mr. Holt is 62 years old.

Arthur E. Johnson (Class III)
Mr. Johnson retired as Senior Vice President, Corporate Strategic Development of Lockheed Martin Corp. in 2009, a position he held since 1999. Mr. Johnson has over 20 years of senior leadership experience in the information technology and defense businesses. Mr. Johnson brings extensive IT management experience to the Board, having held senior positions at IBM, Loral Corporation and Lockheed Martin. He serves on the boards of directors of AGL Resources, Inc., since 2002, and Eaton Corporation, since 2009, and as an independent trustee of the Fixed Income and Asset Allocation funds of Fidelity Investments, since 2008. Mr. Johnson served as a director of Delta Airlines, from 2005 to 2007, and IKON Office Solutions Corporation, from 1999 to 2008. Specific qualifications, experience, skills and expertise include:
2011

• Public company directorship and audit committee experience;
• Operating and management experience;
• Understanding of government contracting; and
• Core business skills, including financial and strategic planning.

Mr. Johnson is 67 years old.

Director	Age, Principal Occupation, Business Experience and Other Directorships Held	Director Since

Charles O. Rossotti (Class III)
Mr. Rossotti has served as a Senior Advisor to The Carlyle Group, a private equity firm, since June 2003. Prior to this position Mr. Rossotti served as the Commissioner of the Internal Revenue Service from 1997 to 2002. Mr. Rossotti co-founded American Management Systems, Inc., an international business and information technology consulting firm in 1970, where he served at various times as President, Chief Executive Officer and Chairman of the Board until 1997. Mr. Rossotti serves as a director for Primatics Financial, since 2011, Quorum Management Solutions, since 2010, The AES Corporation, since 2003 and as its Chairman since 2013, ECi Software Solutions since 2014 and as a trustee of Carlyle Select Trust, since 2014. Mr. Rossotti formerly served as a director of Merrill Lynch & Co., Inc., from 2004 to 2008, Bank of America Corporation, from 2009 to May 2013, Compusearch Software Systems, from 2005 to 2010, and Apollo Global, from 2006 to 2012. Specific qualifications, experience, skills and expertise include:
2008

• Operating and management experience;
• Core business skills, including financial and strategic planning;
• Understanding of government contracting;
• Expertise in finance, financial reporting, compliance and controls and global businesses; and
• Public company directorship and audit committee experience.

Mr. Rossotti is 73 years old.

CORPORATE GOVERNANCE AND GENERAL INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES
Board of Directors
The primary focus of the Board is promoting shareholder value by fostering the long-term success of the Company. The Board is responsible for supporting and overseeing management, which is responsible for the Company’s strategy and operations.
The Board generally holds four regular meetings per year, and special meetings as necessary. The Board meets in executive session during each regular meeting; non-management directors also typically meet in executive sessions during each regular meeting. In accordance with the Company’s Corporate Governance Guidelines, if no lead director has been selected to preside over the executive sessions of the non-management directors, a presiding director shall be selected among the non-management directors. Mr. Clare was appointed by the non-management directors to serve as the presiding director on May 23, 2013. The presiding director presides over executive sessions at which the Chairman is not present. At least annually, independent directors also meet in executive session during a regular Board meeting.
The Board and its committees establish annual calendars of activities to guide the development of their agendas during the year.  All directors are invited to propose agenda topics when the annual calendars are established as well as in advance of each regular Board meeting. In addition, directors are free to raise topics that are not on a meeting agenda or suggest topics for future agendas.  Each director is provided written materials in advance of each meeting, and the Board and its committees provide feedback to and make requests of management at each of their meetings.
Directors are expected to attend each Board meeting, each meeting of the committees on which they serve, and the Annual Meeting of Stockholders. During fiscal 2014, the Board met six times, including four regular meetings and two special meetings. The average director attendance at Board and Board committee meetings was 93% and 98%, respectively, during fiscal 2014. Each of our directors who served as a director during fiscal 2014, except for Mr. Holt, attended 75% or more of the aggregate total number of meetings of the Board held during fiscal 2014. In addition, each of our directors who served as a director during fiscal 2014 attended 75% or more of the total number of meetings held by all Board committees on which he or she served. All directors attended the Annual Meeting of Stockholders on August 1, 2013.
As noted above, the Board has adopted Corporate Governance Guidelines. The Board and the Nominating and Corporate Governance Committee are responsible for reviewing and amending these guidelines as they deem necessary and appropriate. The Nominating and Corporate Governance Committee is responsible for overseeing the system of corporate governance of the Company. The Corporate Governance Guidelines are available without charge on the Investor Relations portion of our website, www.boozallen.com. This website also includes the Company’s Code of Business Ethics and Conduct, which is applicable to our directors and all employees, and the Company's Code of Ethics for Senior Financial Officers, each of which was adopted by the Board and each of which may be accessed without charge. The Code of Ethics for Senior Financial Officers applies to the Company’s Chief Executive Officer, Chief Financial Officer, Controller and any other persons performing similar functions. We will disclose on the Investor Relations portion of our website any amendments to the Code of Business Ethics and Conduct or Code of Ethics for Senior Financial Officers and any waiver granted to an executive officer or director under these codes. The information found on the Company's website is not part of this Proxy Statement nor is it incorporated into any other filings the Company makes with the SEC.
Board Leadership Structure
As noted in our Corporate Governance Guidelines, the Board has no policy with respect to the separation of the offices of Chairman and Chief Executive Officer. The Board believes that it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairman and Chief Executive Officer in any way that is in the best interests of the Company at a given point in time. The Board has concluded that it currently is in the best interests of stockholders for Dr. Shrader to serve as both our Chairman and Chief Executive Officer. The Board believes that the combination of these roles enables the effective and efficient execution of the Company’s strategy by permitting the most senior executive of the Company, who has an in-depth understanding of, and is responsible for, the Company’s operations, leads our executive management committee, and with over 40 years of service to the Company and experience in industry, to work closely with the Board in establishing the overall strategy and direction of the Company, and to effectively communicate our strategy to our stockholders, clients and employees.

Succession Planning and Talent Reviews

The Board periodically undertakes executive succession planning and talent reviews. On an annual basis, the Chairman leads the Board in an in-depth discussion concerning Chief Executive Officer and senior management succession. Chief Executive Officer succession is also discussed by the Board in an executive session outside the presence of any management directors. Management also updates the Board on key talent indicators such as recruiting and retention for the overall employee population throughout the year.

The Board approved several senior management changes in fiscal 2014. Our Chief Operating Officer, Horacio D. Rozanski, was appointed to the additional position of President effective January 1, 2014. In connection with the appointment of Mr. Rozanski as President, Dr. Shrader resigned as President effective January 1, 2014, but continues to serve as Chairman and Chief Executive Officer. In addition, on January 31, 2014, the Board accepted the resignation of our Chief Financial Officer and Chief Administrative Officer, Mr. Strickland, effective on June 30, 2014. In connection with the planned resignation of Mr. Strickland, the Board approved the appointment of Kevin L. Cook, currently our Controller, to the position of Chief Financial Officer, effective on July 1, 2014.
Risk Oversight

The Board and its committees play an important role in overseeing the Company's risk management processes, and risk management considerations form a regular element of the Board's dialogue with management. One of the primary tools that facilitates the Board’s oversight of risk (and actions being taken to mitigate it) is the Company’s Enterprise Risk Management Framework, or ERM Framework. Under the leadership of our President and Chief Operating Officer, the Company undertook an effort to identify and classify into tiers the top risks facing its business; as part of this effort, management and the Board discussed the Company’s risk appetite with respect to different types of risk and developed action plans to mitigate and monitor risk. The process for regularly updating the ERM Framework enables effective and efficient identification of risks and facilitates the incorporation of risks into decision making. Under the ERM Framework, our President and Chief Operating Officer prepares a quarterly update for the Board of our enterprise risks and leads an annual risk analysis and mitigation planning process with the Board. In addition to updates provided through the ERM Framework, the Board receives other information and briefings as part of its risk oversight role. During the course of the year, the lead management official with responsibility for each of our major markets provides a comprehensive overview of the market, including risks and challenges. The Board is also regularly updated by other elements of management, including the Chief Financial Officer, General Counsel, Controller, and Director of Internal Audit concerning significant risks facing the Company and processes that have been implemented to mitigate these risks. In addition to this dialogue between management and the entire Board, the Board's committees have more specific roles concerning elements of the Company's risk management processes. For example, the Audit Committee receives regular reports concerning the status of the Company's ethics and compliance program, its controls over internal controls over financial reporting, and significant communications from the Company's regulators. The Board's Compensation Committee is responsible for overseeing risks related to the Company's compensations policies and practices, as well as its executive succession plans, while its Nominating and Corporate Governance Committee oversees risks arising from the Company's governance processes.
Annual Board Performance Assessment

Annually, the Board and each of its committees perform an assessment of their operations and effectiveness, and set goals for the future. The core of this process involves our Secretary interviewing each director individually. The comments of the directors are compiled and presented, as applicable, to the full Board or the appropriate committee. Each committee and the Board identify key matters to be addressed, and these matters become part of future agendas for the Board and its committees.
Board Independence
As a controlled company, as that term is defined under the rules of the New York Stock Exchange, we are not required to have a majority of independent directors. The Board has determined that Messrs. Odeen, Gaumond and Johnson and Ms. Amble are independent under the independence criteria for directors established by the New York Stock Exchange, Rule 10A-3 under the Securities Exchange Act of 1934, or the Exchange Act, and the independence criteria adopted by the Board. The independence criteria adopted by the Board are set forth in the Company's Corporate Governance Guidelines.
Selection of Nominees for Election to the Board

The Nominating and Corporate Governance Committee recommends to the Board appropriate criteria for the selection of new directors based on the strategic needs of the Company and the Board, and periodically reviews the criteria adopted by the Board and, if deemed desirable, recommends to the Board changes to such criteria. The Board seeks members from diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. The Board does not have a formal policy with respect to diversity; however, it affirms the value the Company places on diversity and inclusion within its entire employee population. Diversity is one of many factors the Nominating and Corporate Governance Committee considers when recommending director nominees to the Board. The Committee defines diversity in an expansive way to be reflective of the diversity of the Company and representative of the clients it serves. Exceptional candidates who do not meet all of these criteria may still be considered. The Board seeks director candidates who have experience in positions with a high degree of responsibility, are, or have been, leaders in the companies or institutions with which they are, or were, affiliated, and are selected based upon the contributions they can make to the Company.
Stockholders wishing to nominate a candidate for director must provide written notice in care of the Secretary, to 8283 Greensboro Drive, McLean, Virginia 22102, not fewer than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting.
Director Orientation and Continuing Education

New directors are provided a multi-stage orientation generally timed to coincide with our Board meetings as part of our effort to integrate them in their role as directors and familiarize them with the Company. Orientation sessions are led by members of management and are focused on various elements of our business strategy, client service offerings, internal business operations, and corporate governance among other areas. During the course of the year, representatives of management brief the Board on topics designed to provide directors a deeper understanding of various aspects of our business such as applicable legal developments, ethics and compliance programs and the evolving regulatory environment. In addition, directors are encouraged to participate in continuing education programs to better understand and execute their duties and responsibilities.
Communications with the Board
Stockholders, or other interested third parties, who wish to contact our Board may send written correspondence, in care of the Secretary, to 8283 Greensboro Drive, McLean, Virginia 22102. Communications may be addressed to an individual director, to the non-management directors as a group, or to the Board as a whole, marked as confidential or otherwise. Communications not submitted confidentially, which are addressed to directors that discuss business or other matters relevant to the activities of our Board, will be preliminarily reviewed by the office of the Secretary and then distributed either in summary form or by delivering a copy of the communication. Communications marked as confidential will be distributed, without review by the office of the Secretary, to the director, or group of directors, to whom they are addressed. With respect to other correspondence received by the Company that is addressed to one or more directors, the Board has requested that the following items not be distributed to directors, because they generally fall into the purview of management, rather than the Board: junk mail and mass mailings, service complaints and inquiries, resumés and other forms of job inquiries, solicitations for charitable donations, surveys, business solicitations, and advertisements.
Board Committees
Our Board has four standing committees: an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The charter of each committee is available without charge on the Investor Relations portion of our website, www.boozallen.com. The following chart identifies the members and chair of each standing committee.

Director	Executive Committee	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Ralph W. Shrader	Chair			Chair
Joan Lordi C. Amble[1]		Member[2]
Peter Clare	Member		Member	Member
Ian Fujiyama	Member		Member
Mark Gaumond[1]		Chair[2]
Allan M. Holt
Arthur E. Johnson[1]		Member
Philip A. Odeen[1]			Chair	Member
Charles O. Rossotti
Samuel R. Strickland
1 Independent Director
2 Audit Committee Financial Expert
The following is a brief description of our committees.
The Executive Committee
Our Executive Committee is responsible, among its other duties and responsibilities, for assisting our Board in fulfilling its responsibilities. Our Executive Committee is responsible for approving certain corporate actions and transactions, including acquisitions of assets other than in the ordinary course of business and outside hires of certain senior officers or the termination of such employees. The members of our Executive Committee are Dr. Shrader (Chairman) and Messrs. Clare and Fujiyama. The Executive Committee did not meet during fiscal 2014.
The Audit Committee
Our Audit Committee is responsible, among its other duties and responsibilities, for overseeing our accounting and financial reporting processes, the audits of our financial statements, the qualifications and independence of our independent registered public accounting firm, the effectiveness of our internal control over financial reporting, and the performance of our internal audit function and independent registered public accounting firm. Our Audit Committee reviews and assesses the qualitative aspects of our financial reporting, our processes to manage business and financial risks, and our compliance with significant applicable legal, ethical and regulatory requirements. Our Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of our independent registered public accounting firm.
The members of our Audit Committee are Messrs. Gaumond (Chairman) and Johnson and Ms. Amble, each of whom is an independent director as required by New York Stock Exchange listing standards and Rule 10A-3 of the Exchange Act. The Board has determined that each member of our Audit Committee is financially literate and has determined that Mr. Gaumond and Ms. Amble are each an “audit committee financial expert” as such term is defined under Item 407(d)(5) of Regulation S-K promulgated under the Securities Act. Mr. Gaumond and Ms. Amble currently serve on the audit committees of three public companies (including us), and Mr. Johnson currently serve on the audit committees of two public companies (including us). In accordance with our Audit Committee Charter, Messrs. Gaumond’s and Johnson’s and Ms. Amble’s obligations as members of other audit committees have been disclosed to the Board.
The Audit Committee met eight times during fiscal 2014.
The Compensation Committee
Our Compensation Committee is responsible, among its other duties and responsibilities, for reviewing and approving all forms of compensation to be provided to, and employment agreements with, the executives and directors of our company and its subsidiaries (including the Chief Executive Officer), establishing and reviewing the general compensation philosophy of our Company and its subsidiaries, and reviewing, approving, and overseeing the administration of the employee benefits plans of our Company and its subsidiaries.

The members of our Compensation Committee are Messrs. Odeen (Chairman), Clare and Fujiyama. Mr. Odeen is an independent director. Messrs. Clare and Fujiyama are not independent directors. As a controlled company, as that term is defined under the rules of the New York Stock Exchange, we are not required to have an independent Compensation Committee. The Compensation Committee charter requires that at least two members of the Compensation Committee must satisfy the requirements of “non-employee director” for purposes of Rule 16b-3 under the Exchange Act. Messrs. Odeen and Fujiyama currently satisfy these requirements.
The Compensation Committee has the authority to delegate any of its responsibilities to subcommittees as the Compensation Committee may deem appropriate, provided that the subcommittees are composed entirely of directors satisfying the independence standards then applicable to the Compensation Committee generally. The Compensation Committee has delegated to a Rule 16b-3 subcommittee its responsibility under the Company's Amended and Restated Equity Incentive Plan with respect to the approval of acquisitions and dispositions of Company securities by officers and directors of the Company for purposes of Section 16(b) of the Exchange Act. The members of the Rule 16b-3 subcommittee are Messrs. Odeen and Fujiyama.
The Compensation Committee has not engaged a compensation consultant; however, the Compensation Committee is briefed by management, which consults with Mercer HR Consulting, or Mercer, which provides executive compensation design and best practice data and assists us in determining market competitive positioning. During fiscal 2014, Mercer provided data analyses, market assessments regarding executive compensation, and counsel regarding proxy disclosure and preparation of related reports. Additionally, Mercer provided design guidance and subject matter expertise on the development of our people model. This design and guidance focused on our career architecture including the definition of performance expectations. The Compensation Committee assessed the independence of Mercer and concluded that Mercer's work for the Company does not raise any conflict of interest issues.
Each of our executive officers, who collectively comprise our Executive Management Committee, participates in the discussion and consideration of compensation to be awarded to all executives. See “Executive Compensation.” A special committee of the Board composed of Messrs. Gaumond and Odeen, rather than the Compensation Committee, approves equity grants for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended. We determined it would be advisable to set up this special committee to review and approve certain compensation that is intended to be performance based compensation for purposes of Section 162(m) of the Code.
The Compensation Committee met four times during fiscal 2014.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is responsible, among its other duties and responsibilities, for identifying and recommending candidates to the Board for election to our Board (including candidates proposed by stockholders), reviewing the composition of the Board and its committees, developing and recommending to the Board corporate governance guidelines that are applicable to us, and overseeing Board and Board committee evaluations.
The members of our Nominating and Corporate Governance Committee are Dr. Shrader (Chairman) and Messrs. Clare and Odeen. Mr. Odeen is an independent director. Dr. Shrader and Mr. Clare are not independent directors. As a controlled company, as that term is defined under the rules of the New York Stock Exchange, we are not required to have an independent Nominating and Corporate Governance Committee.
Under the terms of the Amended and Restated Stockholders Agreement, as amended, a maximum of three nominees for election to our Board, who may be full-time employees of Carlyle, are to be designated by Carlyle and a maximum of two members of the Board, who must be full-time employees of Booz Allen Hamilton, are to be designated by Booz Allen Holding’s Chief Executive Officer, subject to certain conditions and restrictions. Under the terms of the Amended and Restated Stockholders Agreement, as amended, Carlyle and our executive officers will be required to vote the voting shares over which they have voting control in favor of Carlyle’s and the Chief Executive Officer’s designees. See “Certain Relationships and Related Party Transactions — Related Person Transactions — Stockholders Agreement.” Mr. Clare has been designated for election by Carlyle. Dr. Shrader has been designated for election by our Chief Executive Officer.
Except as described above, there is no difference in the manner in which the Nominating and Corporate Governance Committee evaluates a nominee for director designated by Carlyle or our Chief Executive Officer or recommended by a stockholder.

The Nominating and Corporate Governance Committee met four times during fiscal 2014.
Director Compensation
Directors who are employed by us or by Carlyle do not receive any additional compensation for their services as directors. For fiscal 2014, non-employee directors received an annual retainer of $100,000 and an annual equity award with a fair market value equal to $80,000. In addition, the chair of our Compensation Committee received an additional annual payment of $10,000, and the chair of our Audit Committee received an additional annual payment of $20,000. Directors may elect to receive all or a portion of their annual retainer and any additional payments for service as a chair in the form of restricted stock, which will be granted under our Amended and Restated Equity Incentive Plan, which we refer to as our Equity Incentive Plan. Our directors do not receive additional fees for attending Board or committee meetings.
Director Compensation Table

Name	Fees Earned ($)	Option Awards ($)(8)	Stock Awards ($)(1)	Other ($)(7)	Total ($)
Joan Lordi C. Amble	100,000(2)	—	80,006(2)	—	180,006
Mark E. Gaumond	120,000(3)	—	80,007(3)	—	200,007
Arthur E. Johnson	100,000(4)	—	80,006(3)	—	180,006
Philip A. Odeen	110,000(5)	—	80,006(4)	20,000	210,006
Charles O. Rossotti	100,000(6)	—	80,013(6)	20,000	200,013

(1)
This column represents the grant date fair value of the stock awards granted to our directors in fiscal 2014. Where the stock awards were the result of voluntary elections to receive cash retainers in stock, the value reflected in the Stock Awards column represents only the excess of the fair market value of the stock awards over the cash retainer amount paid if in the form of stock. The aggregate fair value of the awards was computed in accordance with FASB ASC Topic 718 using the valuation methodology and assumptions set forth in Note 17 to our financial statements for the fiscal year ended March 31, 2014, which are incorporated by reference herein, modified to exclude any forfeiture assumptions related to service-based vesting conditions. The amounts in this column do not reflect the value, if any, that ultimately may be realized by the director.

(2)
Ms. Amble elected to receive her annual retainer in the form of cash, and she was awarded 3,880 shares of restricted stock for her $80,000 annual equity grant. The grant date fair market value of the shares was $80,006, based on the $20.62 closing price of our stock on the August 21, 2013 grant date.

(3)
Mr. Gaumond elected to receive his annual retainer in the form of cash and his additional payment for service as the chair of the Audit Committee in the form of restricted stock, and was awarded a total of 4,850 shares of restricted stock in lieu of $20,000 for the chair retainer and for his $80,000 annual equity grant. The grant date fair market value of the shares was $100,007, based on the $20.62 closing price of our stock on the August 21, 2013 grant date.

(4)
Mr. Johnson elected to receive his annual retainer in the form of cash, and was awarded 3,880 shares of restricted stock for his $80,000 annual equity grant. The grant date fair market value of the shares was $80,006, based on the $20.62 closing price of our stock on the August 21, 2013 grant date.

(5)
Mr. Odeen elected to receive his annual retainer in the form of cash and his additional payment for service as the chair of the Compensation Committee in the form of restricted stock. He was awarded a total of 4,365 shares of restricted stock in lieu of $10,000 for the chair retainer and for his $80,000 annual equity grant. The grant date fair market value of the shares was $90,006, based on the $20.62 closing price of our stock on the August 21, 2013 grant date.

(6)
Mr. Rossotti elected to receive his annual retainer in the form of restricted stock, and was granted a total of 8,730 shares of restricted stock in lieu of $100,000 for the annual retainer and for his $80,000 annual equity grant. The grant date fair market value of the shares was $180,013, based on the $20.62 closing price of our stock on the August 21, 2013 grant date.

(7)
In connection with the payment of two $1.00 special dividends in fiscal 2014, holders of certain options granted pursuant to our Equity Incentive Plan received dividend equivalent rights that entitle the director to receive, on the later of the dividend payment date and the option's fixed vesting date, a cash payment based on the amount of the special dividend, subject to vesting of the related option. The dividend equivalents granted to our directors in connection with the special dividends are included in this column.

(8)	The following table sets forth, by grant date, the aggregate number of option awards outstanding at the end of fiscal 2014. Messrs. Gaumond and Johnson and Ms. Amble have not received option awards.
Option Awards for Service as a Director

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Awards Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date
Philip A. Odeen	7,960	690(a)	860(b)	6.08	5/7/2019
			470(c)	6.08	5/7/2019
Charles O. Rossotti	7,960	690(a)	860(b)	6.08	5/7/2019
			470(c)	6.08	5/7/2019

(a)
The options vest and become exercisable, subject to the continued service of the director, on June 30, 2014. All service-vesting options fully vest and become exercisable immediately prior to the effective date of certain change in control events.

(b)
The options vest and become exercisable, subject to the continued service of the director, on June 30, 2014 based on achievement of EBITDA performance goals, with the ability to “catch up” on missed goals if (x) the missed performance goal was at least 90% of target level and (y) cumulative EBITDA performance reaches the target cumulative levels during the five-year vesting period. In addition, any unvested performance options at the time of a change in control event vest immediately prior to the effective date of the event if Carlyle achieves a specified internal rate of return as a result of the event or the investment proceeds to Carlyle are at least a specified multiple of their invested capital.

(c)
The options vest and become exercisable, subject to the continued service of the director, on June 30, 2014 based on achievement of cumulative cash flow performance goals, with the ability to “catch up” on missed goals if cumulative achievement reaches the target cumulative levels during the five-year vesting period. In addition, any unvested performance options at the time of a change in control event vest immediately prior to the effective date of event if Carlyle achieves a specified internal rate of return as a result of the event or the investment proceeds to Carlyle are at least a specified multiple of their invested capital.

Director Ownership Guidelines
Equity ownership guidelines for all of our non-employee directors are in place to further align their interests to those of our stockholders. Each of our non-employee directors has five years from the later of commencement of service on the Board or adoption of the guidelines on February 23, 2012, to achieve equity ownership with a value equivalent to three times their annual retainer. In calculating a director’s ownership, Class A common stock, and vested in-the-money options and vested and unvested restricted stock issued under the Equity Incentive Plan will be considered owned by the non-employee director.

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION
The current members of our Compensation Committee are Messrs. Odeen (Chairman), Clare and Fujiyama. Messrs. Clare and Fujiyama are employed by The Carlyle Group. Explorer Coinvest LLC, or Coinvest, is controlled indirectly by senior employees of the The Carlyle Group. Coinvest is a party to a stockholders agreement with Booz Allen Holding and other stockholders. The Carlyle Group is an affiliate of Carlyle Investment Management L.L.C., which is party to a management agreement with Booz Allen Holding and Booz Allen Hamilton pursuant to which Carlyle Investment Management provides Booz Allen Holding and its subsidiaries, including Booz Allen Hamilton, with advisory, consulting and other services for a fee. See “Certain Relationships and Related Party Transactions — Related Person Transactions — Stockholders Agreement,” and “— The Management Agreement.” No member of our Compensation Committee serves as a member of the board or compensation committee of any other entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table indicates information as of June 3, 2014 regarding the beneficial ownership of our common stock by:

•	each person, or group of persons, who is known to beneficially own more than 5% of any class of our common stock;

•	each of our directors;

•	each of the named executive officers; and

•	all of our directors and executive officers as a group.
The percentages shown are based on 144,433,541, 525,370, 914,101 and 4,419,184 shares of Class A common stock, Class B non-voting common stock, Class C restricted common stock and Class E special voting common stock outstanding as of June 3, 2014. The rights of the holders of Class A common stock, Class C restricted common stock and Class E special voting common stock are identical, except with respect to dividend and other distributions, vesting and conversion. Class A common stock, Class C restricted common stock and Class E special voting common stock are entitled to one vote per share on all matters voted on by our stockholders. The Class B common stock is non-voting common stock. Upon a transfer of Class B non-voting common stock and Class C restricted common stock, we will issue shares of Class A common stock to the transferee on a one-for-one basis. Class E special voting common stock underlies certain outstanding options. When each option is exercised and a share of Class A common stock is issued to the option holder in respect thereof, we will repurchase the underlying share of Class E special voting common stock.
The amounts and percentages owned are reported on the basis of the SEC’s rules governing the determination of beneficial ownership of securities. The SEC’s rules generally attribute beneficial ownership of securities to each person who possesses, either solely or shared with others, the voting power or investment power, which includes the power to dispose of those securities. The rules also treat as outstanding all shares of capital stock that a person would receive upon exercise of stock options or warrants held by that person that are immediately exercisable or exercisable within 60 days. These shares are deemed to be outstanding and to be beneficially owned by the person holding those options for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Under these rules, one or more persons may be a deemed beneficial owner of the same securities and a person may be deemed a beneficial owner of securities to which such person has no economic interest. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.
Information with respect to beneficial ownership has been furnished by each director, executive officer, or beneficial owner of more than 5% of the shares of a class of our voting common stock. Except as otherwise noted below, the address for each person listed on the table is c/o Booz Allen Hamilton Inc., 8283 Greensboro Drive, McLean, Virginia 22102.

		Shares Beneficially Owned		Combined Voting Power of Shares of All Classes of Common Stock Beneficially Owned
Name and Address	Class of Stock	Number of Shares	Percentage of Class	Total Percentage
Principal Stockholders
Explorer Coinvest LLC(1)	Class A	65,660,000	45.46%	43.84%
Shares Subject to Voting Proxy	Class A	7,198,576	4.98%
	Class B	525,370	100.00%
	Class C	914,101	100.00%
	Class E	4,419,184	100.00%
	Total(2)	13,057,231		8.37%
Baron Capital Group, Inc., and related entities and person(3)	Class A	7,622,455	5.28%
	Class B	—
	Class C	—
	Class E	—

	Total	7,622,455		5.09%
Michael Jones	Class A	571,640	*
	Class B	—	—
	Class C	58,660	6.42%
	Class E	56,307	1.29%
	Total	686,607		**
Christopher Kelly	Class A	196,322	*
	Class B	—	—
	Class C	67,450	7.38%
	Class E	71,794	1.65%
	Total	335,566		**
Patrick Peck	Class A	94,018	*
	Class B	—	—
	Class C	67,450	7.38%
	Class E	71,794	1.65%
	Total	233,262		**
Ghassan Salameh	Class A	59,879	*
	Class B	—	—
	Class C	99,170	10.85%
	Class E	2	*
	Total	159,051		**
Executive Officers and Directors
Ralph W. Shrader	Class A(4)(5)	1,704,723	1.18%
	Class B	—	—
	Class C	156,680	17.14%
	Class E	—	—
	Total	1,861,403		1.24%
Samuel R. Strickland	Class A(5)(6)	699,059	*
	Class B	—	—
	Class C	106,230	11.62%
	Class E	—	—
	Total	805,289		**
Joan Lordi C. Amble	Class A	7,204	*
	Class B	—	—
	Class C	—	—
	Class E	—	—
	Total	7,204		**
Peter Clare(10)	Class A	—	—
	Class B	—	—
	Class C	—	—
	Class E	—	—
	Total	—		—
Ian Fujiyama(10)	Class A	—	—
	Class B	—	—
	Class C	—	—
	Class E	—	—
	Total	—		—
Mark Gaumond	Class A	23,462	*
	Class B	—	—
	Class C	—	—
	Class E	—	—
	Total	23,462		**
Allan M. Holt(10)	Class A	—	—
	Class B	—	—
	Class C	—	—
	Class E	—	—
	Total	—		—
Arthur E. Johnson	Class A	24,463	*

	Class B	—	—
	Class C	—	—
	Class E	—	—
	Total	24,463		**
Joseph Logue	Class A(5)(7)	384,614	*
	Class B	—	—
	Class C	—	—
	Class E	46,927	1.07
	Total	431,541		**
John Mayer	Class A(5)(8)	481,274	*
	Class B	—	—
	Class C	61,330	6.71%
	Class E	7	*
	Total	542,611		**
Philip A. Odeen	Class A(11)	42,689	*
	Class B	—	—
	Class C	—	—
	Class E	—	—
	Total	42,689		**
Charles O. Rossotti	Class A(12)	400,192	*
	Class B	—	—
	Class C	—	—
	Class E	—	—
	Total	400,192		**
Hoaracio D. Rozanski	Class A(5)(9)	437,065	*
	Class B	—	—
	Class C	58,660	6.42
	Class E	56,307	1.29
	Total	552,032		**
Executive Officers and Directors as a Group (19 Persons)(4)(5)(13)	Class A	5,170,428	3.54%
	Class B	—	—
	Class C	391,920	42.87%
	Class E	183,950	4.51%
	Total	5,746,298		3.81%

*	Represents beneficial ownership of less than 1%.

**	Represents voting power of less than 1%.

(1)
Explorer Coinvest LLC is a U.S. entity that is owned by investment funds managed by The Carlyle Group. Explorer Manager, L.L.C. controls Explorer Coinvest LLC and is the non-member manager of Explorer Coinvest LLC. Twenty-two senior Carlyle professionals, each own equal, and collectively own the entire interests, in Explorer Manager, L.L.C. All members of the board of directors expressly disclaim beneficial ownership of the shares reported herein. The address for Explorer Coinvest LLC is 1001 Pennsylvania Avenue, NW, Washington, D.C. 20004.

(2)
Reflects shares of common stock over which Coinvest holds a voting proxy with respect to certain matters pursuant to irrevocable proxy and tag-along agreements between Carlyle and a number of other stockholders, including all of the executive officers.

(3)
Based on a Schedule 13G/A jointly filed with the SEC on February 14, 2014 by BAMCO, Inc., Baron Capital Group, Inc., Baron Capital Management, Inc. and Ronald Baron, (a) each of Baron Capital Group, Inc. and Ronald Baron had shared voting power over 6,782,455 shares and shared dispositive power over 7,662,455 shares, (b) BAMCO, Inc. had shared voting power over 6,488,283 shares and shared dispositive power over 7,328,283 shares and (c) Baron Capital Management, Inc. had shared voting power over 294,172 shares and shared dispositive power over 294,172 shares. The Schedule 13/G contained information as of December 31,

2013 and may not reflect current holdings of our common stock. The address of each reporting person is 767 Fifth Avenue, 49 Floor, New York, New York 10153.

(4)
Includes 199,551 shares that Dr. Shrader has the right to acquire through the exercise of options. Dr. Shrader shares investment power and voting power with his wife, Mrs. Janice W. Shrader, for 1,431,249 shares in the Ralph W. Shrader Revocable Trust.

(5)
Excludes shares of common stock owned by other parties to the amended and restated stockholders agreement, as amended, of which the executive officer may be deemed to share beneficial ownership. The executive officer disclaims beneficial ownership of such excluded shares. All shares owned by the executive officer are subject to an irrevocable proxy and tag-along agreement with Carlyle.

(6)
Includes 58,626 shares that Mr. Strickland has the right to acquire through the exercise of options and 276,998 shares held by the Samuel Strickland Revocable Trust. Mr. Strickland has sole investment power and voting power for the shares in the Samuel Strickland Revocable Trust.

(7)	Includes 267,922 shares that Mr. Logue has the right to acquire through the exercise of options.

(8)	Includes 245,813 shares that Mr. Mayer has the right to acquire through the exercise of options.

(9)	Includes 212,326 shares that Mr. Rozanski has the right to acquire through the exercise of options.

(10)
Does not include shares of common stock held by Explorer Coinvest LLC, which is controlled indirectly by senior employees of Carlyle. Messrs. Clare, Fujiyama, and Holt are directors of Booz Allen Holding and Managing Directors of Carlyle. Such persons disclaim beneficial ownership of the shares held by Explorer Coinvest LLC.

(11)	Includes 10,000 shares that Mr. Odeen has the right to acquire through the exercise of options.

(12)	Includes 10,000 shares that Mr. Rossotti has the right to acquire through the exercise of options.

(13)	Includes 1,433,594 shares that the directors and executive officers, in aggregate, have the right to acquire through the exercise of options.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Based on a review of reports filed by the Company’s directors, executive officers and beneficial holders of 10% or more of our outstanding shares, and upon representations from those persons, all reports required to be filed by the Company’s reporting persons during fiscal 2014 were filed on time with the exception of Horacio D. Rozanski, Karen M. Dahut, Joseph Logue and Elizabeth M. Thompson who each filed a Form 4 one day late with respect to reporting an option grant that occurred on May 23, 2013.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Policies and Procedures for Related Person Transactions
We adopted a written related person transactions policy pursuant to which related persons, namely our executive officers, directors and principal stockholders, and their immediate family members, are not permitted to enter into certain transactions, or materially modify or amend an ongoing transaction, with us, in which the amount involved exceeds $120,000, without the consent of our Audit Committee or any designated member of the Audit Committee. Any request for us to enter into or materially modify or amend certain such transactions is required to be presented to our Audit Committee for review, consideration and approval. All of our directors and executive officers are required to report to our Audit Committee any such related person transaction. In approving or rejecting the proposed transaction, our Audit Committee will take into account, among other factors it deems appropriate, whether the proposed related person transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the related person’s interest in the transaction and, if applicable, the impact on a director’s independence. Under the policy, if we should discover related person transactions that have not been approved, our Audit Committee will be notified and will determine the appropriate action, including ratification, rescission, or amendment of the transaction.
Related Person Transactions
Stockholders Agreement
In connection with the acquisition of Booz Allen Hamilton by Carlyle on July 31, 2008, Booz Allen Holding, Explorer Coinvest LLC, an entity controlled indirectly by senior employees of Carlyle, certain members of the management of Booz Allen Holding and certain other stockholders of Booz Allen Holding entered into the stockholders agreement. Effective November 16, 2010, the stockholders agreement was amended and restated and, on June 12, 2012, the amended and restated stockholders agreement was further amended. While our second amended and restated bylaws do not limit the Board from increasing the number of directors, under the amended and restated stockholders agreement, as amended, the number of directors on the Board of Booz Allen Holding was set at a minimum of six directors and may be increased, by action of the Board, to not more than twelve directors. The number of directors on the Board is currently set at ten. Subject to certain conditions and restrictions, a maximum of three of the nominees for election to our Board, who may be full-time employees of Carlyle, are to be designated by Coinvest, and a maximum of two members of the Board, who must be full-time employees of Booz Allen Hamilton, are to be designated by Booz Allen Holding’s Chief Executive Officer. Under the terms of the amended and restated stockholders agreement, as amended, Coinvest and our executive officers will be required to vote the voting shares over which they have voting control in favor of Coinvest’s and the Chief Executive Officer's designees. At such time as Coinvest ceases to own at least 40% of the economic interests in Booz Allen Holding represented by its issued and outstanding common stock, Coinvest and our executive officers will use commercially reasonable efforts to amend the Board representation provisions of the amended and restated stockholders agreement, as amended, consistent with the reduced ownership position of Coinvest at that time.
Under the terms of the amended and restated stockholders agreement, as amended, Coinvest may compel each executive officer who is a party to the amended and restated stockholders agreement, as amended, to sell a certain number of securities issued by Booz Allen Holding in the event that Coinvest proposes to transfer securities issued by Booz Allen Holding to a third party purchaser.
Under the amended and restated stockholders agreement, as amended, in the event of any sale of shares of Class B non-voting common stock or Class C restricted common stock pursuant to the exercise of bring-along rights by Carlyle, certain transfers following an initial public offering, or pursuant to the exercise of registration rights (discussed below), such shares will be converted into shares of Class A common stock.
Coinvest has registration rights under the amended and restated stockholders agreement, as amended, with respect to 65,660,000 shares of Class A common stock that it owned as of June 3, 2014 and, in certain circumstances, other stockholders of Booz Allen Holding who are a party to the amended and restated stockholders agreement, as amended, may have the right, subject to certain exceptions, to request that certain securities (including shares of Class A common stock held by such stockholders and shares of Class A common stock issuable upon exercise of options or upon conversion from Class B or Class C common stock) be registered. To the extent that Coinvest acquires shares of Class B or Class C common stock or options exercisable for shares of Class A common stock, it would have registration rights with respect to the shares of Class A common stock issuable upon conversion or exercise thereof. Booz Allen Holding has agreed to indemnify the stockholders that are a party to the amended and restated stockholders agreement, as amended, and their affiliates from liabilities resulting from the registration of securities of Booz Allen Holding pursuant to the amended and restated stockholders agreement, as amended.
Booz Allen Holding has certain repurchase rights under the amended and restated stockholders agreement, as amended, with respect to Class A, Class B, Class C and Class E common stock and options issued to a management stockholder under the Equity Incentive Plan for up to nine months after the occurrence of certain events specified in the amended and restated stockholders agreement, as amended. Similar repurchase rights exist for Class A, Class B, Class C and Class E common stock and options held by other stockholders of Booz Allen Holding that become an employee, consultant or independent contractor for certain competitors of Booz Allen Hamilton.
The amended and restated stockholders agreement, as amended, includes a waiver by management stockholders of certain rights to receive payments or other benefits that would constitute a “parachute payment” made in connection with a “change in ownership or control” of a corporation, within the meaning of Section 280G of the Internal Revenue Code of 1986, or the Code, as amended, which could reasonably be expected to result in the imposition of an excise tax on the management stockholder under Section 4999 of the Code or in the loss of any income tax deductions by Booz Allen Holding or the person making such payment under Section 280G of the Code. This waiver does not apply in certain circumstances, including at such time as Booz Allen Holding has publicly traded securities and where Booz Allen Holding obtains the requisite stockholder approval of such payments or the unaffiliated directors determine the waiver should not apply.
The amended and restated stockholders agreement, as amended, will terminate upon a sale or change of control of Booz Allen Holding or such time as more than 60% of its equity securities have been sold to the public.
Irrevocable Proxy and Tag-Along Agreements
In connection with the amendment and restatement of the stockholders agreement, Coinvest made a unilateral offer to each individual stockholder who was a party to the original stockholders agreement to grant such stockholder a new pro rata tag-along right on certain transfers by Coinvest to third-party purchasers. In exchange for this tag-along right, Coinvest has received an irrevocable proxy from each stockholder who entered into such agreement to vote such stockholders’ securities with respect to the election and removal of directors and to approve any company sale that has already been approved by the Board of Booz Allen Holding and the holders of a majority of our voting shares. This new tag-along right and proxy have been granted pursuant to separate irrevocable proxy and tag-along agreements entered into between Coinvest and each such individual stockholder and became effective on November 16, 2010. These arrangements will terminate at such time as Coinvest ceases to own at least 25% of the economic interests in Booz Allen Holding represented by its issued and outstanding common stock or such time as more than 60% of its equity securities have been sold to the public.
The Management Agreement and Indemnification Agreements
On July 31, 2008, Booz Allen Holding and Booz Allen Hamilton entered into a management agreement with TC Group V US, L.L.C., a company affiliated with Carlyle, or TC Group. On June 7, 2012, TC Group assigned all of its right, title and interest in, and obligations under, the management agreement to Carlyle Investment Management L.L.C., or Carlyle Investment Management. Pursuant to the management agreement, Carlyle Investment Management, as the assignee of TC Group, provides Booz Allen Holding and its subsidiaries, including Booz Allen Hamilton, with advisory, consulting and other services. Booz Allen Holding pays Carlyle Investment Management an aggregate annual fee of $1.0 million for such services, plus expenses. Furthermore, in consideration for any additional investment banking services provided by Carlyle Investment Management and other services other than advisory and consulting services described above, Carlyle Investment Management is entitled to receive additional reasonable compensation as agreed by the parties.
The management agreement also provides that Booz Allen Hamilton will indemnify Carlyle Investment Management and its officers, employees, agents, representatives, members and affiliates against certain liabilities relating to or arising out of the performance of the management agreement and certain other claims and liabilities. We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements provide the directors and our executive officers with contractual rights to the indemnification and expense advancement rights provided under our second amended and restated bylaws, as well as contractual rights to additional indemnification as provided in the indemnification agreements.
We believe that the management and indemnification agreements are, in form and substance, substantially similar to those commonly entered into in transactions of like size and complexity sponsored by private equity firms. We further believe that the fees incurred by us under the management agreement are customary and within the range charged by similarly situated sponsors. In addition, from time to time and in the ordinary course of business and at arms-length, we engage other Carlyle portfolio companies as subcontractors or service providers and they engage us as subcontractors or service providers. The cost and revenue associated with these related party transactions were approximately $368 thousand and $444 thousand, respectively, for fiscal 2014.
The Acquisition
In connection with the acquisition of Booz Allen Hamilton by Carlyle, our current and former executive officers (or their related family trusts) received a combination of current and deferred cash consideration as well as stock and options in Booz Allen Holding. Of the overall cash consideration, $158.0 million was structured as an interest in the deferred payment obligation and $80.0 million was deposited into escrow to fund certain purchase price adjustments, future indemnification claims under the merger agreement and for certain other adjustments. The remainder of the cash consideration was paid on the closing date as part of the acquisition. The current and former executive officers (or their related family trusts) receive their pro rata share of any payments of the deferred payment obligation and any releases of funds held in escrow to selling stockholders.
As of March 31, 2014, there was approximately $81.3 million of the deferred payment obligation outstanding, which includes accrued interest of $1.3 million, with approximately $38.6 million of indemnified pre-acquisition claims outstanding against the deferred payment obligation that may offset the future amount paid back to selling stockholders should such claims settle unfavorably. The ultimate value of our current and former executive officers’ (or their related family trusts’) interests in the deferred payment obligation will not be known until all such claims are resolved.

Other Relationships
Bryan E. Shrader, a principal at the Company, is the son of Dr. Ralph Shrader, our Chairman of the Board and Chief Executive Officer. He earned a base salary and bonus of $280,000 and retirement contributions of $28,789 in fiscal 2014. He also participates in the Company’s other benefit programs on the same basis as other employees at the same level. Mr. Shrader continues to be employed by us during fiscal 2015 under similar terms.
Cameron A. Mayer, a senior associate at the Company, is the son of Mr. John Mayer, an Executive Vice President of the Company. He earned a base salary and bonus of $209,802 and retirement contributions of $22,221 in fiscal 2014. Mr. Mayer also participates in the Company’s other benefit programs on the same basis as other employees at the same level. Mr. Mayer continues to be employed by us during fiscal 2015 under similar terms.
Albert L. Iannitto, an associate at the Company, is the brother-in-law of Mr. Joseph Logue, an Executive Vice President of the Company. He earned a base salary of $118,065 and retirement contributions of $9,796 in fiscal 2014. Mr. Iannitto also participates in the Company’s other benefit programs on the same basis as other employees at the same level. Mr. Iannitto continues to be employed by us during fiscal 2015 under similar terms.
Jennifer M. Piper, a lead associate at the Company, is the daughter of Mr. John M. McConnell, our Vice Chairman and an Executive Vice President of the Company. She earned a base salary of $112,402 and retirement contributions of $9,077 in fiscal 2013. Ms. Piper also participates in the Company’s other benefit programs on the same basis as other employees at the same level. Ms. Piper continues to be employed by us during fiscal 2015 under similar terms.
During fiscal 2014, we recorded expenses of $460,080 for the hiring and use of an aircraft solely for business purposes by a company of which our Chairman of the Board and Chief Executive Officer, Dr. Shrader, is the sole owner. The payments we made to the affiliate of Dr. Shrader for such use were based on the market rate charged to third parties for use of the aircraft. In addition, we recorded expenses of $16,974 in fiscal 2014 for technical consulting services incurred by such affiliate in connection with the operation of the aircraft and paid by the Company.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis provides a detailed description of our executive compensation philosophy and programs, the compensation decisions the Compensation Committee has made under those programs and the factors considered in making those decisions. The following discussion of compensation arrangements of our named executive officers for fiscal 2014 should be read together with the compensation tables and related disclosures set forth below. Although this Compensation Discussion and Analysis focuses on our named executive officers for fiscal 2014, the structure of our compensation programs is consistent for all Executive and Senior Vice Presidents.
Our named executive officers for fiscal 2014 were:

Title
Dr. Ralph W. Shrader	Chairman and Chief Executive Officer
Horacio D. Rozanski	President and Chief Operating Officer
Samuel R. Strickland	Executive Vice President, Chief Financial Officer and Chief Administrative Officer
Joseph Logue	Executive Vice President
John D. Mayer	Executive Vice President

Compensation Philosophy
Our executive compensation programs are based on the core belief that:

•	Transparency and collaboration increase overall performance.

•	Executive performance must be measured over both a short- and long-term horizon in order to maximize stockholder value creation.

•	Although we are a corporation, we use a partnership-style culture and compensation model which fosters internal collaboration through a single profit center and a firm-wide compensation pool.

The compensation of our named executive officers is performance-based and centered around a single profit center and firm-wide compensation pool. As further described below, each of our executives (including the named executive officers), which we define to include our Executive Vice Presidents and Senior Vice Presidents, were assigned to a cohort level (plus a separate and distinct level for our Chief Executive Officer), and all executives within each level are provided the same number of “points” and, generally, receive the same compensation. The separate level for our Chief Executive Officer is assigned 10% more points than executives in the highest cohort level, recognizing the Chief Executive Officer's unique role. We periodically undertake an evaluation of all of our executives, who are then assigned to a cohort level based on a review of each of their roles, responsibilities, competencies, and performance. From time to time, we may also pay additional amounts to one or more executives to recognize special roles or responsibilities. This distinctive system allows us to motivate our executives to act in the best interests of the Company through an emphasis on client service and by encouraging the rapid and efficient allocation of our people across markets, clients and opportunities.

Utilizing this philosophy, our executive compensation program has been designed to:

•	Attract, motivate and retain executives of outstanding ability to meet and exceed the demands of our clients;

•	Focus on optimizing stockholder value and fostering an ownership culture; and

•	Create appropriate firm-level rewards and penalties for exceeding or falling short of performance targets.

Setting Executive Compensation

Our compensation program allows us to attract and retain top tier talent and provide significant incentives for exceeding our performance targets, while also providing significant penalties for under-performance. The Chief Executive Officer, President and Chief Operating Officer, Chief Financial Officer, and Chief Personnel Officer together recommend the target compensation for each level by reviewing historical compensation and considering factors such as projected financial performance, growth, and market conditions for the coming fiscal year. The recommendation is then reviewed with the Company's Executive Management Committee. The result is the dollar value per point multiplied by the number of points assigned to each executive to determine target compensation. Based upon their collective experience and reasoned business judgment, our Compensation Committee considers the recommendation from management and approves the final targeted monetary value per point.

Benchmarking Compensation

We use relevant quantitative and qualitative measures to evaluate compensation for the fiscal year based on overall performance objectives and broad market parameters to include:
•Peer Market Analysis (from proxy statements of peer companies); and

•	Technical Industry Market Survey Analysis (cross industry surveys for companies of similar size).

Our management consults with Mercer HR Consulting, which provides peer group analysis of market position and executive compensation design. For fiscal 2014, peer comparisons were performed against five companies which were selected based on similarities to the Company in size and/or industry as well as operational similarities. The selected companies were Accenture, ICF International, Leidos Holdings, Inc., ManTech International, and CACI International. In addition, management obtains market analysis and executive compensation survey data from nationally recognized survey providers, including Mercer U.S. Long Term Incentive and Equity Compensation Survey, Towers Watson Top Management Survey, and Towers Watson Professional Services Executive Survey. Salary, cash incentive compensation, and long-term stock incentives are considered in these analyses; however, we do not use survey data to set compensation; instead, we use it to confirm that our compensation is within a competitive range.
Compensation Elements

Our executive compensation consists of the following components, which are designed to provide a mix of fixed and at-risk compensation that is heavily tied to the achievement of our short and long-term financial goals and designed to promote a long-term career with the Company:

Element	Objective
Base Draw	Reflects the requirements of the marketplace to attract and keep our executive talent
Annual Incentives	Rewards our executives for performance against key operational and financial targets
Long Term Equity Incentives	Rewards our executives for growing our Company over the long term and aligns their interests with our stockholders
Benefits	Provides for the health and welfare of our executives
Retirement Benefits	Promotes long term commitment of our executives to the Company and builds financial security

A substantial amount of each executive's total annual compensation opportunity, including base draw and annual incentives, is at-risk and is directly tied to our annual financial performance. Our Chief Executive Officer and each of the other named executive officers' target annual compensation mix is approximately 60% base draw and approximately 40% annual incentives with both compensation elements tied to our performance. Other than as required by applicable federal, state and local labor law requirements, 100% is at risk based on annual performance targets and is delivered in a mix of cash and restricted stock as described below.
Base Draw

Our executives receive a monthly base draw payment, which is comparable to salary. In the event that annual Company performance is significantly below expectations, the base draw paid to each executive is at risk and any excess draw payments could be required to be returned, subject to the limitations established by applicable federal, state and local labor law requirements. For fiscal 2014, base draw was set at $2,500 per point and paid monthly. The base draw payout per point has remained constant for the past 7 years, and is expected to remain the same for fiscal 2015. For fiscal 2014, each of our named executive officers earned the base draw set forth in the “Salary” column of the Summary Compensation Table.

Annual Incentive

The annual incentive portion of our executives' compensation is provided through our annual bonus program, which is delivered in cash and restricted stock, based on achievement of the Company's performance target metric with upward or downward adjustments for exceeding or falling below the targets. The performance target metric is set at or near the beginning of each fiscal year. For fiscal 2014, the annual incentive is based on actual Bonus EBITDA as compared to the target Bonus EBITDA. Payment of the annual incentive payments at target levels would generally occur when actual Bonus EBITDA is equal to the target Bonus EBITDA. A portion of any variance between target and actual Bonus EBITDA is reflected as an adjustment to the pool of funds available for the annual incentive payment, or the bonus pool. The amount of the adjustment is determined by the Compensation Committee in its sole discretion. A positive variance between the target and actual Bonus EBITDA would generally result in an increase in the bonus pool and a negative variance would generally result in a decrease in the bonus pool.

Bonus EBITDA is defined as our consolidated earnings before subtracting interest, taxes, depreciation, amortization, stock-option based and other equity-based compensation expenses, management, transaction and similar fees paid to the principal stockholders or their affiliates, as reflected on our audited consolidated financial statements for such fiscal year, and adjusting for certain extraordinary and non-recurring items as determined by the Compensation Committee. We base the annual incentive portion of our executives' compensation on Bonus EBITDA because we believe it is a direct reflection of the cash flow and operating profitability of our business and represents the element of our performance that executives can most directly impact through their management of the business.

Our Compensation Committee reviews the Bonus EBITDA result and approves any adjustments to the plan bonus pool based on year end operating results. The final bonus pool as approved by our Compensation Committee is distributed to our executives on a consistent per point basis.

FY14 Target Bonus EBITDA	$ 553.0 million
FY14 Actual Bonus EBITDA	$549.8 million

The target bonus pool for the achievement of fiscal year 2014 target Bonus EBITDA was $30.1 million. Based upon the actual results, the Compensation Committee approved a bonus pool of $30.45 million. The Compensation Committee approved a slight increase to the bonus pool notwithstanding actual results being less than one percent under target, given the relatively strong performance of the Company, which exceeded that of many others in the U.S. Government services industry, in the face of substantial challenges in the U.S. Government contracting environment.
In approving a $30.45 million bonus pool, the Compensation Committee took into consideration the difficult competitive and economic environment the Company faced last year, including the October 2013 U.S. Government shutdown during which the Company maintained all of its staff, thereby generating employee goodwill, and the unprecedented weather-related closures in the fourth quarter. Despite these challenges, the Company still increased net income and EBITDA as compared to the prior fiscal year by increasing the productivity of consulting staff and aggressively managing costs, while continuing to make strategic and tactical investments necessary for the long term health of the business.

Annual Incentive - Cash Component

The cash component of the annual incentive is the same for each executive within the same level. For the named executive officers, 55% of the annual incentive is provided in cash with the remainder delivered in restricted stock as described below. Executives who announce their retirement, which shall occur before the end of the calendar year, or whose expected termination is known before the issuance of the equity portion of the annual bonus and under circumstances that entitle them to a full or pro-rated bonus will be paid their annual bonus entirely in cash.

As explained below in the Defined Contribution Retirement Plan and Other Retirement Benefits section, as part of the annual bonus program we have developed a "supplemental bonus" to transition the prior Excess ECAP plan. The amount of the supplemental bonus is tied to Company performance and will vary based on total compensation per point.

Annual Incentive - Equity Component

The equity component of the annual incentive award is granted in restricted stock and vests ratably over three years, subject to certain exceptions. The equity portion is intended to enable executives to own meaningful amounts of our stock.

For the named executive officers, 45% of the annual incentive is delivered in the form of restricted stock. The Company determines the number of shares of restricted stock to be granted to each executive by multiplying the total annual bonus amount by 45% and then applying a 20% premium to reflect the decreased liquidity and increased risk associated with the restricted stock. The resulting amount is divided by the fair market value of our stock on the date of grant to determine the number of shares granted.

Beginning in fiscal year 2015, the equity component of the annual incentive will be granted in restricted stock units instead of restricted stock. The restricted stock units are substantially similar to restricted stock with the actual shares being delivered at settlement as opposed to grant. Based on a review of our peer group and other public companies, restricted stock units are more common than restricted stock awards.

Annual Incentive - Fiscal 2014 Payments

The cash payments received by each of our named executive officers for fiscal 2014 is reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. The equity grants for fiscal 2013 performance granted in fiscal 2014 are reflected in this year's “Stock Awards” column of the Summary Compensation Table. The equity grants for fiscal 2014 performance granted in fiscal 2015 will be reflected in next year's “Stock Awards” column of the Summary Compensation Table. Total payments for fiscal 2014 for each of our named executive officers under the annual bonus program are reflected below:

Name	Total Annual Incentive [1] ($)	Amount Paid in Cash [1] ($)	Amount to be Delivered in Restricted Stock Units [2] ($)
Dr. Ralph W. Shrader	1,281,375	779,175	502,200
Horacio D. Rozanski	1,155,229	701,629	453,600
Samuel R. Strickland [3]	840,000	840,000	—
Joseph Logue	1,155,229	701,629	453,600
John D. Mayer	889,891	533,491	356,400

(1)	Includes supplemental cash bonus payment.

(2)	Includes 20% premium.

(3)	Mr. Strickland retires on June 30, 2014 and his annual incentive was paid entirely in cash.

Certain of our named executive officers will be eligible to receive special cash bonuses for fiscal 2015 as described below under "Employment Agreements."

Long Term Incentives

We believe that our executives should hold meaningful amounts of equity to align their interests to those of our stockholders, and, accordingly, long-term equity compensation is an important component of our compensation program. Our long-term incentive program consists of awards of stock options to our executives under the Equity Incentive Plan. We believe stock options further our objective of aligning the interests of our executives with those of our stockholders by providing our executives with a continuing stake in our long-term success and by rewarding them based on the future growth in our equity value. We award stock options only upon hire of an executive and/or upon promotion, so that each executive within the same level would receive the same award value of options and total compensation. We do not grant stock options on an annual basis. Messrs. Rozanski and Logue received a grant of options, as reflected in the Grants of Plan Based Awards table below, upon each their promotion to a higher cohort.

For options granted on or after February 23, 2012, the vesting of stock options is time-based over 5 years. For options granted before February 23, 2012, the terms of the options granted to our named executive officers under the Equity Incentive Plan were negotiated between members of management and Carlyle at the time Carlyle acquired a majority equity interest in our company. A portion of the options vest based on continued service and the remainder vest based on achievement of EBITDA and cumulative cash flow performance goals.

The EBITDA target for option vesting for fiscal 2013 was $413.8 million, with the annual target level increasing by 12% each year thereafter. The annual cash-flow target for fiscal 2013 before adjustment was $267.6 million, with future annual targets increasing by approximately 12% per year, and subject to upward or downward adjustments for changes in net revenue growth.

For purposes of the options, “EBITDA” is calculated in the same manner as Bonus EBITDA under the annual performance bonus program; and “cash flow” means (i) EBITDA for a fiscal year less (ii) the increase in adjusted working capital (accounts receivable (net) less accounts payable, less other accrued expenses) in the fiscal year (which may be a positive or a negative number) less (iii) any overruns in the annual budget for capital expenditures in the financial plan approved by the Board for that fiscal year.

Certain of our named executive officers received special restricted stock grants in fiscal 2015 as described below under "Employment Agreements."
Benefits and Perquisites

Our employees are eligible to participate in a full complement of benefit plans. Our executives also participate in enhanced medical and dental plans, life insurance, AD&D and personal liability coverage at the Company's expense. Our executives receive perquisites including initiation fees for club memberships and reasonable dues on an annual basis, up to $15,000 per year for financial counseling, up to $7,500 every three years to update an estate plan, up to $3,000 for preparation of estate plans following relocation to a new tax jurisdiction and a one-time reimbursement of up to $5,000 for retirement financial planning. We believe that our executive benefits and perquisite programs are reasonable and necessary to sustain a fully competitive executive compensation program. For more detail on the perquisites that our named executive officers receive, see footnote 6 to the Summary Compensation Table below.
Other Payments

Some of our executives received options in 2008 pursuant to our Officers' Rollover Stock Plan to replace compensatory stock options previously granted by our predecessor. Holders of these options received dividend equivalent rights in connection with the payment of certain special dividends. The dividend equivalent rights entitle the executive to receive a cash payment on the option's fixed exercise date. The amount of the cash payment is based on the difference between adjustments made to the option exercise price in connection with the special dividends and the amount of the special dividends. The amount of the dividend equivalent payment credited for the two special dividends declared in fiscal 2013 is included in the Non-Qualified Deferred Compensation Table below.

In connection with the payment of the two $1.00 special dividends in fiscal 2014, holders of certain options granted pursuant to our Equity Incentive Plan received dividend equivalent rights that entitle the executive to receive, on the option's fixed vesting date, a cash payment based on the amount of the special dividend, subject to vesting of the related option. The amount of the dividend equivalent payment credited for the two special dividends declared in fiscal 2014 is included in the “All Other Compensation” column of the Summary Compensation Table below.
Defined Contribution Retirement Plan and Other Retirement Benefits

We provide retirement benefits to our executives (including our named executive officers) in order to help them build financial security for retirement, while allowing them to direct the investment of their retirement savings as they choose.

Employees’ Capital Accumulation Plan

All employees, including our named executive officers, were automatically eligible to participate in the tax-qualified Employees' Capital Accumulation Plan, or ECAP. We funded contributions to ECAP annually for each of our named executive officers. Effective April 1, 2014, ECAP transitioned from a discretionary contribution plan to an annual 401(k) matching program. All employees, including our named executive officers, will be eligible for an annual matching contribution of up to 6% of their eligible annual income as determined by the Internal Revenue Code. Each executive is also eligible to receive a payment that is equivalent to the annual tax-deferred contribution he or she is permitted to make to ECAP under the Internal Revenue Code. Executives may elect to have these funds deposited into a pre-tax or Roth 401(k), or the executive may simply receive the funds as a cash payment and taxed accordingly.

Our executives also historically received a supplemental cash payment equal to a percentage of eligible compensation in excess of the annual compensation limit of the Internal Revenue Code, plus an additional 23% investment incentive, which was intended to supplement the retirement plan contribution. In order to further tie the compensation of our executives to the performance of the Company, this supplemental cash payment, or Excess ECAP, was replaced last year with a separate bonus plan to deliver additional cash in connection with the annual incentive bonus which is dependent upon overall Company performance. The final Excess ECAP payment occurred in June 2013.

Additional Retirement Benefits

We provide additional retirement benefits to our executives (including our named executive officers) in order to provide them with additional security in retirement and promote a long-term career with our company. Our executives participate in the Officers' Retirement Plan, under which the executive may retire with full benefits after a minimum of either (x) age 60 with five years of service as an executive or (y) age 50 with ten years of service as an executive. An eligible executive who retires and does not receive severance benefits is entitled to receive a single lump sum retirement payment equal to $10,000 for each year of service as an executive, pro-rated as appropriate, and an annual allowance of $4,000 for financial counseling and tax preparation assistance. Our retirees are also eligible to receive comprehensive coverage for medical, pharmacy and dental health care. The premiums for this health care coverage are paid by the Company.
Employment Agreements

Historically, we have not entered into employment agreements with our executive officers. However, in January 2014, the Compensation Committee determined that it was appropriate to enter into employment agreements, effective April 1, 2014, with certain of our senior level executives, including Messrs. Rozanski and Logue to reflect recent leadership changes, to align their compensation to the market for similarly situated executives and to ensure retention of these critical leaders.

Under the employment agreements, each of Messrs. Rozanski and Logue will be entitled to receive a special cash bonus for fiscal 2015 in the amount of $525,000 and $425,000, respectively (such amount, the “Special Cash Bonus”). The payment of the Special Cash Bonus is subject to the continued employment of each executive through March 31, 2015, compliance with the terms of the employment agreements, and the Company generating more than $1.00 of net income. Each of Messrs. Rozanski and Logue also received a special grant of restricted common stock of 268,818 shares. The restricted stock will vest 33% on March 31, 2016, 34% on March 31, 2017, and 33% on March 31, 2018, subject to the executive’s continued employment through such dates.

The employment agreements provide for base salary and annual incentives that are consistent with that currently provided to the executives (and described above). Each executive officer will be eligible to participate in the employee benefit and executive perquisite programs of the Company on the same terms as similarly situated executive officers of the Company. Payments upon termination of employment will be governed by the Company’s severance, transition, retirement, disability or other policies, as applicable, as in effect from time to time, and subject the terms and conditions of such policies. The officer is required to provide the Company with not less than 90 days’ notice of termination of employment for any reason other than death or disability (or such longer notice period as is provided in the relevant officer policy). In addition, each executive agreed to be bound by perpetual confidentiality provisions and non-compete and non-solicit covenants while employed with us and for one year following termination of employment.

Frequency of Advisory Vote to Approve Executive Compensation

At the 2011 Annual Meeting of Stockholders, over 99% of the votes cast were in favor of our executive compensation structure and the stockholders elected to hold future votes on a three year cycle. There is an advisory vote scheduled for this Annual Meeting of Stockholders.

Executive Holding Requirements

Equity holding requirements for all of our executives are in place to further align their interests to those of our stockholders. Until an executive has satisfied the holding requirements set forth below, the executive can not sell any equity granted as equity compensation by the firm. The applicable multiples for our named executive officers are set forth in the following table:

Named Executive Officers:	Ownership Guideline:
Chief Executive Officer	5x base draw
Other Named Executive Officers	3x base draw

In calculating an executive's ownership, Class A Common Stock, Class B Non-Voting Common Stock, and Class C Restricted Stock, vested in-the-money stock options and vested and unvested restricted stock issued under the Equity Incentive Plan, and all stock options issued under the Officers' Rollover Stock Plan will be considered owned by the executive.
Risk Assessment

We conducted an internal risk assessment of our compensation programs. Based on our approach of compensating our executives to foster the financial success of the Company as a whole and other elements of our compensation system, our Company's Executive Management Committee and the Compensation Committee of the Board, with the information from our internal review, concluded that our executive compensation program does not encourage undue risk-taking.
Government Limitations on Reimbursement of Compensation Costs

As a government contractor, we are subject to applicable federal statutes and the Federal Acquisition Regulation, or the FAR, both of which govern the reimbursement of costs by our government clients. FAR 31.205-6(p) limits the allowability of senior executive compensation to a benchmark compensation cap established each year by the Administrator of the Office of Federal Procurement Policy under Section 39 of the Office of Federal Procurement Policy Act (41 U.S.C. 435). The benchmark cap applies to the five most highly compensated employees in management positions. When comparing senior executive compensation to the benchmark cap, all wages, salary, bonuses and deferred compensation, if any, for the year, as recorded in our books and records, must be included. The current benchmark compensation cap, effective after January 1, 2012 and as published in the Federal Register, is $952,308. Any amounts over the cap are considered unallowable and are therefore not recoverable under our government contracts. The FAR also limits the allowability of reimbursement for non-senior executive compensation. On December 31, 2011 the National Defense Authorization Act for Fiscal Year 2012 (NDAA or Act) was enacted. The Act extends the current executive compensation cap on the five most highly compensated executives to cover all employees of Department of Defense (DoD) contractors. The FAR was amended on June 26, 2013 to impose this limitation on all contracts awarded by DoD, NASA, or the Coast Guard. On December 26, 2013, the Bipartisan Budget Act was enacted. This Act reduced the current executive compensation cap on the five most highly compensated executives to $487,000 and extended to cover all employees of federal contractors.  To date, the FAR has not been amended to impose this limitation.
Policy on Recovering Bonuses in the Event of a Restatement

We have included provisions in our Annual Incentive Plan and our Equity Incentive Plan that provide us with the ability to impose the forfeiture of bonuses and equity compensation and the recovery of certain bonus amounts and gains from equity compensation awarded under those plans in the event of an accounting restatement due to material non-compliance with any financial reporting requirements under the securities laws with respect to individuals who engage in misconduct or gross negligence that results in a restatement of our financial statements, individuals subjected to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, and, to the extent that, based on erroneous data, any award or payment is in excess of what would have been paid under the accounting restatement during the three-year period preceding the date on which a financial restatement is required, current or former executives, or as otherwise required under applicable laws or regulations. In addition, if an individual engages in certain other misconduct, we have the discretion to suspend vesting of all or a portion of any award and/or require the forfeiture or disgorgement to us of any equity award (including gains on the sale of the stock, if any) that vested, was paid or settled in the twelve months prior to or any time after the individual engaged in such misconduct.

Certain Change in Control Provisions

Options granted under our Equity Incentive Plan prior to our initial public offering contain provisions that accelerate vesting in connection with certain change in control events. Under the Equity Incentive Plan, “change in control” is generally defined as the acquisition by any person (other than Carlyle) of 50% or more of the combined voting power of our company's then outstanding voting securities, the merger of our company if its stockholders immediately prior to the merger together with Carlyle do not own more than 50% of the combined voting power of the merged entity, the liquidation or dissolution of our company (other than in a bankruptcy proceeding or for the purposes of effecting a corporate restructuring or reorganization) or the sale of all or substantially all the assets of our company to non-affiliates. Vesting of options granted under our Equity Incentive Plan prior to our initial public offering is accelerated only as a result of events that result in liquidity to Carlyle. These provisions were negotiated at the time of Carlyle's investment in our company and are designed to motivate management to assist our principal stockholders in achieving a favorable return on their investment in our company.

Options granted under the Officers' Rollover Stock Plan vest upon a change in control.

For options granted after our initial public offering, in the event of a change in control, unless the plan administrator determines otherwise, all time-vesting awards under the Equity Incentive Plan will fully vest and a pro-rated portion of outstanding performance-vesting awards will vest based on the performance achieved as of the change in control.

In addition, if during the five year period after a change in control our executives' retiree medical plan is terminated or modified in a manner that is materially adverse to our executives, our executives, including our named executive officers, will be guaranteed their existing benefits under the plan through the fifth anniversary of the change in control and receive at the end of the five-year period a cash payment equal to the excess of the actuarial cost of the executive's benefits under the plan that would be accrued on the company's financial statements on the fifth anniversary of the change in control in the absence of the termination or modification over the amount that is accrued on our financial statements on the fifth anniversary of the change in control giving effect to the termination or modification (but excluding the accrual on the payment itself).
Policies on Timing of Equity Grants

It is our policy not to time the granting of equity awards in relation to the release of material, non-public information. Accordingly, regularly scheduled awards are permitted to be granted at times when there is material non-public information. We expect that we will generally grant awards to new hires and promotion awards effective at the time of the next scheduled Compensation Committee or Board of Directors meeting, and annual awards in June. In addition, it is our policy not to grant equity awards with effect from, or with an exercise price based on market conditions as they existed on, any date prior to the date on which the party in which granting authority is vested (typically our Compensation Committee or our Board of Directors) takes formal action to grant them.
Effect of Accounting and Tax Treatment on Compensation Decisions

Section 162(m) of the Internal Revenue Code imposes a limit on the amount of compensation that we may deduct in any one year with respect to certain “covered employees,” unless certain specific and detailed criteria are satisfied. Performance-based compensation, as defined in the Internal Revenue Code, is fully deductible if the programs are approved by stockholders and meet other requirements. As described above, all of our short-term non-equity incentive compensation is determined based upon the achievement of certain predetermined financial performance goals and follow criteria that generally permit us to deduct such amounts without being subject to limits under Section 162(m). Pursuant to applicable Treasury regulations, Section 162(m) does not apply to compensation paid or stock options or restricted stock granted under the compensation agreements and plans described in our initial public offering prospectus during the reliance transition period ending on the earlier of the date the agreement or plan is materially modified or the first stockholders meeting at which directors are elected during 2014. While we will continue to monitor our compensation programs in light of Section 162(m) and seek to pay deductible compensation whenever possible consistent with our overall compensation philosophy, our Compensation Committee considers it important to retain the flexibility to design compensation programs that are in the best long-term interests of our company and our stockholders, particularly as we continue our transition from a private to a public company. As a result, we have not adopted a policy requiring that all compensation be deductible and our Compensation Committee may conclude that paying compensation at levels that are subject to limits under Section 162(m) is nevertheless in the best interests of our company and our stockholders.

Other provisions of the Internal Revenue Code can also affect compensation decisions. Section 409A of the Internal Revenue Code, which governs the form and timing of payment of deferred compensation, imposes sanctions, including a 20% penalty and an interest penalty, on a recipient of deferred compensation that does not comply with Section 409A. Our Compensation Committee takes into account the potential implications of Section 409A in determining the form and timing of compensation awarded to our executives and strives to structure its nonqualified deferred compensation plans to meet these requirements.

Section 280G of the Internal Revenue Code disallows a company's tax deduction for payments received by certain individuals in connection with a change in control to the extent that the payments exceed an amount approximately three times their average annual compensation and Section 4999 of the Internal Revenue Code imposes a 20% excise tax on those payments. As described above, options and restricted stock awarded under our Officers' Rollover Stock Plan and options granted under our Equity Incentive Plan have or will contain provisions that accelerate vesting of all or a portion of the awards in connection with a change in control. To the extent that payments upon a change in control are classified as excess parachute payments, our company's tax deduction would be disallowed under Section 280G.

Compensation Tables and Disclosures

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year [1]	Salary	Bonus[2]	Stock Awards [3]	Option Awards	Non-Equity Incentive Plan Compensation [4]	Change in Pension Value and Nonqualified Deferred Compensation Earnings [5]	All Other Compensation [7]	Total
		($)	($)	($)	($)	($)	($)	($)	($)
Dr. Ralph W. Shrader Chairman and Chief Executive Officer	2014	1,162,500	94,570	601,122	—	684,605	10,000	702,134	3,254,931
	2013	1,162,500	—	431,385	—	612,266	10,000	1,579,196	3,795,347
	2012	1,162,500	—	376,887	—	439,379	10,000	531,936	2,520,702
Horacio D. Rozanski [6] President and Chief Operating Officer	2014	1,050,000	85,275	426,600	211,500	616,354	13,807	718,163	3,121,699
	—	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—	—
Samuel R. Strickland EVP, Chief Financial Officer and Chief Administrative Officer	2014	1,050,000	141,975	542,948	—	937,654	10,000	379,153	3,061,730
	2013	1,050,000	—	389,640	—	553,014	10,000	1,981,871	3,984,525
	2012	1,050,000	—	340,425	—	396,858	10,100	444,808	2,242,191
Joseph Logue [6] Executive Vice President	2014	1,050,000	85,275	426,600	211,500	616,354	14,729	835,360	3,239,818
	—	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—	—
John D. Mayer [6] Executive Vice President	2014	825,000	65,816	426,600	—	467,675	10,000	802,881	2,597,972
	2013	825,000	—	306,135	—	434,511	10,000	1,899,956	3,475,602
	2012	825,000	—	267,463	—	311,817	10,000	390,119	1,804,399

(1)	Each year is a reflection of our fiscal year which runs from April 1 to March 31. For example, 2014 reflects fiscal 2014 - April 1, 2013 to March 31, 2014.

(2)
This column represents the cash portion of the annual bonus paid in excess of the bonus paid under our annual performance bonus program based on Bonus EBITDA as described in "Compensation Discuss and Analysis -- Compensation Elements -- Annual Incentive."

(3)
This column represents the grant date value of restricted stock granted on July 1, 2013 as part of FY13 annual incentive. See “Compensation Discussion and Analysis -- Compensation Elements -- Annual Incentive.” The aggregate fair value of the awards was computed in accordance with FASB ASC Topic 718 using the valuation methodology and assumptions set forth in Note 17 to our financial statements for the fiscal year ended March 31, 2014, which are incorporated by reference herein, modified to exclude any forfeiture assumptions related to service-based vesting conditions. The amounts in this column do not reflect the value, if any, that ultimately may be realized by the executive.

(4)
This column reflects the cash portion of the annual bonus and supplemental bonus under our annual performance bonus program, which provides awards based on the achievement of corporate performance objectives. The portion of the award paid in cash is reported in the Summary Compensation Table with respect to the year in which the bonus is earned. The portion of the award paid in restricted stock is reported in the Summary Compensation Table with respect to the year in which the restricted stock is granted (which occurs in the following fiscal year). The annual performance bonus program is described more fully at “Compensation Discussion and Analysis - Annual Incentive.”

(5)	This column reflects the change in value of the cash retirement benefit accrued under the Officers' Retirement Plan for each of our named executive officers.

(6)	Messrs. Rozanski and Logue were not designated as named executive officers prior to 2014. Mr. Mayer was designated as a named executive officer in 2011 and 2013, but not in 2012.

(7)
The table below describes the elements included in All Other Compensation. The amounts reported in this column for years 2012 and 2013 have been updated from what was previously reported to reflect a reallocation among the reported fiscal years of a portion of the Company Non-Qualified Retirement Contribution. This change is based on reporting these contributions in the year of approval as opposed to the year of payment.

OTHER COMPENSATION TABLE
Name	Dividend Equivalents on Vested Stock Options [a]	Club Memberships	Financial Counseling	Qualified Company Contributions to 401(k)	Company Non- Qualified Retirement Contributions to Employees [b]	Executive Medical Plan Contributions	Tax Gross-Up [c]	Life Insurance	Other [d]	Total
	($)	($)	($)	($)	($)	($)	($)	($)	($)	($)
Dr. Ralph W. Shrader	280,000	11,556	15,000	38,769	273,623	35,502	12,788	21,791	13,105	702,134
Horacio D. Rozanski	402,040	26,737	11,950	35,436	189,418	35,502	1,815	2,160	13,105	718,163
Samuel R. Strickland	18,000	2,511	5,215	37,658	247,388	35,502	7,459	12,315	13,105	379,153
Joseph Logue	532,000	14,736	10,000	35,436	189,418	35,502	2,192	2,971	13,105	835,360
John D. Mayer	460,000	20,950	11,690	35,436	194,918	35,502	13,273	18,007	13,105	802,881

(a)
In connection with the payment of the two $1.00 special dividends in fiscal 2014, holders of certain options granted pursuant to our Equity Incentive Plan received dividend equivalent rights that entitle the executive to receive, on the option's fixed vesting date, a cash payment based on the amount of the special dividend, subject to vesting of the related option. The dividend equivalent earned in connection with the special dividends are included in this column.

(b)
Represents retirement plan contributions paid by the Company to the named executive officer as described above under “Compensation Discussion and Analysis -- Compensation Elements -- Defined Contribution Retirement Plan and Other Retirement Benefits.”

(c)	Includes tax gross-ups relating to life insurance coverage.

(d)	Includes: dental, supplemental medical, accident insurance, personal excess liability coverage, estate planning, and milestone anniversary awards.

GRANTS OF PLAN BASED AWARDS
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards [1]			Estimated Future Payouts Under Equity Incentive Plan Awards [2]			All Other Stock Awards; Number of Shares or Stock Units [3]	All Other Option Awards; Number of Securities Underlying Options[4]	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold	Target	Max	Threshold	Target	Max
Name	Grant Date	($)	($)	($)	($)	($)	($)
Dr. Ralph W. Shrader	7/1/2013		434,775			426,870		34,213			601,122
Horacio D. Rozanski	7/1/2013		392,700			385,560		24,280			426,600
	5/23/2013								45,000	18.35
Samuel R. Strickland	7/1/2013		392,700			385,560		30,902			542,948
Joseph Logue	7/1/2013		392,700			385,560		24,280			426,600
	5/23/2013								45,000	18.35
John D. Mayer	7/1/2013		308,550			302,940		24,280			426,600

(1)
Reflects the portion of the target bonus levels for fiscal 2014 under our annual performance bonus plan, which provides awards based on the achievement of corporate performance objectives, payable in cash. The annual performance bonus plan is described more fully at “Compensation Discussion and Analysis - Compensation Elements - Annual Incentive.” Non-equity incentive plan awards have no minimum threshold or maximum cap payouts. The actual cash bonuses paid under the plan for fiscal 2014 are reflected in the Summary Compensation Table.

(2)
Reflects the dollar value of the portion of the target bonus levels for fiscal 2014 under our annual performance bonus plan that is delivered in restricted stock, including a 20% premium. Equity incentive plan awards have no minimum threshold or maximum cap payouts. The actual number of shares of restricted stock awarded under the plan with respect to fiscal 2014 performance will be granted in the 2015 fiscal year based on the fair market value of our Class A common stock on the date of grant and will be reflected in the 2015 Summary Compensation Table. The annual performance bonus plan is described more fully under “Compensation Discussion and Analysis - Compensation Elements - Annual Incentive.”

(3)	Reflects the portion of the fiscal 2013 bonus under our annual performance bonus plan delivered in the form of restricted stock in July 2013.

(4)
The options vest and become exercisable, subject to continued employment, ratably on June 30, 2014, 2015, 2016, 2017 and 2018. These options fully vest and become exercisable immediately prior to the effective date of certain change in control events.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	Option Awards [2]								Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Number of Securities Underlying Unexercised Unearned Options		Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested [5]	Market Value of Shares or Units of Stock That Have Not Vested ($) [6]
Dr. Ralph W. Shrader									59,620	1,311,640
	140,000	—		—		4.28		11/19/2018
	—	59,551	[4]	—		0.01		9/15/2014
Horacio D. Rozanski									42,311	930,842
	111,020	—		—		4.28		11/19/2018
	27,000	6,000	[1]	7,800	[2]	6.45	[7]	4/29/2020
				4,200	[3]	6.45	[7]	4/29/2020
	—	45,000	[1]	—		18.35		5/23/2023
	—	56,306	[4]	—		0.01		9/15/2014
		56,306	[4]	—		0.01		9/15/2015
Samuel R. Strickland									53,850	1,184,700
	—	6,000	[1]	7,800	[2]	6.45	[7]	4/29/2020
				4,200	[3]	6.45	[7]	4/29/2020
	—	49,626	[4]	—		0.01		9/15/2014
Joseph Logue									42,311	930,842
	185,000	—		—		4.28		11/19/2018
	18,000	6,000	[1]	7,800	[2]	6.45	[7]	4/29/2020
				4,200	[3]	6.45	[7]	4/29/2020
	—	45,000	[1]	—		18.35		5/23/2023
	—	46,922	[4]	—		0.01		9/15/2014
		46,922	[4]	—		0.01		9/15/2015
John D. Mayer									42,311	930,842
	185,000	—		—		4.28		11/19/2018
	27,000	6,000	[1]	7,800	[2]	6.45	[7]	4/29/2020
				4,200	[3]	6.45	[7]	4/29/2020
	—	24,813	[4]	—		0.01		9/15/2014

(1)
The options were granted pursuant to the Equity Incentive Plan and will vest and become exercisable, subject to the continued employment of the named executive officer, as set forth in the table below. These options fully vest and become exercisable immediately prior to the effective date of certain change in control events.

Name	Option Exercise Price	June 30, 2014	June 30, 2015	June 30, 2016	June 30, 2017	June 30, 2018	Total
Horacio D. Rozanski	$6.45	3,000	3,000	—	—	—	6,000
	$18.35	9,000	9,000	9,000	9,000	9,000	45,000
Samuel R. Strickland	$6.45	3,000	3,000	—	—	—	6,000
Joseph Logue	$6.45	3,000	3,000	—	—	—	6,000
	$18.35	9,000	9,000	9,000	9,000	9,000	45,000
John D. Mayer	$6.45	3,000	3,000	—	—	—	6,000

(2)
The options were granted pursuant to the Equity Incentive Plan and will vest and become exercisable, subject to the continued employment of the named executive officer, as set forth in the table below, based on achievement of EBITDA performance goals, with the ability to “catch up” on missed goals if (x) the missed performance goal was at least 90% of target level and (y) cumulative EBITDA performance reaches the target cumulative levels during the five-year vesting period. In addition, any unvested options vest immediately prior to the effective date of certain change in control events if Carlyle achieves a specified internal rate of return as a result of the event or the investment proceeds to Carlyle are at least a specified multiple of its invested capital.

Name	Option Exercise Price	June 30, 2014	June 30, 2015	Total
Horacio D. Rozanski	$6.45	3,900	3,900	7,800
Samuel R. Strickland	$6.45	3,900	3,900	7,800
Joseph Logue	$6.45	3,900	3,900	7,800
John D. Mayer	$6.45	3,900	3,900	7,800

(3)
The options were granted pursuant to the Equity Incentive Plan and will vest and become exercisable, subject to the continued employment of the named executive officer, based on achievement of cumulative cash flow performance goals, with the ability to “catch up” on missed goals if cumulative achievement reaches the target cumulative levels during the five-year vesting period. In addition, any unvested options vest immediately prior to the effective date of certain change in control events if Carlyle achieves a specified internal rate of return as a result of the event or the investment proceeds to Carlyle are at least a specified multiple of its invested capital.

Name	Option Exercise Price	June 30, 2014	June 30, 2015	Total
Horacio D. Rozanski	$6.45	2,100	2,100	4,200
Samuel R. Strickland	$6.45	2,100	2,100	4,200
Joseph Logue	$6.45	2,100	2,100	4,200
John D. Mayer	$6.45	2,100	2,100	4,200

(4)
Options must be exercised between June 30 and September 15 in the year in which the option expires unless a named executive officer receives written consent from the administrator, in which case such options may be exercised through the end of the year in which they expire.

The options were granted pursuant to the Officers’ Rollover Stock Plan to replace compensatory stock options initially granted by our predecessor. In connection with special dividends paid to holders of our common stock in fiscal 2010, 2013, and 2014 in accordance with the terms of the Officers’ Rollover Stock Plan, the exercise price per share of each outstanding option was reduced in an amount equal to the reduction in the value of the common stock as a result of each dividend. Because the reduction in share value exceeded the exercise price for certain of the options granted under the Officers’ Rollover Stock Plan, the exercise price for those options was reduced to the par value ($0.01) of the shares issuable on exercise, and the holders became entitled to receive on the option’s fixed exercise date a cash payment equal to the excess of the reduction in share value as a result of the dividend over the reduction in exercise price, subject to vesting and forfeiture on the same terms as the related option. Payments of such amounts to our named executive officers will be made as follows:

Name	June 30, 2014 ($)	June 30, 2015 ($)
Dr. Ralph W. Shrader	842,427	—
Horacio D. Rozanski	791,736	791,736
Samuel R. Strickland	698,467	—
Joseph Logue	659,390	659,390
John D. Mayer	349,233	—
Upon exercise of an option, the named executive officer must sell to us, and we must repurchase, at par value, one share of Class E special voting stock for each option exercised. If the named executive officer fails to complete the purchase of shares on exercise of the options within the time period set forth in the Officers’ Rollover Stock Plan or fails to file an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days after exercise, the related shares of common stock will be deemed to have been forfeited by that named executive officer, and the named executive officer must sell to us, and we must repurchase, at par value, the related number of shares of Class E special voting stock held by the named executive officer.

(5)
The named executive officers’ restricted stock vests as set forth in the table below. The restricted stock becomes fully vested upon certain change in control events, unless otherwise determined by our Compensation Committee.

Name	June 30, 2014	June 30, 2015	June 30, 2016
Dr. Ralph W. Shrader	27,399	20,816	11,405
Horacio D. Rozanski	19,445	14,772	8,094
Samuel R. Strickland	24,748	18,800	10,302
Joseph Logue	19,445	14,772	8,094
John D. Mayer	19,445	14,772	8,094

(6)	Market value has been determined based on the fair market value of our stock on March 31, 2013 of $22.00.

(7)	Exercise price reflects adjustment in connection with $6.50 special dividend paid in August 2012.
Option Exercises and Stock Vested Table
The table below provides information on the named executive officers’ restricted stock awards that vested and the stock options that they exercised in fiscal 2014.

OPTION EXERCISES AND STOCK VESTED TABLE
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise [1]	Value Realized on Exercise [2] ($)	Number of Shares Acquired on Vesting	Value Realized on Vesting [3] ($)
Dr. Ralph W. Shrader	79,400.88	1,616,098	15,944.00	277,976
Horacio D. Rozanski	56,305.91	1,097,402	11,350.00	197,263
Samuel R. Strickland	112,207.40	1,888,804	14,447.00	251,089
Joseph Logue	46,921.59	907,464	11,350.00	197,263
John D. Mayer	33,083.70	689,921	11,350.00	197,263

(1)	Fractional shares are paid in cash.

(2)	Option Award ($) value realized is based on fair market value less exercise cost at time of exercise.

(3)	Stock Award ($) value realized is based on fair market value on June 28, 2013.

Pension Benefits Table
The Officers’ Retirement Plan is an unfunded defined benefit retirement plan that we maintain for our executives. Under the Officers’ Retirement Plan, if an executive retires of his or her own volition (and is not entitled to severance) after a minimum of either (x) age 60 with five years of service as an executive or (y) age 50 with ten years of service as an executive, he or she will be entitled to receive a single lump sum retirement payment equal to $10,000 for each year of service as an executive, pro-rated as appropriate. Currently, Messrs. Shrader, Strickland, and Mayer are eligible to receive benefits under the Officers’ Retirement Plan upon retirement.

PENSION BENEFITS TABLE
Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefits [1] ($)	Payments During Last Fiscal Year ($)
Dr. Ralph W. Shrader	Officers’ Retirement Plan	35.5	355,000	—
Horacio D. Rozanski	Officers’ Retirement Plan	14.5	124,181	—
Samuel R. Strickland	Officers’ Retirement Plan	18.4	184,000	—
Joseph Logue	Officers’ Retirement Plan	12.5	121,005	—
John D. Mayer	Officers’ Retirement Plan	14.5	145,000	—

(1)
The present value of accumulated benefits has been calculated in a manner consistent with our reporting of the Retired Officers’ Bonus Plan under Statement of Financial Accounting Standards No. 87, using the Accumulated Benefit Obligation with the exception of the retirement rate assumptions. The amounts shown above reflect an assumption that each participant collects his benefit at the earliest age at which an unreduced benefit is available.

Non-Qualified Deferred Compensation
In connection with the payment of each special dividend in fiscal 2010, 2013, and 2014 holders of certain options (including our named executive officers) granted pursuant to our Officers’ Rollover Stock Plan to replace compensatory stock options initially granted by our predecessor received dividend equivalent rights that entitle the executive to receive, on the option’s fixed exercise date, a cash payment based on difference between adjustments made to the option exercise price in connection with the dividend and the amount of the special dividend. This payment is subject to vesting and forfeiture on the same terms as the related option and is paid in the same calendar year as the related option is required to be exercised. For a description of these dividend adjustment payments, see footnote 4 to the Outstanding Equity Awards at Fiscal Year-End Table above. Vested rights to these cash payments are reflected in the table below.

NONQUALIFIED DEFERRED COMPENSATION TABLE
Name	Plan Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY [1] ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Dr. Ralph W. Shrader	Officers’ Rollover Stock Plan	—	120,063	—	965,119	842,427
Horacio D. Rozanski	Officers’ Rollover Stock Plan	—	225,682	—	679,244	1,583,472
Samuel R. Strickland	Officers’ Rollover Stock Plan	—	100,049	—	799,521	698,467
Joseph Logue	Officers’ Rollover Stock Plan	—	188,068	—	565,647	1,318,779
John D. Mayer	Officers’ Rollover Stock Plan	—	50,025	—	399,761	349,233

(1) Registrant contributions represent, for each vested stock option issued under the Officers’ Rollover Stock Plan held by the named executive officer on the record date with respect to each special dividend declared since the grant of the option, the difference between the value of the dividend paid and the amount by which the exercise price of the stock option was reduced. Amounts in this column are not included in the Summary Compensation Table.
Employment Arrangements and Potential Payments upon Termination or a Change in Control

Historically, we have not entered into employment agreements with our executive officers. However, in January 2014, we entered into employment agreements, effective April 1, 2014, with certain of our senior level executives, including Messrs. Rozanski and Logue as described above under "Employment Agreements." Pursuant to the employment agreements, payments upon termination of employment will be governed by the Company's severance, transition, retirement, disability or other policies, as applicable, as in effect from time to time, and subject to the terms and conditions of such policies. Consistent with our Transition Policy, which deals with departures other than retirement, resignation, death, disability and terminations for cause, each named executive officer is eligible for transition pay equal to four months of base pay, plus one additional month for each year of service as an executive, up to a maximum of twelve months’ base pay. Under the terms of our Transition Policy and Retirement Policy, all departure payments and benefits are contingent upon the executives’ signing of a general release.
Termination Payments
Officers’ Retirement Plan
If our named executive officers retire, they will each be entitled to receive a single lump sum retirement payment equal to $10,000 for each year of service as an executive, pro-rated as appropriate, and an annual allowance of $4,000 for financial counseling and tax preparation assistance. In addition, each of our named executive officers and their spouses will be entitled to receive the benefit of employer-paid retiree medical and dental coverage for life.
Officers’ Rollover Stock Plan
If a named executive officer’s employment is terminated due to the executive’s death, any stock options become immediately exercisable. If a named executive officer’s employment is terminated by us without cause, by reason of disability or in a “company approved termination,” awards under the Officers’ Rollover Stock Plan will be exercisable in accordance with the terms of the plan, subject to forfeiture if the named executive officer engages in competitive activity following the termination.
Stockholders Agreement
If a named executive officer’s employment is terminated for any reason, then we may repurchase the common stock that the executive holds and that was issued pursuant to the Equity Incentive Plan at the price set forth in the Stockholders Agreement. See “Certain Relationships and Related Party Transactions — Related Person Transactions — Stockholders Agreement.”
Change in Control Protections
We do not have change in control agreements with any of our employees.
Under the Equity Incentive Plan, if a change in control occurs, outstanding service-vesting options will vest immediately prior to the change in control, unvested performance-vesting options that are scheduled to vest in the year of the change in control, or that are subject to vesting under a catch-up vesting provision, vest immediately prior to the change in control if certain performance conditions are satisfied in the change in control and, unless determined otherwise by our Compensation Committee, restricted stock will vest upon the change in control.
In addition, if during the five year period after a change in control our executives’ retiree medical plan is terminated or modified in a manner that is materially adverse to our executives, our executives, including our named executive officers, will be guaranteed their existing benefits under the plan during such five-year period and will receive a cash payment equal to the excess of the actuarial cost of the executive’s benefits under the plan that would be accrued on the company’s financial statements on the fifth anniversary of the change in control in the absence of the termination or modification over the amount that is accrued on our financial statements on the fifth anniversary of the change in control after giving effect to the termination or modification (but excluding the accrual on the payment itself).
The following table presents potential payments to each named executive officer as if the named executive officer’s employment had been terminated or a change in control had occurred as the last day of fiscal 2014. If applicable, amounts in the table were calculated using $22.00, the closing fair market value of our common stock on March 31, 2014. The actual amounts that would be paid to any named executive officer can only be determined at the time of an actual termination of employment or change in control and would vary from those listed below. The estimated amounts listed below are in addition to any retirement, welfare and other benefits that are available to our salaried employees generally. The estimated amounts do not include any benefits under the Employment Agreements described under "Employment Agreements" as such agreements were not in effect on March 31, 2014.

	Severance Pay [1]	Equity With Accelerated Vesting [2]	Retirement Plan Benefits [8]	Death and Disability Benefits		Continued Perquisites and Benefits		Total
Name	($)	($)	($)	($)		($)		($)
Dr. Ralph W. Shrader
Death	—	2,154,067	—	2,096,875	[3]	—		4,250,942
Disability	—	—	—	285,745	[4]	345,483	[5]	631,228
Involuntary Termination	1,162,500	—	—	—		375,483	[6]	1,537,983
Retirement	—	—	355,000	—		401,598	[7]	756,598
Voluntary Resignation	—	—	—	—		—		—
Termination for Cause	—	—	—	—		—		—
Change-In-Control	—	2,154,067	—	—		345,483	[9]	2,499,550
Horacio D. Rozanski
Death	—	2,768,564	—	2,087,500	[3]	—		4,856,064
Disability	—	—	—	3,061,979	[4]	—		3,061,979
Involuntary Termination	1,050,000	—	—	—		30,000	[6]	1,080,000
Retirement [10]	—	—	—	—		—		—
Voluntary Resignation	—	—	—	—		—		—
Termination for Cause	—	—	—	—		—		—
Change-In-Control	—	2,997,164	—	—		—		2,997,164
Samuel R. Strickland
Death	—	1,883,167	—	2,087,500	[3]	—		3,970,667
Disability	—	—	—	785,718	[4]	507,871	[5]	1,293,589
Involuntary Termination	1,050,000	—	—	—		537,871	[6]	1,587,871
Retirement	—	—	184,000	—		572,614	[7]	756,614
Voluntary Resignation	—	—	—	—		—		—
Termination for Cause	—	—	—	—		—		—
Change-In-Control	—	2,111,767	—	—		507,871	[9]	2,619,638
Joseph Logue
Death	—	2,503,871	—	2,087,500	[3]	—		4,591,371
Disability	—	—	—	2,783,731	[4]	—		2,783,731
Involuntary Termination	1,050,000	—	—	—		30,000	[6]	1,080,000
Retirement [10]	—	—	—	—		—		—
Voluntary Resignation	—	—	—	—		—		—
Termination for Cause	—	—	—	—		—		—
Change-In-Control	—	2,732,471	—	—		—		2,732,471
John D. Mayer
Death	—	1,280,075	—	2,068,750	[3]	—		3,348,825
Disability	—	—	—	350,654	[4]	375,480	[5]	726,134
Involuntary Termination	825,000	—	—	—		405,480	[6]	1,230,480
Retirement	—	—	145,000	—		434,921	[7]	579,921
Voluntary Resignation	—	—	—	—		—		—
Termination for Cause	—	—	—	—		—		—
Change-In-Control	—	1,508,675	—	—		375,480	[9]	1,884,155

(1)
Each named executive officer is eligible for transition pay under our Transition Policy equal to four months of base pay, plus one additional month for each year of service as an executive, up to a maximum of twelve months’ base pay.

(2)
This column includes the value of the equity with accelerated vesting calculated using $22.00, the closing fair market value of our common stock on March 31, 2014, and the value of the deferred cash payment due to the named executive officers as a result of the special dividends paid on July 29, 2009, December 11, 2009, June 29, 2012,

August 31, 2012, November 29, 2013, and February 28, 2014 as described in footnote 4 to the Outstanding Equity at Fiscal Year-End Table and footnote (a) to the Other Compensation Table above. The accelerated vesting for a change in control is described in more detail under “Change in Control Protections.” In the event of death, all outstanding service-vesting and performance-vesting options immediately vest.

(3)	Each named executive officer has a $2 million life insurance policy. If the death was accidental, an additional $1.5 million would be paid. Survivors also receive one month’s base pay.

(4)
Includes present value of disability insurance payments that cover up to 60% of base salary and bonus with a maximum benefit of $25,000 per month ($300,000 per year). The amounts in this column were calculated by valuing the benefit as a standard annuity benefit based on the incidence of disability, using assumptions consistent with FAS 87/106 accounting for our other benefit programs and, for the assumption of a rate of disability, the 1977 Social Security Disability Index table.

(5)
Amount includes actuarial present value of retiree medical benefits. The present value of accumulated benefits has been calculated in a manner consistent with our reporting of the Retired Officers’ Welfare Plan under Statement of Financial Accounting Standards No. 106, using the Accumulated Postretirement Benefit Obligation with an adjustment made to retirement age assumptions as required by SEC regulations.

(6)	Amount includes $30,000 outplacement assistance and retiree medical benefits if retirement eligible.

(7)
Amount includes actuarial present value of up to $4,000 per year for financial counseling assistance and retiree medical benefits. The amounts in this column that represent the present value of the financial counseling allowance were calculated with the same assumptions we use to disclose our Retired Officers’ Bonus Plan, consistent with FAS 87, with an adjustment to the rate of retirement; the valuation is based on the discounted value of the full $4,000. The amounts in the column that represent the actuarial present value of retiree medical benefits were calculated as described in footnote 5 above. Includes a retirement gift of $10,000, which is grossed up for taxes.

(8)	Benefits under the Officers’ Retirement Plan. This amount has been calculated using the methodology and assumptions described in footnote 1 to the Pension Benefits Table above.

(9)
Reflects the present value of the guaranteed benefits and cash payment of the actuarial cost of the executive’s benefits under the executives’ retiree medical plan, assuming that the plan was terminated during the five years following a change in control.

(10)	Messrs. Rozanski and Logue are not retirement eligible as of March 31, 2014.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with members of management, and based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
THE COMPENSATION COMMITTEE
Philip A. Odeen (Chairman)
Peter Clare
Ian Fujiyama

AUDIT COMMITTEE REPORT
Management has the primary responsibility for the Company's financial statements and accounting and reporting processes, including the systems of internal accounting control. The Company's independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board and issuing a report thereon.
The Audit Committee is composed of three directors identified below, each of whom is an independent director as defined by applicable SEC rules and NYSE listing standards. Two committee members, Mark Gaumond and Joan Amble, have been designated by the Board as “audit committee financial experts” under applicable SEC rules. For further description of each committee member’s background and expertise, please refer to the director qualification section of our proxy statement beginning on page 5.
The Audit Committee operates under a written charter that it reviews annually and which is available free of charge on our website, www.boozallen.com. In accordance with its charter, the Audit Committee appoints the Company’s independent registered public accounting firm, subject to shareholder ratification, and conducts an annual review of its performance. In addition, the Audit Committee pre-approves all audit and permissible non-audit services provided by Ernst & Young LLP, and the fees for those services. The Audit Committee also oversees the Company’s internal audit function, including its annual audit plan, budget and staffing. As part of its oversight role, the Audit Committee meets throughout the year, separately and together, with each of management, the Company's internal auditors and Ernst & Young LLP.
The Audit Committee has reviewed and discussed with management of the Company and Ernst & Young LLP, the audited consolidated financial statements of the Company for the fiscal year ended March 31, 2014 (the “Audited Financial Statements”).
The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed under Public Company Accounting Oversight Board ("PCAOB") Auditing Standard No. 16, Communications with Audit Committees.
The Audit Committee has: (i) considered whether non-audit services provided by Ernst & Young LLP are compatible with its independence; (ii) received the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence; and (iii) discussed with Ernst & Young LLP its independence. The Audit Committee has reviewed significant audit findings prepared by Ernst & Young LLP, and those prepared by the Company's internal auditors as well as management's responses thereto.
Based on the reviews and discussions described above, the Audit Committee recommended to the Board that the Audited Financial Statements be included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2014 for filing with the Securities and Exchange Commission.
THE AUDIT COMMITTEE
Mark Gaumond (Chairman)
Joan Lordi C. Amble
Arthur E. Johnson

PRE-APPROVAL OF SERVICES BY INDEPENDENT REGISTERED ACCOUNTING FIRM
The Audit Committee pre-approves all audit, audit-related, tax, and other services performed by our independent auditors. The Audit Committee pre-approves specific categories of services up to pre-established fee thresholds. Unless the type of service had previously been pre-approved, the Audit Committee must approve that specific service before the independent auditors may perform it. In addition, separate approval is required if the amount of fees for any pre-approved category of service exceeds the fee thresholds established by the Audit Committee. The Audit Committee has delegated to the chair of the committee pre-approval authority with respect to permitted services, provided that the chair must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. All fees described below were pre-approved by the Audit Committee.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES
The following table presents the Company’s fees for services performed by its principal accounting firm, Ernst & Young LLP, during fiscal years 2014 and 2013.

(Amounts in thousands)	2014	2013
Audit fees(1)	$2,891	$2,924
Audit-related fees(2)	—	363
Tax fees(3)	712	647
All other fees	—	—
Total	$3,603	$3,934

(1)	Audit fees principally include those for services related to the audit and quarterly reviews of the Company’s consolidated financial statements and consultation on accounting matters.

(2)	Audit-related fees in fiscal year 2013 principally include fees for consultation and audits of employee benefit plans.

(3)	Tax fees principally include domestic and foreign tax compliance and advisory services.

ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Company is providing stockholders with an advisory vote on compensation programs for our Named Executive Officers (a “say-on-pay”). Accordingly, you may vote on the following resolution at the 2014 annual meeting:
“Resolved, that the stockholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in the Company’s proxy statement for the 2014 annual meeting.”
This vote is nonbinding. The Board and the Compensation Committee expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.
As described in detail under “Compensation Discussion and Analysis,” our compensation programs are designed to attract, motivate, and retain executives of outstanding ability to meet and exceed the demands of our clients, focus management on optimizing stockholder value and fostering an ownership culture, create appropriate rewards for outstanding performance and penalties for under-performance, and provide competitive rewards that foster collaboration by rewarding executives for their contribution to our overall performance and financial success, while determining and allocating incentives based on our performance as a whole in recognition of the spirit and culture of collaboration that has defined us throughout our history. Stockholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure.
The Board of Directors recommends a vote FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers as disclosed in the Compensation Discussion and
Analysis, the accompanying compensation tables and the related narrative disclosure.

APPROVAL OF THE SECOND AMENDED AND RESTATED EQUITY INCENTIVE PLAN

The Amended and Restated Equity Incentive Plan of Booz Allen Hamilton Holding Corporation, or Equity Incentive Plan, was initially adopted in 2010 and has been a principal component of our compensation program since its adoption. Our Board believes that granting equity awards under the Equity Incentive Plan has served to align the interests of the employees of the Company with the stockholders and that it would be in the best interest of the Company and its stockholders to continue to make such grants. As of June 6, 2014, 8,248,629 shares remained available for issuance under the Equity Incentive Plan. We believe that the remaining amount may be insufficient to meet our needs over the next three years.

Accordingly, on May 22, 2014, upon recommendation of our Compensation Committee, our Board adopted the Second Amended and Restated Equity Incentive Plan of Booz Allen Hamilton Holding Corporation, subject to the approval of our stockholders, and directed the plan be submitted to our stockholders for approval. The amendment of the Equity Incentive Plan will increase the number of shares issuable under the plan by 5,000,000 shares to a maximum of 33,000,000 shares. The amendment will also make certain technical and administrative revisions as well as revise the clawback provisions to provide greater flexibility to adopt and enforce policies for recovery of compensation by the Company under certain circumstances. The approval by our stockholders will also act as a stockholder approval of the material terms under which performance based compensation is to be paid, including the performance goals, so that payments under the Equity Incentive Plan may qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, or Section 162(m) of the Code, to the extent applicable. The Equity Incentive Plan, as proposed to be amended, is set forth in Appendix B to this proxy statement.

Section 162(m) of the Code places a limit of $1,000,000 per individual on the amount of remuneration the Company may deduct in any given year with respect to certain high-level executives of the Company. There is, however, an exception that generally allows the Company to obtain tax deductions without this limitation if the compensation paid qualifies as performance-based compensation. There are a number of requirements that need to be met in order for compensation to qualify as performance-based compensation, including stockholder approval of the material terms under which performance based compensation is to be paid, including the performance goals. Accordingly, approval of the amended and restated Equity Incentive Plan by the stockholders will allow us to continue to make performance-based awards under the plan while preserving a federal income tax deduction under Section 162(m) of the Code.

As of June 6, 2014, the closing price of our common stock was $22.18.
The Board recommends a vote FOR the approval of the Second Amended and Restated Equity Incentive Plan of Booz Allen Hamilton Holding Corporation.
Summary of the Equity Incentive Plan

The following summary of the material terms of the Equity Incentive Plan, as proposed to be amended, is qualified in its entirety by reference to the full text of the plan, which is attached as Annex B to this proxy statement.

Administration. Our Board has the power and authority to administer the Equity Incentive Plan. In accordance with the terms of the Equity Incentive Plan, our Board has delegated this power and authority to our Compensation Committee.
Eligible Employees. Employees (including officers) of the Company, directors who are not also employees of the Company and consultants to the Company are eligible to participate in the Equity Incentive Plan. All of our employees and directors are eligible to participate, and approximately 168 employees and directors currently participate, in the Equity Incentive Plan.
Awards. Awards under the Equity Incentive Plan may be made in the form of stock options (either incentive or non-qualified); stock purchase rights; restricted stock; restricted stock units; performance shares; performance units; stock appreciation rights; dividend equivalents; deferred share units; dividend equivalents; and other stock-based awards.

Shares Subject to the Plan. Subject to adjustment as described below, a total of 33,000,000 shares of our common stock will be available for issuance under the Equity Incentive Plan. Shares issued under the Equity Incentive Plan may be authorized but unissued shares or reacquired shares. At such time as Section 162(m) of the Code is applicable to our company and the plan, (i) a participant may receive a maximum of 450,000 performance shares, shares of performance-based restricted stock and restricted stock units and performance-based deferred share units in any calendar year, (ii) the maximum dollar amount of cash that may be earned in connection with the grant of performance units during any calendar year may not exceed $5,000,000, and (iii) the maximum number of stock options, SARs or other awards based solely on the increase in the value of common stock that a participant may receive in a calendar year is 700,000. Any shares covered by an award, or portion of an award, granted under the plan that terminates, is forfeited, is repurchased (other than the repurchase of shares issued with respect to a vested award), expires, or lapses for any reason shall again be available for the grant of an award under the plan. Additionally, any shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligations pursuant to any award shall again be available for issuance.

Terms and Conditions of Options and Stock Appreciation Rights. An “incentive stock option” is an option that meets the requirements of Section 422 of the Code, and a “non-qualified stock option” is an option that does not meet those requirements. A “stock appreciation right” (or SAR) is the right of a participant to a payment, in cash, shares of common stock, or a combination of cash and shares equal to the amount by which the market value of a share of common stock exceeds the exercise price of the stock appreciation right. The exercise price per share under each option or SAR granted under the plan may not be less than 100% of the fair market value of our common stock on the grant date. An option or SAR granted under the Equity Incentive Plan will be exercisable only to the extent that it is vested on the date of exercise. No option or SAR may be exercisable more than ten years from the grant date or five years from the grant date in the case of an award granted to a ten percent stockholder. Our Compensation Committee may include in the option agreement the period during which an option may be exercised following termination of employment or service. The aggregate fair market value of all shares with respect to which incentive stock options are first exercisable by an award recipient in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code.

Terms and Conditions of Restricted Stock and Restricted Stock Units. “Restricted stock” is an award of common stock on which certain transfer and other restrictions are imposed over specified periods. A restricted stock unit is a unit, equivalent in value to a share of common stock, credited by means of a bookkeeping entry in our books to a participant’s account, which is settled in stock or cash upon vesting. Subject to the provisions of the equity plan, our Compensation Committee will determine the terms and conditions of each award of restricted stock or restricted stock units, including the restricted period for all or a portion of the award, vesting conditions (whether service-based or performance-based) and any other restrictions applicable to the award.
Terms and Conditions of Performance Shares and Performance Units. A “performance share” is an award of common stock that is subject to transfer restrictions until predetermined performance conditions have been achieved. A “performance unit” is a unit, equivalent in value to a share of common stock, that represents the right to receive a share of common stock or the equivalent cash value of a share of common stock if predetermined performance conditions are achieved. Vested performance units may be settled in cash, stock or a combination of cash and stock, at the discretion of the administrator. Performance shares and performance units will vest based on the achievement of pre-determined performance goals established by the Equity Incentive Plan administrator.
At the discretion of the administrator, the performance goals may be based upon the total return to the Company’s shareholders, inclusive of dividends paid, during the applicable performance cycle (determined either in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies), or upon the relative or comparative attainment of one or more of the following criteria, whether in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies and whether gross or net, before or after taxes and/or before or after any other adjustments: earnings before interest, taxes, depreciation and amortization, with or without adjustments for stock-option based and other equity-based compensation expenses, and/or management, transaction and/or similar fees paid to the principal stockholders or their affiliates; operating earnings, net earnings, income, earnings before interest and taxes, total shareholder return, return on the Company’s assets, increase in the Company’s earnings or earnings per share (basic or diluted), revenue growth, share price performance, return on invested capital, operating income, pre- or post-tax, income, net income, economic value added, profit margins, cash flow, improvement in or attainment of expense or capital expenditure levels, improvement in or attainment of working capital levels, return on equity, debt reduction, gross profit, market share, cost reductions, workforce satisfaction and diversity goals, workplace health and safety goals, employee retention, completion of key projects and strategic plan development and/or implementation, job profit or performance against a multiplier, or for persons whose compensation is not subject to Section 162(m) of the Code such other criteria as may be determined by the administrator.

Performance goals may be established on a Company-wide basis or with respect to one or more business units, divisions, Subsidiaries, or products. When establishing performance goals for a performance cycle, the administrator may exclude any or all “extraordinary items” as determined under U.S. generally accepted accounting principles and as identified in the financial statements, notes to the financial statements or management’s discussion and analysis in the annual report, including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, extraordinary items, capital gains and losses, dividends, share repurchases, other unusual or non-recurring items, and the cumulative effects of accounting changes. Except in the case of awards intended to be performance-based compensation under Section 162(m) of the Code, the administrator may also adjust the performance goals for any performance cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the administrator may determine (including, without limitation, any adjustments that would result in the Company paying non-deductible compensation to a participant).
Terms and Conditions of Deferred Share Units. A “deferred share unit” is a unit credited to a participant’s account in our books that represents the right to receive a share of common stock or the equivalent cash value of a share of common stock upon a predetermined settlement date. Deferred share units may be granted by the administrator independent of other awards or compensation, or they may be received at the participant’s election instead of other compensation.

Other Stock-Based Awards. The plan administrator may make other equity-based or equity-related awards not otherwise described by the terms of the plan.

Dividend Equivalents. A dividend equivalent is the right to receive payments in cash or in stock, based on dividends with respect to shares of stock. Dividend equivalents may be granted to participants in tandem with another award or on their own.

Termination of Employment. Except as otherwise determined by the administrator at or after the time of grant, in the event a participant’s employment terminates for any reason other than cause, all unvested awards will be forfeited and all options and SARs that are vested and exercisable will remain exercisable until the first anniversary of the participant’s termination of employment, in the case of death or disability, or until the 60th day after the date of termination in the case of any other termination (or the expiration of the award’s term, whichever is earlier). In the event of a participant’s termination for cause, all unvested or unpaid awards, and all options and SARs, whether vested or unvested, will immediately be forfeited and canceled. In addition, any award that vested or was paid or otherwise settled during the twelve months prior to or any time after the participant engaged in the conduct that gave rise to the termination for cause is subject to forfeiture and disgorgement to us together with all gains earned or accrued due to the exercise of awards or sale of any of our common stock issued pursuant to the award upon demand by the administrator. The foregoing provision does not apply to options granted before our initial public offering in November 2010.

Other Forfeiture and Clawback Provisions. If we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, and if a participant knowingly or grossly negligently engaged in the misconduct or knowingly or grossly negligently failed to prevent the misconduct, or if the participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, then the participant must forfeit and disgorge (i) any awards granted or vested and all gains earned or accrued due to the exercise of stock options or SARS or the sale of any common stock during the twelve months following the filing of the financial document embodying such financial reporting requirement and (ii) any other awards that vested based on the materially non-complying financial reporting. In addition, any award paid to a current or former executive officer during the three-year period preceding the date on which the restatement is required, based on erroneous data, must be forfeited and disgorged to us to the extent the award is in excess of what would have been paid to the participant under the accounting restatement. To the extent permitted or required by applicable law or regulations, awards granted or vested and any gains earned or accrued due to the exercise of options or SARs or sale of common stock must be forfeited to us and the administrator shall have the authority to implement any policies or procedures necessary to comply with applicable law.

Unless otherwise determined by the administrator, if (i) the participant’s performance is deemed to contribute substantially to significant financial losses, (ii) the participant’s performance is deemed to contribute substantially to a significant downward restatement of any published results of our company or a subsidiary, (iii) the participant’s conduct results in or contributes substantially to significant reputational harm to our company, (iv) the participant materially breaches applicable legal and/or regulatory requirements, (v) the participant’s conduct constitutes cause (as defined in the plan) or (vi) the participant’s conduct results in or contributes substantially to a material breach of our applicable internal policies and procedures, the administrator may suspend the vesting of a participant’s unvested awards or subject any award vested, paid or otherwise settled in the twelve months prior to the date that the participant engaged in the misconduct or at any time thereafter to forfeiture and disgorgement to us together with all gains earned or accrued due to the exercise of awards or sale of any of our common stock issued pursuant the award upon demand by the administrator. This provision does not apply to any options granted prior to our initial public offering in November 2010.

Unless otherwise determined by the administrator, if a participant engages in competitive activity (as defined in the plan), (i) all options and SARs, whether vested or unvested, and all other awards that are unvested or unexercisable or otherwise unpaid shall be immediately forfeited (other than awards that vested or were paid to the participant more than 12 months prior to the date the participant engaged in competitive activity). Any award vested, paid or otherwise settled in the 12 months prior to the date that the participant engaged in the competitive activity or at any time thereafter is subject to forfeiture and disgorgement to us together with all gains earned or accrued due to the exercise of awards or sale of any of our common stock issued pursuant the award upon demand by the administrator. This provision does not apply to any options granted prior to our initial public offering in November 2010.

Awards under the Equity Incentive Plan (and gains earned or accrued in connection with awards) are also subject to generally applicable policies regarding forfeiture and recoupment of compensation as may be adopted by the administrator or our Board.

Change in Capitalization or Other Corporate Event. The number and kind of shares of common stock covered by outstanding awards, the number and kind of shares of common stock that have been authorized for issuance under the plan, the exercise or purchase price of each outstanding award, and the like, shall be proportionally adjusted by the administrator in the event of any recapitalization, reclassification, stock split, special dividend, reverse stock split, reorganization, merger, consolidation, acquisition, disposition, split-up, spin off, combination, repurchase liquidation, dissolution, or sale, transfer, exchange or any disposition of all or substantially all of our capital stock or assets to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the plan or with respect to an award. All determinations and adjustments made by the administrator shall be final and binding.

Change in Control. Upon a change in control, unless otherwise determined by the administrator, all time-vesting awards fully vest and a portion of outstanding performance-vesting awards vest based on the performance achieved as of the change in control.
Federal Income Tax Consequences
Non-Qualified Stock Options and Stock Appreciation Rights
In general, neither the grant of an option or a stock appreciation right under the Equity Incentive Plan nor its vesting will give rise to any U.S. Federal income tax consequences to a participant or the Company. A U.S. citizen or tax resident, or a U.S. Participant, who is granted an option or a stock appreciation right will generally recognize ordinary income for U.S. Federal income tax purposes at the time the option or stock appreciation right is exercised or settled in an amount equal to, in the case of options, the excess of the aggregate fair market value of the shares of common stock for which the option is exercised at such time over the aggregate exercise price for such shares and in the case of stock appreciation rights, the amount of cash or the fair market value of common stock received on settlement (i.e. the spread between the then current market value of the common stock and the exercise or base price of the stock appreciation right). In the case of both options and stock appreciation rights, the Company will be entitled to a deduction equal to the U.S. Participant’s ordinary income.
Incentive Stock Options
Generally, if a U.S. Participant is awarded an option that qualifies as an incentive stock option under Section 422 of the Code, he or she will not recognize any taxable income at the time of grant or exercise. However, the excess of the fair market value of the shares of common stock acquired at the time of exercise over the exercise price will be included in the U.S. Participant’s alternative minimum taxable income and may cause the U.S. Participant to be subject to, or may increase liability for, alternative minimum tax. When the shares acquired on exercise of incentive stock options are sold, the U.S. Participant will recognize long-term capital gain or loss, measured by the difference between the stock sale price and the exercise price, if the U.S. Participant meets certain holding period requirements. The Company will not be entitled to any deduction by reason of the grant or exercise of an incentive stock option. However, if a U.S. Participant does not satisfy the required holding periods with respect to shares acquired through the exercise of an incentive stock option before selling the shares and consequently recognizes ordinary income, the Company will be allowed a deduction corresponding to the U.S. Participant’s ordinary income.
Different tax rules apply if the U.S. Participant holds more than 10% of the Company’s total voting power or if the U.S. Participant pays any part of the exercise price with shares acquired upon exercise of an incentive option or if the shares are not held for the required holding periods.
Restricted Stock and Performance Shares
Generally, a U.S. Participant will not recognize taxable income upon the grant of restricted stock or performance shares. At the time the stock is no longer subject to a substantial risk of forfeiture (as defined in Section 83 of the Code) or, if earlier, becomes transferable, a U.S. Participant will recognize ordinary income in an amount equal to the fair market value of the shares which have become nonforfeitable or transferable and the Company will be entitled to a deduction in the same amount so long as the Company complies with applicable income tax reporting requirements. However, a U.S. Participant may make an income recognition election under Section 83(b) of the Code, or an 83(b) Election, within 30 days of the grant of restricted or performance stock to recognize taxable ordinary income in the year the stock is awarded in an amount equal to its fair market value at the time of the award, determined without regard to the restrictions. In that event, any gain or loss realized upon the subsequent disposition of shares will be treated as capital gain or loss and the Company will be entitled to a deduction in the same amount so long as the Company complies with applicable income tax reporting requirements.
Restricted Stock Units, Performance Units and Deferred Share Units
Generally, a U.S. Participant who receives restricted stock units, performance units and deferred share units will not have taxable income under U.S. Federal income tax laws at the time the units or any dividend equivalents awarded thereon are credited to the participant’s account. A U.S. Participant will recognize ordinary income under U.S. Federal income tax laws equal to (i) the amount of cash paid and/or (ii) the fair market value of the shares or other property on the respective payment dates when such cash, shares, and/or other property are delivered or paid in accordance with the terms of the award. The same amount will be deductible by the Company. A U.S. Participant will also recognize ordinary income to the extent the participant receives current payments of dividend equivalents in respect of the above units. A U.S. Participant will recognize income for social security and Medicare tax purposes when the units are no longer subject to a substantial risk of forfeiture.
Limits on Deductibility. In order for the amounts awarded under the Equity Incentive Plan to be deductible by the Company, the amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses. The Company’s ability to obtain a deduction for future payments under the Equity Incentive Plan could be limited by Section 280G of the Code, which provides that certain excess parachute payments made in connection with a change in control of an employer are not deductible. The Company’s ability to obtain a deduction for amounts paid under the Equity Incentive Plan could also be affected by Section 162(m) of the Code, which limits the deductibility of compensation paid to certain of our employees to $1 million during any taxable year. However, certain exceptions apply to this limitation in the case of performance-based compensation. It is intended that the approval of the Equity Incentive Plan by our stockholders will allow certain grants under the Equity Incentive Plan to satisfy the requirements for performance-based compensation. However, it may not be possible in all cases to satisfy all of the requirements for the exception, and the Company may determine that in one or more cases it is in our best interests to not satisfy the requirements for the performance-based compensation exception.
The foregoing general tax discussion is intended for the information of stockholders considering how to vote with respect to this proposal and not as tax advice to participants in the Equity Incentive Plan. Participants in the Equity Incentive Plan are strongly urged to consult their own tax advisors with respect to any federal, state, local, foreign or other tax consequences that may arise as a result of their participation in the plan.
New Plan Benefits. Participation in the Equity Incentive Plan is determined on an individual basis by the Compensation Committee. Accordingly, future benefits under the plan are not currently determinable. Equity grants made to our Named Executive Officers in fiscal year 2014 under the Equity Incentive Plan are set forth in the Grants of Plan-based Awards table on page 36 of this proxy statement. The awards previously granted are not conditioned on approval by the stockholders.

EQUITY COMPENSATION PLANS

The following table presents information concerning the securities authorized for issuance pursuant to our equity compensation plans as of March 31, 2014:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by securityholders	11,475,618(1)	$5.77	9,197,629
Equity compensation plans not approved by securityholders	—	N/A	—
Total	11,475,618(1)	$5.77	9,197,629
(1) Upon the exercise of all outstanding options, we will issue approximately 11,475,262 shares of Class A common stock and will redeem approximately 356 fractional shares for cash.

APPROVAL OF THE AMENDED AND RESTATED ANNUAL INCENTIVE PLAN

The Booz Allen Hamilton Holding Corporation Annual Incentive Plan, or Annual Incentive Plan, was initially adopted in 2010 and has been a principal component of our compensation program since its adoption. On May 22, 2014, upon recommendation of our Compensation Committee, our Board of Directors adopted the Amended and Restated Booz Allen Hamilton Holding Corporation Annual Incentive Plan, subject to the approval of our stockholders and directed that the material terms of the performance-based compensation to be paid under the amended and restated Annual Incentive Plan, including the performance goals, be submitted to our stockholders for approval so that payments under the Annual Incentive Plan may qualify as performance-based compensation under Section 162(m) of the Code to the extent applicable. The Annual Incentive Plan, as proposed to be amended, is set forth in Appendix C to this proxy statement.

The amendment of the Annual Incentive Plan makes certain technical and administrative revisions and revises the clawback provisions to provide greater flexibility to adopt and enforce policies for recovery of compensation by the Company.

As described above under Proposal 3, Section 162(m) of the Code places a limit of $1,000,000 per individual on the amount of remuneration the Company may deduct in any given year with respect to certain high-level executives of the Company and provides an exception that generally allows the Company to obtain tax deductions without this limitation if the compensation paid qualifies as performance-based compensation. Approval of the amended and restated Annual Incentive Plan by the stockholders will allow us to continue to make awards under the plan while preserving a federal income tax deduction under Section 162(m) of the Code.
The Board recommends a vote FOR the approval of the performance based compensation to be paid (including the performance goals) under the Amended and Restated Booz Allen Hamilton Holding Corporation Annual Incentive Plan.
Summary of the Annual Incentive Plan

The following summary of the material terms of the Annual Incentive Plan, as proposed to be amended, is qualified in its entirety by reference to the full text of the plan, which is attached as Appendix C to this proxy statement.

Purpose. The purpose of the Annual Incentive Plan is to enable our company and its subsidiaries to attract, retain, motivate and reward executive officers and key employees by providing them with the opportunity to earn competitive compensation directly linked to our company’s performance. The Annual Incentive Plan is designed to meet the requirements of the performance-based compensation exemption from Section 162(m) of the Code to the extent that it is applicable to our company and the plan. We intend to comply with the Section 162(m) limits to the extent applicable.

Administration. The Annual Incentive Plan is administered by our Compensation Committee or another committee of the Board comprised of solely outside directors. The administrator may delegate its authority under the Annual Incentive Plan to a subcommittee, other than with respect to awards to any employee whose compensation is subject to Section 162(m) of the Code.
Eligible Employees. Employees (including officers) of the Company are eligible to participate in the Annual Incentive Plan. The Compensation Committee has the authority to determine the employees to whom awards will be granted under the Annual Incentive Plan.
Performance Criteria. To the extent Section 162(m) of the Code is applicable to our company and the plan, our Compensation Committee establishes the performance objective or objectives applicable to any award under the plan prior to the 91st day after the beginning of each performance period under the Annual Incentive Plan (and no later than the date on which 25% of the performance period has lapsed). Unless our Compensation Committee determines that an award will not qualify as performance-based compensation under Section 162(m) of the Code, the performance criteria will be based upon the relative or comparative achievement of one or more of the following criteria, whether in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies and whether gross or net, before or after taxes and/or before or after other adjustments, as determined by the Committee for the Performance Period: earnings before interest, taxes, depreciation and amortization, with or without adjustments for stock-option based and other equity-based compensation expenses, and/or management, transaction and/or similar fees paid to the principal stockholders or their affiliates; operating earnings; net earnings; income; earnings before interest and taxes; total shareholder return; return on the

Company’s assets; increase in the Company’s earnings or earnings per share (basic or diluted); revenue growth; share price performance; return on invested capital; operating income; pre- or post-tax income; net income; economic value added; profit margins; cash flow; improvement in or attainment of expense or capital expenditure levels; improvement in or attainment of working capital levels; return on equity; debt reduction; gross profit; market share; cost reductions; workforce satisfaction and diversity goals; workplace health and safety goals; employee retention; completion of key projects and strategic plan development and/or implementation; job profit or performance against a multiplier, or in the case of persons whose compensation is not subject to Section 162(m) of the Code, such other criteria as may be determined by our Compensation Committee. Performance objectives may be established on a Company-wide basis or with respect to one or more business units, divisions, subsidiaries, or products; and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies.
When establishing performance objectives for a performance period, the Compensation Committee may exclude any or all “extraordinary items” as determined under U.S. generally accepted accounting principles and as identified in the financial statements, notes to the financial statements or management’s discussion and analysis in the annual report, including, without limitation, the charges or costs associated with restructurings of the Company or any subsidiary, discontinued operations, extraordinary items, capital gains and losses, dividends, share repurchase, other unusual or non-recurring items, and the cumulative effects of accounting changes. Except in the case of awards intended to qualify as performance-based compensation under Section 162(m), the Compensation Committee may also adjust the performance objectives for any performance period as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Compensation Committee may determine (including, without limitation, any adjustments that would result in the Company paying non-deductible compensation to a participant).
Payment. Payment of awards will be made as soon as practicable after our Compensation Committee certifies that one or more of the applicable performance criteria have been attained. Our Compensation Committee will determine whether any award under the Annual Incentive Plan will be paid in cash, stock (including restricted stock or restricted stock units) or other awards under the Equity Incentive Plan, or in a combination of cash, stock, and other awards, including conditioning the vesting of such shares or other awards on the performance of additional service.

Maximum Award; Discretion. The maximum award amount payable per fiscal year under the Annual Incentive Plan is $5,000,000. Our Compensation Committee has the discretion to reduce awards under the Annual Incentive Plan for any reason or increase awards to employees whose compensation is not subject to limitations on deduction under Section 162(m) of the Code. Awards to employees whose compensation is subject to limitations on deduction under Section 162(m) of the Code cannot be increased beyond the maximum award.

Termination of Employment. Unless otherwise determined by our Compensation Committee when the performance criteria are selected, any participant in the Annual Incentive Plan whose employment terminates will forfeit all rights to any unpaid award. However, (i) if a participant’s employment terminates due to death, disability or “company approved departure” (as defined in the Annual Incentive Plan), our Compensation Committee may pay a partial award to the participant with respect to the portion of the performance period prior to the participant’s termination of employment and (ii) if the participant’s employment terminates for any reason prior to payment of the Annual Incentive Plan award, our Compensation Committee may waive the forfeiture feature, but may not waive the requirement to satisfy the performance criteria for participants whose compensation is subject to limitations on deduction under Section 162(m) of the Code.

Forfeiture. If we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, and if a participant knowingly or grossly negligently engaged in the misconduct or knowingly or grossly negligently failed to prevent the misconduct, or if the participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, then the participant must forfeit and disgorge (i) any awards received during the twelve months following the filing of the financial document embodying such financial reporting requirement and (ii) any other awards that was earned based on the materially non-complying financial reporting. In addition, any award paid to a current or former executive officer during the three-year period preceding the date on which the restatement is required, based on erroneous data, must be forfeited and disgorged to us to the extent the award is in excess of what would have been paid to the participant under the accounting restatement. To the extent permitted or required by applicable law or regulations, awards paid must be forfeited to us and the administrator shall have the authority to implement any policies or procedures necessary to comply with applicable law.

Unless otherwise determined by the administrator, if (i) the participant’s performance is deemed to contribute substantially to significant financial losses, (ii) the participant’s performance is deemed to contribute substantially to a significant downward restatement of any published results of our company or a subsidiary, (iii) the participant’s conduct results in or contributes substantially to significant reputational harm to our company, (iv) the participant materially breaches applicable legal and/or regulatory requirements, (v) the participant’s conduct constitutes cause (as defined in the plan) or (vi) the participant’s conduct results in or contributes substantially to a material breach of our applicable internal policies and procedures, the administrator may suspend the payment of a participant’s awards or subject any award paid or otherwise settled in the twelve months prior to the date that the participant engaged in the misconduct or at any time thereafter to forfeiture and disgorgement to us together with all gains earned or accrued due to the exercise of any award or the sale of any of our common stock issued pursuant the award upon demand by the administrator.

Awards under the Annual Incentive Plan (and gains earned or accrued in connection with awards) are also subject to generally applicable policies regarding forfeiture and recoupment of compensation as may be adopted by the administrator or our Board.

New Plan Benefits. The amount of awards that may become payable in fiscal year 2015 and subsequent years under the Annual Incentive Plan will be dependent upon the performance goals established by the Compensation Committee and will be subject to the Compensation Committee’s discretion to reduce any award by any amount. As a result, it is not possible to determine the amounts of awards for future years.

ADOPTION OF THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND CONVERSION OF CLASS B NON-VOTING COMMON STOCK AND CLASS C RESTRICTED COMMON STOCK INTO CLASS A COMMON STOCK
Our Board has authorized, and recommends for approval, the conversion of our issued and outstanding shares of Class B non-voting common stock and Class C restricted common stock into shares of our Class A common stock, thereby eliminating all of the shares of Class B non-voting common stock and Class C restricted common stock. Pursuant to the conversion, each issued and outstanding share of our Class B non-voting common stock and Class C restricted common stock will be converted on a one-for-one basis into shares of our Class A common stock. The proposal, if approved by our stockholders, would simplify our capital structure and is expected to have the other benefits discussed under “Reasons for the Conversion” below.
In order for the proposal to be approved, it must receive the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Class A common stock, Class C restricted common stock and Class E special voting common stock, voting together as a single class, with each share having one vote. If the Third Amended and Restated Certificate of Incorporation is approved, the change will become effective upon the filing of an amendment and restatement to the Company’s Certificate of Incorporation with the Secretary of State of the State of Delaware, in substantially the form of Appendix D attached hereto.
Background of our Current Capital Structure and the Conversion Proposal
In connection with the acquisition of Booz Allen Hamilton by Carlyle on July 31, 2008, Booz Allen Hamilton securities were converted into the following classes of common stock of Booz Allen Holding: (i) Class A common stock, (ii) Class B non-voting common stock, (iii) Class C restricted common stock and (iv) Class E special voting common stock, as well as stock options under our officer’s rollover stock plan, and we have maintained this capital structure since such time. In connection with the acquisition, shares of Class B non-voting common stock were issued to certain former officers of Booz Allen Hamilton in exchange for stock of Booz Allen Hamilton, and shares of Class C restricted common stock were issued to certain officers in exchange for certain stock rights under the Booz Allen Hamilton stock plan. Class C restricted common stock was restricted in that a record holder’s shares vested as set forth in our officer’s rollover stock plan, an equity compensation program established in connection with Carlyle’s investment in the Company.
Our existing certificate of incorporation, among other things, provides that holders of Class A common stock, Class C restricted common stock and Class E special voting common stock are entitled to one vote for each share on all matters to be voted on by stockholders. Except as otherwise provided in General Corporation Law of the State of Delaware, the holders of Class B non-voting common stock have no voting rights of any nature whatsoever.
Reasons for the Conversion
In determining to approve the conversion and recommend the proposal to our stockholders, our Board considered our current capital structure and a number of factors, including the possible benefits that we and our stockholders may derive from each of the following:

•	alignment of voting rights with the economic benefits and risks of ownership for holders of our Class B non-voting common stock;

•	because all of the Class C restricted common stock is now vested and transferable, there is no need to maintain such interests as a separate class of stock;

•	reduction in the complexity of corporate governance related to voting on matters by only certain stockholders;

•	improvement in the liquidity of our Class A common stock; and

•	the conversion is not expected to result in taxable income to the Company or to the holders of our Class A common stock, Class B non-voting common stock or Class C restricted common stock.
This discussion of information and factors considered by our Board is not intended to be exhaustive, but includes the material factors considered by our Board in making its decision. In view of the nature of the factors considered by our Board in connection with its evaluation of the proposal, our Board did not consider it practicable to, nor did it attempt to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision. We cannot assure you when or if any specific potential benefits considered by our Board will be realized.

Certain Effects of the Conversion
If the conversion is completed, each issued and outstanding share of each series of our outstanding Class B non-voting common stock and Class C restricted common stock will each be automatically converted into one fully paid and non-assessable share of Class A common stock.
Voting Power. As to all matters on which our stockholders are entitled to vote, the holders of our Class B non-voting common stock currently have no voting rights whatsoever, other than as required by the General Corporation Law of the State of Delaware, and the holders of our Class C restricted common stock currently have the right to cast one vote per share on all matters to be voted on by stockholders. After the conversion, all holders of our outstanding shares of capital stock (which will include Class A common stock and Class E special voting common stock only) will have identical voting rights on all matters. As a result, existing holders of our Class B non-voting common stock will have the right to cast one vote per share on all matters to be voted on by stockholders. The conversion will have no impact on the voting power of holders of Class C restricted common stock.
Economic Equity Interests. The proposed conversion will have no impact on the economic equity interests of holders of our Class A common stock, Class B non-voting common stock, Class C restricted stock and Class E special voting common stock, including with regard to dividends, liquidation rights or redemption. As of the record date for the annual meeting, the shares held by the holders of our Class A common stock, Class B non-voting common stock, Class C restricted stock and Class E special voting common stock represented approximately 96.1%, 0.4%, 0.6% and 2.9%, respectively, of the total outstanding shares of our capital stock. After the conversion of our Class B non-voting common stock and Class C restricted common stock, the shares of Class A common stock to be held by the current holders of our Class B non-voting common stock and Class C restricted common stock held by existing holders would represent the same proportions of the total outstanding shares of our capital stock as they had immediately prior to the conversion.
Capitalization. The conversion will have no impact on the total issued and outstanding shares of our capital stock, but rather will only increase the number of shares of Class A common stock outstanding in an amount equivalent to the aggregate number of shares of Class B non-voting common stock and Class C restricted common stock outstanding prior to the conversion.. As of the record date for the annual meeting, there were 149,790,488 shares of our capital stock issued, outstanding and eligible to vote, consisting of 144,451,573 shares of Class A common stock, 914,101 shares of Class C restricted common stock and 4,424,814 shares of Class E special voting common stock, as well as 525,370 shares of Class B non-voting common stock. As a result of the conversion, there would be 145,891,044shares of Class A common stock outstanding immediately after the effective time of the conversion, 4,424,814 shares of Class E special voting common stock and no shares of Class B non-voting common stock or Class C restricted common stock outstanding. In addition, the conversion will not change the number of authorized shares of our capital stock. Accordingly, immediately after the conversion, our authorized capital stock will consist of 600,000,000 shares of Class A common stock, 16,000,000 shares of Class B non-voting common stock, 5,000,000 shares of Class C restricted common stock, 25,000,000 shares of Class E special voting common stock and 54,000,000 shares of preferred stock.
NYSE Listing. The NYSE has approved, subject to official notice of issuance, the listing of the shares of Class A common stock scheduled to be issued as result of the conversion. Our common stock is listed on the NYSE under the symbol “BAH.”
Market Price. Our Class B non-voting common stock and Class C restricted common stock are not listed on any securities exchange. On June 6, 2014, the last practicable trading date prior to the filing of the preliminary Proxy Statement relating to this proposal, the closing price per share of our Class A common stock on the NYSE was $22.18.
Operations. The proposed conversion will have no impact on our business operations.
Certain U.S. Federal Income Tax Consequences
We have summarized below certain U.S. federal income tax consequences of the conversion based on the Internal Revenue Code, or the Code, to the holders of Class B non-voting common stock and Class C restricted common stock. This summary does not discuss all aspects of U.S. federal income taxation that may be relevant to a holder of Class B non-voting common stock or Class C restricted common stock in light of such stockholder’s individual circumstances. In addition, this summary does not address any state, local or foreign tax consequences of the proposed conversion. This summary is included for general information purposes only and is not intended to constitute advice regarding the U.S. federal income tax consequences of the proposed conversion. Since the tax consequences to the holder of Class B non-voting common stock or Class C restricted common stock will depend on such stockholder’s particular facts and circumstances, such stockholder is urged to consult its own tax advisor with respect to the tax consequences of the conversion, including tax reporting requirements.
We believe that as a result of the conversion:

•
no gain or loss will be recognized for U.S. federal income tax purposes by any of the holders of Class B non-voting common stock or Class C restricted common stock upon the conversion of such stock into Class A common stock;

•
a stockholder’s basis in its shares of Class A common stock received in the conversion will be the same as such stockholder’s basis in Class B common stock or Class C restricted common stock, as applicable, converted to Class A common stock pursuant to the conversion;

•
a stockholder’s holding period for its shares of Class A common stock received in the conversion will include such stockholder’s holding period for its Class B non-voting common stock or Class C restricted common stock, as applicable, converted to Class A common stock pursuant to the conversion; and

•	no gain or loss will be recognized for U.S. federal income tax purposes by us upon the conversion of Class B non-voting common stock and Class C restricted common stock into Class A common stock.
EACH TAXPAYER IS HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF U.S. FEDERAL TAX ISSUES HEREIN IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED BY THE TAXPAYER, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THE TAXPAYER UNDER U.S. FEDERAL TAX LAW; (B) ANY SUCH DISCUSSION IS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) THE TAXPAYER SHOULD SEEK ADVICE BASED ON ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.
Accounting Considerations
We do not expect that the conversion will have any effect on our earnings or book value per share.
Required Vote
All holders of record of shares of Class A common stock, Class C restricted common stock and Class E special voting common stock on the record date are entitled to cast one vote per share with regard to the conversion. Approval of the proposal requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Class A common stock, Class C restricted common stock and Class E special voting common stock, voting together as a single class, with each share having one vote.
No Appraisal Rights
Holders of our Class A common stock, Class B non-voting common stock and Class C restricted common stock do not have appraisal rights under Delaware law or under our certificate of incorporation or bylaws in connection with the proposal.
The Board of Directors recommends a vote FOR the approval of the conversion and the Third Amended and Restated
Certificate of Incorporation.

RATIFICATION OF APPOINTMENT OF ACCOUNTANTS
The Audit Committee has appointed Ernst & Young LLP, an independent registered public accounting firm, as the independent auditors to perform an integrated audit of the Company for the fiscal year ending March 31, 2015. Ernst & Young LLP served as our independent auditors for the fiscal year ended March 31, 2014. Stockholder approval of the appointment is not required.
The Board believes that obtaining stockholder ratification of the appointment is a sound corporate governance practice. If the stockholders do not vote on an advisory basis in favor of Ernst & Young LLP, the Audit Committee will reconsider whether to hire the firm and may retain Ernst & Young LLP or hire another firm without resubmitting the matter for stockholders to approve. The Audit Committee retains the discretion at any time to appoint a different independent auditor.
Representatives of Ernst & Young LLP are expected to be present at the annual meeting, available to respond to appropriate questions, and will have the opportunity to make a statement if they desire.

The Board of Directors recommends a vote FOR ratification of the appointment of
Ernst & Young LLP as the independent registered public accounting firm for the Company for fiscal year 2015.

OTHER BUSINESS
The Board is not aware of any other matters to be presented at the annual meeting. If any other matter proper for action at the meeting should be presented, the holders of the accompanying proxy will vote the shares represented by the proxy on such matter in accordance with their best judgment. If any matter not proper for action at the meeting should be presented, the holders of the proxy will vote against consideration of the matter or the proposed action.

By order of the Board of Directors,
Douglas S. Manya
Secretary
McLean, Virginia
June 20, 2014

Appendix A
Non-GAAP Measures
We publicly disclose certain non-GAAP financial measurements, including Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted Earnings Per Share, or EPS, because management uses these measures for business planning purposes, including to manage our business against internal projected results of operations and measure our performance. We view Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS as measures of our core operating business, which exclude the impact of the items detailed below, as these items are generally not operational in nature. These non-GAAP measures also provide another basis for comparing period to period results by excluding potential differences caused by non-operational and unusual or non-recurring items. We also utilize and discuss Free Cash Flow, because management uses this measure for business planning purposes, measuring the cash generating ability of the operating business, and measuring liquidity generally. We present these supplemental measures because we believe that these measures provide investors with important supplemental information with which to evaluate our performance, long term earnings potential, or liquidity, as applicable, and to enable them to assess our performance on the same basis as management. These supplemental performance measurements may vary from and may not be comparable to similarly titled measures by other companies in our industry. Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow are not recognized measurements under accounting principles generally accepted in the United States, or GAAP, and when analyzing our performance or liquidity, as applicable, investors should (i) evaluate each adjustment in our reconciliation of operating and net income to Adjusted Operating Income, Adjusted EBITDA and Adjusted Net Income, and cash flows to Free Cash Flows, and the explanatory footnotes regarding those adjustments, each as defined under GAAP, (ii) use Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS in addition to, and not as an alternative to, operating income, net income or diluted EPS, as a measure of operating results, and (iii) use Free Cash Flows in addition to, and not as an alternative to, net cash generated from operating activities as a measure of liquidity, each as defined under GAAP. We have defined the aforementioned non-GAAP measures as follows:

•
“Adjusted Operating Income” represents operating income before (i) certain stock option-based and other equity-based compensation expenses, (ii) adjustments related to the amortization of intangible assets, and (iii) any extraordinary, unusual, or non-recurring items. We prepare Adjusted Operating Income to eliminate the impact of items we do not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary, or non-recurring nature or because they result from an event of a similar nature.

•
“Adjusted EBITDA” represents net income before income taxes, net interest and other expense, and depreciation and amortization and before certain other items, including: (i) certain stock option-based and other equity-based compensation expenses, (ii) transaction costs, fees, losses, and expenses, including fees associated with debt prepayments, and (iii) any extraordinary, unusual, or non-recurring items. We prepare Adjusted EBITDA to eliminate the impact of items we do not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary, or non-recurring nature or because they result from an event of a similar nature.

•
“Adjusted Net Income” represents net income before: (i) certain stock option-based and other equity-based compensation expenses, (ii) transaction costs, fees, losses, and expenses, including fees associated with debt prepayments, (iii) adjustments related to the amortization of intangible assets, (iv) amortization or write-off of debt issuance costs and write-off of original issue discount, and (v) any extraordinary, unusual, or non-recurring items, in each case net of the tax effect calculated using an assumed effective tax rate. We prepare Adjusted Net Income to eliminate the impact of items, net of tax, we do not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary, or non-recurring nature or because they result from an event of a similar nature.

•
“Adjusted Diluted EPS” represents diluted EPS calculated using Adjusted Net Income as opposed to net income. Additionally, Adjusted Diluted EPS does not contemplate any adjustments to net income as required under the two-class method as disclosed in the footnotes to the financial statements.

•	“Free Cash Flow” represents the net cash generated from operating activities less the impact of purchases of property and equipment.

A - 1

Below is a reconciliation of Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow to the most directly comparable financial measure calculated and presented in accordance with GAAP.

	Fiscal Year Ended March 31,
(Amounts in thousands, except share and per share data)	2014	2013	2012
	(Unaudited)
Adjusted Operating Income
Operating Income	$460,611	$446,234	$387,432
Certain stock-based compensation expense (a)	1,094	5,868	14,241
Amortization of intangible assets (b)	8,450	12,510	16,364
Net restructuring charge (c)	—	—	11,182
Transaction expenses (d)	—	2,725	—
Adjusted Operating Income	$470,155	$467,337	$429,219
EBITDA & Adjusted EBITDA
Net income	$232,188	$219,058	$239,955
Income tax expense	148,599	149,253	103,919
Interest and other, net	79,824	77,923	43,558
Depreciation and amortization	72,327	74,009	75,205
EBITDA	532,938	520,243	462,637
Certain stock-based compensation expense (a)	1,094	5,868	14,241
Net restructuring charge (c)	—	—	11,182
Transaction expenses (d)	—	2,725	—
Adjusted EBITDA	$534,032	$528,836	$488,060
Adjusted Net Income
Net income	$232,188	$219,058	$239,955
Certain stock-based compensation expense (a)	1,094	5,868	14,241
Net restructuring charge (c)	—	—	11,182
Transaction expenses (d)	—	2,725	—
Amortization of intangible assets (b)	8,450	12,510	16,364
Amortization or write-off of debt issuance costs and write-off of original issue discount	6,719	13,018	4,783
Net gain on sale of state and local transportation business (e)	—	—	(5,681)
Release of income tax reserves (f)	—	—	(35,022)
Adjustments for tax effect (g)	(6,505)	(13,649)	(18,628)
Adjusted Net Income	$241,946	$239,530	$227,194
Adjusted Diluted Earnings Per Share
Weighted-average number of diluted shares outstanding	148,681,074	144,854,724	140,812,012
Adjusted Net Income Per Diluted Share (h)	$1.63	$1.65	$1.61
Free Cash Flow
Net cash provided by operating activities	$332,718	$464,654	$360,046
Less: Purchases of property and equipment	(20,905)	(33,113)	(76,925)
Free Cash Flow	$311,813	$431,541	$283,121

(a)
Reflects stock-based compensation expense for options for Class A Common Stock and restricted shares, in each case, issued in connection with the Acquisition of our Company by The Carlyle Group (the Acquisition) under the Officers’ Rollover Stock Plan. Also reflects stock-based compensation expense for Equity Incentive Plan Class A Common Stock options issued in connection with the Acquisition under the Equity Incentive Plan.

(b)	Reflects amortization of intangible assets resulting from the Acquisition.

(c)
Reflects restructuring charges of approximately $15.7 million incurred during the three months ended March 31, 2012, net of approximately $4.5 million of revenue recognized on recoverable expenses, associated with the cost of a restructuring plan to reduce certain personnel and infrastructure costs.

(d)	Reflects debt refinancing costs incurred in connection with the recapitalization transaction consummated on July 31, 2012.

(e)	Reflects the gain on sale of our state and local transportation business, net of the associated tax benefit of $1.6 million.

(f)	Reflects the release of income tax reserves.

(g)	Reflects tax effect of adjustments at an assumed marginal tax rate of 40%.

(h)
Excludes an adjustment of approximately $3.1 million and $9.1 million of net earnings for fiscal 2014 and 2013, respectively, associated with the application of the two-class method for computing diluted earnings per share.

A - 2

Appendix B

SECOND AMENDED AND RESTATED EQUITY INCENTIVE PLAN
OF
BOOZ ALLEN HAMILTON HOLDING CORPORATION

Booz Allen Hamilton Holding Corporation (the “Company”) hereby adopts this Second Amended and Restated Equity Incentive Plan of Booz Allen Hamilton Holding Corporation, which amends and restates the Amended and Restated Equity Incentive Plan of Booz Allen Hamilton Holding Corporation (as amended and restated, the “Plan”). The purposes of this Plan are as follows:
(1)    To further the growth, development and financial success of the Company and its Subsidiaries (as defined herein), by providing additional incentives to employees, consultants and directors of the Company and its Subsidiaries, who have been or will be given responsibility for the management or administration of the Company’s (or one of its Subsidiaries’) business affairs, by assisting them to become owners of Company Common Stock, thereby benefiting directly from the growth, development and financial success of the Company and its Subsidiaries.
(2)    To enable the Company (and its Subsidiaries) to obtain and retain the services of the type of professional, technical and managerial employees, consultants and directors considered essential to the long-term success of the Company (and its Subsidiaries) by providing and offering them an opportunity to become owners of Company Common Stock pursuant to the exercise of Options, the grant of Restricted Stock or Restricted Stock Units, the grant of Performance Awards, the grant of other Stock-Based Awards or an offer to purchase shares of Company Common Stock.
ARTICLE I.
DEFINITIONS
Whenever the following terms are used in this Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary. The singular pronoun shall include the plural where the context so indicates.
Section 1.1    “Administrator” shall mean the Board or any committee of the Board designated by the Board to administer the Plan; provided, that, with respect to (i) Awards intended to qualify as performance-based compensation under Section 162(m) of the Code, the Administrator shall mean the compensation committee of the Board or such other committee or subcommittee of the Board or the compensation committee as the Board or the compensation committee shall designate, consisting of two or more members, each of whom is an “outside director” within the meaning of Section 162(m) of the Code and (ii) Awards intended to qualify for the exemption contained in Rule 16b-3 promulgated under the Exchange Act, the Administrator shall mean the compensation committee of the Board or such other committee or subcommittee of the Board or the compensation committee as the Board or the compensation committee shall designate, consisting of two or more members, each of whom is a “non-employee directors” within the meaning of such rule, or, in the alternative, the entire Board.
Section 1.2    “Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person where “control” shall have the meaning given such term under Rule 405 of the Securities Act. For the purposes of this Plan, Affiliates of the Company shall include all Principal Stockholders.
Section 1.3    “Alternative Award” shall have the meaning set forth in Section 13.2.
Section 1.4    “Applicable Laws” shall mean the requirements relating to the administration of stock option, restricted stock, restricted stock unit and other equity-based compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Company Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan.
Section 1.5    “Award” shall mean any Option, Stock Purchase Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Stock Appreciation Right, Dividend Equivalent, Deferred Share Unit or other Stock-Based Award granted to a Participant pursuant to the Plan, including an Award combining two or more types in a single grant.

Section 1.6    “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing an Award, including through an electronic medium.
Section 1.7    “Base Price” shall have the meaning set forth in Section 1.57.
Section 1.8    “Board” shall mean the Board of Directors of the Company.
Section 1.9    “Cause” shall mean any of the following: (i) the Participant’s commission of a material act of fraud, embezzlement, misappropriation, misconduct against the Company or any of its Affiliates, or the conviction of, or plea of no contest to, or imposition of unadjudicated probation for any crime that is a felony (or a comparable classification in a jurisdiction that does not use these terms) other than as a result of a traffic violation (unless such traffic violation results in a formal sentencing of the Participant to prison time), or the Participant’s commission of a crime or other material act of misconduct that results in such Participant’s loss of any government security clearance that is reasonably necessary to perform his or her material employment-related duties; (ii) the Participant’s willful failure to substantially perform his or her material employment-related duties (other than any such failure resulting from the Participant’s Disability) or the Participant’s willful failure to carry out, or comply with, any lawful and reasonable directive of the Board or the Participant’s immediate supervisor; (iii) the Participant’s material violation of any material Company policy as in effect from time to time or material breach of the Participant’s fiduciary duties to the Company or any of its Affiliates; (iv) the Participant’s material breach of the Stockholders Agreement, the Plan, or any exchange agreement, Award Agreement, or employment, non-competition, nondisclosure or non-solicitation agreement between the Company or any of its Subsidiaries and the Participant or (v) the Participant’s unlawful use (including being under the influence) or possession of illegal drugs on the Company’s (or any Affiliate’s) premises or while performing the Participant’s duties and responsibilities; provided that, in the case of clauses (ii), (iii) or (iv), prior to October 1, 2010, such events shall only constitute Cause if not remedied within ten (10) business days (or such longer period as provided below) after receipt of written notice from the Company specifying such failure, violation or breach, as the case may be. The determination as to whether “Cause” has occurred shall be made by the Board, acting in good faith, which shall have the authority to waive the consequences under the Plan in the event of the existence or occurrence of any of the events, acts or omissions constituting “Cause.” The Company must notify a Participant of any event alleged to constitute “Cause” within six months following the Board’s knowledge of its existence or such event shall not constitute “Cause” for purposes of the Plan. A termination for Cause shall be deemed to include a determination following a Participant’s termination of employment for any reason if the circumstances existing prior to such termination would have entitled the Company or one of its Subsidiaries to have terminated such Participant’s employment for Cause; provided, however, that this proviso shall not apply if, prior to termination of employment, the Board determined, following conclusion of an investigation, that such termination was not for Cause unless new facts regarding the Participant’s conduct are revealed to the Board following termination of employment that result in a change in the Board’s determination. The ten (10) business day period described above with respect to awards granted prior to October 1, 2010 may be extended for such longer period as the Chief Personnel Officer or, with respect to the Chief Personnel Officer, the Chief Executive Officer shall determine, in his sole discretion.
Section 1.10    “Change in Control” shall mean the occurrence of any of the following events:
(a)The acquisition, directly or indirectly, by any person, entity or “group” (as defined in Section 13(d) of the Exchange Act) (other than the Company, any Subsidiary, any Principal Stockholder or any Affiliate thereof, an employee benefit plan maintained by the Company, or a Person that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) of fifty (50) percent or more of the total combined voting power of the Company’s then outstanding voting securities;
(b)The merger or consolidation of the Company, as a result of which persons who were shareholders of the Company immediately prior to such merger or consolidation, together with the Principal Stockholders, do not, immediately thereafter, own, directly or indirectly, more than fifty (50) percent of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company;
(c)The liquidation or dissolution of the Company other than a liquidation or dissolution of the Company into a Subsidiary or for the purposes of effecting a corporate restructuring or reorganization as a result of which persons who were shareholders of the Company immediately prior to such liquidation or dissolution, together with the Principal Stockholders, continue to own immediately thereafter, directly or indirectly, more than fifty (50) percent of the combined voting power entitled to vote generally in the election of directors of the entity that owns, directly or indirectly, substantially all of the assets of the Company following such transaction; or

(d)The sale, transfer or other disposition of all or substantially all of the assets of the Company to one or more persons or entities that are not, immediately prior to such transaction, Affiliates of the Company, or any employee benefit plan of the Company (other than by way of a transaction that would not be deemed a Change in Control pursuant to clauses (a) or (b) above);
in each case, provided that such event constitutes a “change in control” within the meaning of Section 409A of the Code.
Notwithstanding the foregoing, a “Change in Control” shall not be deemed to occur if the Company files for bankruptcy, liquidation or reorganization under the United States Bankruptcy Code or as a result of any restructuring that occurs as a result of any such proceeding.
Section 1.11    “Change in Control Price” shall mean the highest price per share of Company Common Stock offered in conjunction with any transaction resulting in a Change in Control.
Section 1.12    “Code” shall mean the Internal Revenue Code of 1986, as amended.
Section 1.13    “Company” shall mean Booz Allen Hamilton Holding Corporation, a Delaware corporation, and any successor.
Section 1.14    “Company Common Stock” shall mean the class A common stock, par value $0.01 per share, of the Company and such other class of stock into which such common stock is hereafter converted or exchanged.
Section 1.15    “Competitive Activity” shall mean (a) directly or indirectly engaging in or providing, or owning, investing in, managing, joining, operating or controlling, or participating in the ownership, management, operation or control of, or being connected as a director, officer, employee, partner, member, consultant or otherwise with, any business enterprise (whether for profit or not for profit) that is engaged in the business of providing consulting services, either management or technical, staff augmentation, or any related services for any U.S. governmental entity or any other business activities that, as of the date of the Participant’s termination of employment, are directly competitive in any geographic area with the business activities of the Company or any of its divisions, subsidiaries or Affiliates (including any business activities that, to the knowledge of the Participant, the Company or any of its respective divisions, subsidiaries or Affiliates has been planning to engage in prior to the Participant’s termination of employment or service); (b) without the Company’s prior written consent, recruiting for employment with any entity that competes with the Company, or hiring for such entity, any employee of the Company, former employee of the Company, or independent contractor to the Company who left the Company or discontinued providing services to the Company within six (6) months of the termination of the Participant’s employment or (c) directly or indirectly using, disclosing or disseminating to any other Person or otherwise employing Confidential Information, in each case that is not approved in writing by the Administrator, it being understood that direct employment as an employee of (and not as a consultant or advisor to) any U.S. federal, state or local governmental entity shall not be considered a competitive activity. In the event any court of competent jurisdiction shall find that any provision hereof relating to Competitive Activity is not enforceable in accordance with its terms, the court shall reform such provisions such that the provisions shall be enforceable to the maximum extent permissible at law.

Section 1.16    “Confidential Information” shall mean any and all of three categories of information: (a) confidential proprietary information about the Company’s business including, but not limited to, information that is not readily available to the public, and which concerns the Company’s operations, financial results, plans and compensation structure, strategies, knowledge on-line database, clients, trade secrets, or any other proprietary information; (b) confidential information entrusted to the Company by third parties such as clients (including the U.S. government and its agencies) or vendors and (c) personally identifiable information received from employees, clients, or third parties (including, but not limited to, names, addresses, Social Security Numbers, background information, credit card or bank information, telephone or facsimile numbers, e-mail addresses and health information), which if misused could result in identity theft, credit card fraud or other serious harm.

Section 1.17    “Consultant” shall mean any natural Person who is engaged by the Company or any of its Subsidiaries to render consulting or advisory services to such entity.
Section 1.18    “Corporate Event” shall mean, as determined by the Administrator in its sole discretion, any transaction or event described in Section 14.1(a) or any unusual or nonrecurring transaction or event affecting the Company, any Subsidiary of the Company, or the financial statements of the Company or any of its Subsidiaries, or changes in applicable laws, regulations or accounting principles (including, without limitation, a recapitalization of the Company).

Section 1.19    “Covered Employee” shall have the meaning set forth in Section 162(m)(3) of the Code.

Section 1.20    “Deferred Annual Amount” shall have the meaning set forth in Section 8.1.

Section 1.21    “Deferred Share Unit” shall mean a unit credited to a Participant’s account in the books of the Company under Article VIII that represents the right to receive Shares of Company Common Stock or cash equal to the Fair Market Value thereof on settlement of the account.

Section 1.22    “Director” shall mean a member of the Board or a member of the board of directors of any Subsidiary of the Company.

Section 1.23    “Disability” shall mean “disability,” as such term is defined in Section 22(e)(3) of the Code.

Section 1.24    “Dividend Equivalent” shall mean the right to receive payments in cash or in Shares, based on dividends with respect to Shares.

Section 1.25    “Effective Date” shall have the meaning set forth in Section 14.9.

Section 1.26    “Elective Deferred Share Unit” shall have the meaning set forth in Section 8.1.

Section 1.27    “Eligible Representative” for a Participant shall mean such Participant’s personal representative or such other person as is empowered under the deceased Participant’s will or the then applicable laws of descent and distribution to represent the Participant hereunder.

Section 1.28     “Employee” shall mean any employee (as defined in accordance with the regulations and revenue rulings then applicable under Section 3401(c) of the Code) of the Company or one of its Subsidiaries, whether such employee is so employed at the time this Plan is adopted or becomes so employed subsequent to the adoption of this Plan. A person shall not cease to be an Employee in the case of (a) any leave of absence approved by the Company or (b) transfers between locations of the Company or between the Company, any of its Subsidiaries, or any successor. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, the employment relationship shall be deemed to have terminated on the first day immediately following such three (3)-month period, and such Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Qualified Stock Option on the first day immediately following a three (3)‑month period from the date the employment relationship is deemed terminated.

Section 1.29    “Equity Restructuring” shall mean, as determined by the Administrator in its sole discretion, a non-reciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off or recapitalization through a large, nonrecurring cash dividend, that affects the shares of Company Common Stock (or other securities of the Company) or the share price of Company Common Stock (or other securities) and causes a change in the per share value of the Company Common Stock underlying outstanding Awards.

Section 1.30    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

Section 1.31    “Fair Market Value” of a Share as of a given date shall be:
(a)If the Company Common Stock is listed on any established stock exchange or a national market system, the closing sales price for a Share (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or, if not so reported, such other source as the Administrator deems reliable;
(b)If the Company Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Administrator shall determine the Fair Market Value in good faith with reference to the mean between the high bid and low asked prices for a Share on the date of determination and sales prices of securities issued to investors in any recent arm’s length transactions; or

(c)In the absence of an established market for the Company Common Stock, the Fair Market Value shall be determined in good faith by the Administrator with reference to the most recent valuation of the Company Common Stock performed by an independent valuation consultant or appraiser of nationally recognized standing (which valuation shall be prepared not less frequently than annually) and sales prices of securities issued to investors in any recent arm’s length transactions.
Section 1.32    “Incentive Stock Option” shall mean an Option which qualifies under Section 422 of the Code and is designated as an Incentive Stock Option by the Administrator.
Section 1.33    “Leadership Team” shall mean the group of senior executives of the Company with policy-making functions, as designated by the Chief Executive Officer of the Company.
Section 1.34    “Non-Qualified Stock Option” shall mean an Option which is not an “incentive stock option” under Section 422 of the Code and shall include an Option which is designated as a Non-Qualified Stock Option by the Administrator.
Section 1.35    “Non-U.S. Awards” shall have the meaning set forth in Section 12.4.
Section 1.36    “Option” shall mean an option to purchase Company Common Stock granted under the Plan. The term “Option” includes both an Incentive Stock Option and a Non-Qualified Stock Option.
Section 1.37    “Option Price” shall have the meaning set forth in Section 4.3.
Section 1.38    “Optionee” shall mean a Participant to whom an Option or SAR is granted under the Plan.
Section 1.39    “Participant” shall mean any Service Provider who has been granted an Award pursuant to the Plan.
Section 1.40    “Performance Award” shall mean Performance Shares, Performance Units and all other Awards that vest (in whole or in part) upon the achievement of specified Performance Goals.
Section 1.41    “Performance Cycle” shall mean the period of time selected by the Administrator during which performance is measured for the purpose of determining the extent to which a Performance Award has been earned or vested.
Section 1.42    “Performance Goals” means the objectives established by the Administrator for a Performance Cycle pursuant to Section 7.4 for the purpose of determining the extent to which a Performance Award has been earned or vested.
Section 1.43    “Performance Share” means an Award granted pursuant to Article VII of the Plan of a contractual right to receive a Share (or the cash equivalent thereof) upon the achievement, in whole or in part, of the applicable Performance Goals.
Section 1.44    “Performance Unit” means a dollar-denominated unit (or a unit denominated in the Participant’s local currency) granted pursuant to Article VII of the Plan, payable upon the achievement, in whole or in part, of the applicable Performance Goals.
Section 1.45    “Permitted Transfer” shall have the meaning ascribed to such term in the Stockholders Agreement.
Section 1.46    “Person” shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or any other entity of whatever nature.

Section 1.47    “Plan” shall have the meaning set forth in the Preamble hereto.

Section 1.48    “Principal Stockholders” shall mean (i) the Initial Carlyle Stockholders (as defined in the Stockholders Agreement) and (ii) any of their Affiliates to which (a) any of the Principal Stockholders identified in clause (i) or any other Person transfers Company Common Stock or (b) the Company issues Company Common Stock.

Section 1.49    “Public Offering” shall mean the first day as of which (i) sales of Company Common Stock are made to the public in the United States pursuant to an underwritten public offering of the Company Common Stock led by one or more underwriters at least one of which is an underwriter of nationally recognized standing or (ii) the Administrator has determined that the Company Common Stock otherwise has become publicly traded for this purpose.

Section 1.50     “Restricted Stock” shall mean an Award granted pursuant to Section 6.1.

Section 1.51    “Restricted Stock Unit” shall mean an Award granted pursuant to Section 6.2.

Section 1.52    “Secretary” shall mean the Secretary of the Company.

Section 1.53    “Securities Act” shall mean the Securities Act of 1933, as amended.

Section 1.54    “Service Award” shall mean all Awards that vest solely based on the passage of time or continued service over a fixed period of time.

Section 1.55    “Service Provider” shall mean an Employee, Consultant or Director.

Section 1.56    “Share” shall mean a share of Company Common Stock.

Section 1.57    “Stock Appreciation Right” or “SAR” shall mean the right to receive a payment from the Company in cash and/or Shares equal to the product of (i) the excess, if any, of the Fair Market Value of one Share on the exercise date over a specified price (the “Base Price”) fixed by the Administrator on the grant date (which specified price shall not be less than the Fair Market Value of one Share on the grant date), multiplied by (ii) a stated number of Shares.

Section 1.58    “Stock-Based Award” shall have the meaning set forth in Section 9.1.

Section 1.59    “Stock Purchase Right” shall mean an Award granted pursuant to Section 3.4.

Section 1.60    “Stockholders Agreement” shall mean that certain agreement by and among each Participant, the Principal Stockholders, the Company and other parties thereto, which contains certain restrictions and limitations applicable to Awards granted under this Plan, as may be amended from time to time. Prior to a Public Offering, if the Participant is not a party to the Stockholders Agreement at the time of grant of an Award of Shares, settlement of an Award, purchase of Company Common Stock pursuant to a Stock Purchase Right or exercise of an Option or SAR (or any portion thereof), the time of grant of such Award, settlement of such Award, purchase of Company Common Stock pursuant to a Stock Purchase Right or, as applicable, the exercise of an Option or SAR shall be subject to the condition that the Participant enter into the Stockholders Agreement with the Company in the form provided to the Participant by the Company.

Section 1.61    “Subplans” shall have the meaning set forth in Section 12.4.

Section 1.62    “Subsidiary” of any entity shall mean any corporation in an unbroken chain of corporations beginning with such entity if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Section 1.63    “Termination of employment,” “termination of service” and any similar term or terms shall mean, with respect to a director who is not an Employee of the Company or any of its Subsidiaries, the date upon which such director ceases to be a member of the Board, with respect to a Consultant who is not an Employee of the Company or any of its Subsidiaries, the date upon which such Consultant ceases to provide consulting or advisory services to the Company or any of its Subsidiaries, and, with respect to an Employee, the date the Participant ceases to be an Employee; provided, that, with respect to any Award subject to Section 409A of the Code, such terms shall mean “separation from service,” as defined in Section 409A of the Code and the rules, regulations and guidance promulgated thereunder.

Section 1.64    “Withholding Taxes” shall mean the statutory minimum of any federal, state, local or foreign income taxes, withholding taxes or employment taxes required to be withheld under Applicable Law.

ARTICLE II.
SHARES SUBJECT TO THE PLAN
Section 2.1    Shares Subject to Plan.
(a)Subject to Section 14.1, the aggregate number of Shares which may be issued under this Plan is 33,000,000; provided, however, that subject to Section 2.1(b), no more than 33,000,000 Shares shall be issued in the form of Options under the Plan. The Shares may be authorized but unissued, or reacquired Company Common Stock.
(b)To the extent that an Award terminates, is forfeited, is repurchased, expires, or lapses for any reason, any Shares subject to the Award shall again be available for the grant of an Award pursuant to the Plan; provided, however, that vested Shares that are repurchased after being issued from the Plan shall not be available for future issuance under the Plan. Additionally, any Shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any Award shall again be available for the grant of an Award pursuant to the Plan. To the extent permitted by Applicable Law, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any of its Subsidiaries shall not be counted against Shares available for grant pursuant to this Plan.

Section 2.2    Individual Award Limitations. Subject to Section 2.1(a) and Section 14.1, the following individual Award limits shall apply for those Awards intended to qualify as performance-based compensation under Section 162(m) of the Code:
(a)No Participant may receive the right to more than 450,000 Performance Shares, shares of performance-based Restricted Stock and Restricted Stock Units and performance-based Deferred Share Units under the Plan in any one year.
(b)No Participant may receive the right to Performance Units under the Plan in any one year with a value of more than US $5,000,000 (or the equivalent of such amount denominated in the Participant’s local currency).
(c)No Participant may receive Options, SARs or any other Award based solely on the increase in value of the Shares on more than 700,000 Shares under the Plan in any one year.
Section 2.3    Prohibition Against Repricing. Except to the extent (i) approved in advance by holders of a majority of the Shares entitled to vote generally in the election of directors or (ii) as a result of any Corporate Event, the Administrator shall not have the power or authority to reduce, whether through amendment or otherwise, the exercise price of any outstanding Option or base price of any outstanding Stock Appreciation Right or to grant any new Award, or make any cash payment, in substitution for or upon the cancellation of Options or Stock Appreciation Rights previously granted.

ARTICLE III.
GRANTING OF OPTIONS AND SARS AND SALE OF COMPANY COMMON STOCK
Section 3.1    Eligibility. Non-Qualified Stock Options and Stock Appreciation Rights may be granted to Service Providers. Subject to Section 3.2, Incentive Stock Options may only be granted to Employees.

Section 3.2    Qualification of Incentive Stock Options. No Employee may be granted an Incentive Stock Option under the Plan if such Employee, at the time the Incentive Stock Option is granted, owns stock possessing more than ten (10) percent of the total combined voting power of all classes of stock of the Company or any then existing Subsidiary of the Company or “parent corporation” (within the meaning of Section 424(e) of the Code) unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code.

Section 3.3    Granting of Options and Stock Appreciation Rights to Service Providers.
(a)Options and Stock Appreciation Rights. The Administrator may from time to time:

(i)Select from among the Service Providers (including those to whom Options or SARs have been previously granted under the Plan) such of them as in its opinion should be granted Options and/or SARs;
(ii)Determine the number of Shares to be subject to such Options and/or SARs granted to such Service Provider, and determine whether such Options are to be Incentive Stock Options or Non-Qualified Stock Options; and
(iii)Determine the terms and conditions of such Options and SARs, consistent with the Plan.
Stock Appreciation Rights may be granted in tandem with Options or may be granted on a freestanding basis, not related to any Option. Unless otherwise determined by the Administrator at or after the grant date, Stock Appreciation Rights granted in tandem with Options shall have substantially similar terms and conditions to such Options to the extent applicable, or may be granted on a freestanding basis, not related to any Option.
(b)Upon the selection of a Service Provider to be granted an Option or SAR under this Section 3.3, the Administrator shall instruct the Secretary or another authorized officer to issue such Option or SAR and may impose such conditions on the grant of such Option or SAR as it deems appropriate. Without limiting the generality of the preceding sentence, but subject to Section 2.3, the Administrator may, subject to applicable securities laws, require as a condition to the grant of an Option or SAR to a Service Provider that the Service Provider surrender for cancellation all or a portion of the unexercised Options or SARs which have previously been granted to him or her. An Option or SAR, the grant of which is conditioned upon such surrender, may have an Option Price or Base Price that is lower (or higher) than the Option Price or Base Price of the surrendered Option or SAR, may cover the same (or a lesser or greater) number of Shares as the surrendered Option or SAR, may contain such other terms as the Administrator deems appropriate and shall be exercisable in accordance with its terms, without regard to the number of Shares, price, period of exercisability or any other term or condition of the surrendered Option or SAR. Subject to Section 14.3 of the Plan, any Incentive Stock Option granted under the Plan may be modified by the Administrator, without the consent of the Optionee, even if such modification would result in the disqualification of such Option as an “incentive stock option” under Section 422 of the Code.
Section 3.4    Sale of Company Common Stock to Service Providers. The Administrator, acting in its sole discretion, may from time to time designate one or more Service Providers to whom an offer to sell Shares shall be made and the terms and conditions thereof, provided, however, that the price per Share shall not be less than the Fair Market Value of such Shares on the date any such offer is accepted. Each Share sold to a Service Provider under this Section 3.4 shall be evidenced by a written stock purchase agreement in a form approved by the Board, which shall contain terms consistent with the terms hereof. Any Shares sold under this Section 3.4 shall be subject to the same limitations, restrictions and administration hereunder as would apply to any Shares issued pursuant to the exercise of an Option under this Plan including, but not limited to, conditions and restrictions set forth in Section 5.6 below. Shares acquired pursuant to this Section 3.4 prior to a Public Offering shall also be subject to the terms and conditions of a Stockholders Agreement, which shall be entered into with the Participant upon the acquisition of such Shares.

ARTICLE IV.
TERMS OF OPTIONS AND SARS
Section 4.1    Award Agreement.
(a)Each Option and each Stock Appreciation Right shall be evidenced by a written Award Agreement, which shall be executed by the Optionee and an authorized officer and which shall contain such terms and conditions as the Administrator shall determine, consistent with the Plan. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to qualify such Options as “incentive stock options” under Section 422 of the Code.
(b)The Administrator may, at any time, and from time to time, amend the terms of any one or more existing Award Agreements, provided, however, that subject to the provisions of this Plan the rights of an Optionee under an Award Agreement shall not be adversely impaired in any material respect without the Optionee’s written consent. The Company shall provide an Optionee with written notice of any amendment made to such Optionee’s existing Award Agreement.

Section 4.2    Exercisability and Vesting of Options and Stock Appreciation Rights.
(a)Each Option and SAR shall vest and become exercisable according to the terms of the applicable Award Agreement; provided, however, that by a resolution adopted after an Option or SAR is granted the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the time at which such Option or SAR or any portion thereof may be exercised.
(b)Except as otherwise provided by the Administrator or in the applicable Award Agreement, no portion of an Option or SAR which is unexercisable on the date that an Optionee incurs a termination of service as a Service Provider shall thereafter become exercisable.
(c)The aggregate Fair Market Value (determined as of the time the Option is granted) of all Shares with respect to which Incentive Stock Options are first exercisable by a Service Provider in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.
(d)Stock Appreciation Rights granted in tandem with an Option shall become vested and exercisable on the same date or dates as the Options with which such Stock Appreciation Rights are associated vest and become exercisable. Stock Appreciation Rights that are granted in tandem with an Option may only be exercised upon the surrender of the right to exercise such Option for an equivalent number of Shares, and may be exercised only with respect to the Shares for which the related Option is then exercisable.
Section 4.3    Option Price and Base Price. The per Share purchase price of the Shares subject to each Option (the “Option Price”) and the Base Price of each Stock Appreciation Right shall be set by the Administrator and shall be not less than 100% of the Fair Market Value of such Shares on the date such Option or SAR is granted.
Section 4.4    Expiration of Options and SARs. No Option or SAR may be exercised to any extent by anyone after the first to occur of the following events:
(a)The expiration of ten (10) years from the date the Option or SAR was granted; or
(b)With respect to an Incentive Stock Option in the case of an Optionee owning (within the meaning of Section 424(d) of the Code), at the time the Incentive Stock Option was granted, more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary, the expiration of five (5) years from the date the Incentive Stock Option was granted.
ARTICLE V.
EXERCISE OF OPTIONS AND SARS
Section 5.1    Person Eligible to Exercise. During the lifetime of the Optionee, only he or she may exercise an Option or SAR (or any portion thereof) granted to him or her; provided, however, that the Optionee’s Eligible Representative may exercise his or her Option or SAR or portion thereof during the period of the Optionee’s Disability. After the death of the Optionee, any exercisable portion of an Option or SAR may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by his or her Eligible Representative.

Section 5.2    Partial Exercise. At any time and from time to time prior to the time when the Option or SAR becomes unexercisable under the Plan or the applicable Award Agreement, the exercisable portion of an Option or SAR may be exercised in whole or in part; provided, however, that the Company shall not be required to issue fractional Shares and the Administrator may, by the terms of the Option or SAR, require any partial exercise to exceed a specified minimum number of Shares.

Section 5.3    Manner of Exercise. An exercisable Option or SAR, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of all of the following prior to the time when such Option or SAR or such portion becomes unexercisable under the Plan or the applicable Award Agreement:

(a)Subject to any conditions that may be imposed by the Administrator, notice in writing signed by the Optionee or his or her Eligible Representative, stating that such Option or SAR or portion is being exercised, and specifically stating the number of Shares with respect to which the Option or SAR is being exercised;
(b)If required by the Administrator, a copy of the Stockholders Agreement signed by the Optionee or Eligible Representative, if applicable;
(c)(i)     With respect to the exercise of any Option, full payment (in cash (through wire transfer only) or by personal, certified, or bank cashier check) of the aggregate Option Price of the Shares with respect to which such Option (or portion thereof) is thereby exercised; or
(ii)    With the consent of the Administrator, (A) Shares owned by the Optionee duly endorsed for transfer to the Company or (B) Shares issuable to the Optionee upon exercise of the Option, with a Fair Market Value on the date of Option exercise equal to the aggregate Option Price of the Shares with respect to which such Option (or portion thereof) is thereby exercised or
(iii)    With the consent of the Administrator, any form of payment permitted by Applicable Laws and any combination of the foregoing methods of payment.
(d)Full payment to the Company (in cash or by personal, certified or bank cashier check or by any other means of payment approved by the Administrator) of all minimum amounts necessary to satisfy any and all Withholding Taxes arising in connection with the exercise of the Option or SAR;
(e)Such representations and documents as the Administrator deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars and
(f)In the event that the Option or SAR or portion thereof shall be exercised as permitted under Section 5.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option or SAR or portion thereof.
Section 5.4    Optionee Representations. The Administrator, in its sole discretion, may require an Optionee to make certain representations or acknowledgements, on or prior to the purchase of any Shares pursuant to any Option or SAR granted under this Plan, in respect thereof including but not limited to that the Optionee is acquiring the Shares for an investment purpose and not for resale, and, if the Optionee is an Affiliate, additional acknowledgements regarding when and to what extent any transfers of such Shares may occur.
Section 5.5    Settlement of SARs. Unless otherwise determined by the Administrator, upon exercise of a Stock Appreciation Right, the Participant shall be entitled to receive payment in the form, determined by the Administrator, of Shares, or cash, or a combination of Shares and cash having an aggregate value (based in the case of Shares on Fair Market Value) equal to the amount determined by multiplying:
(a)any increase in the Fair Market Value of one Share on the exercise date over the Base Price of such Stock Appreciation Right, by
(b)the number of Shares with respect to which the Stock Appreciation Right is exercised;
(c)provided, however, that on the grant date, the Administrator may establish, in its sole discretion, a maximum amount per Share that may be payable upon exercise of a Stock Appreciation Right, and provided, further, that in no event shall the value of the Company Common Stock or cash delivered on exercise exceed the excess of the Fair Market Value of the Shares with respect to which the Stock Appreciation Right is exercised over the Fair Market Value of such Shares on the grant date of such Stock Appreciation Right.
Section 5.6    Conditions to Issuance of Stock Certificates. The Shares issuable and deliverable upon the exercise of an Option or SAR, or any portion thereof, may be either previously authorized but unissued Shares or issued Shares which have then been reacquired by the Company, subject to Section 2.1(b). The Company shall record shares delivered upon exercise of an Option or SAR in the books and records of the Company or a certificate of Shares will be delivered to the Optionee at the Company’s principal place of business as soon as practicable after the Option or SAR is properly exercised or the Company may, in the Administrator’s discretion, retain physical possession of the certificate until such time as the Administrator deems appropriate. Notwithstanding the above, the Company shall not be required to issue or deliver any certificate or certificates for Shares purchased upon the exercise of any Option or SAR or portion thereof prior to fulfillment of all of the following conditions:
(a)The admission of such Shares to listing on any and all stock exchanges on which such class of Company Common Stock is then listed;
(b)The completion of any registration or other qualification of such Shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Administrator shall, in its sole discretion, deem necessary or advisable;
(c)The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its sole discretion, determine to be necessary or advisable and
(d)The payment to the Company (or its Subsidiary, as applicable) of all amounts which it is required to withhold under Applicable Law in connection with the exercise of the Option or SAR.
The Administrator shall not have any liability to any Optionee for any delay in the delivery of Shares to be issued upon an Optionee’s exercise of an Option or SAR.

Section 5.7    Rights as Stockholders. The holder of an Option or SAR shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any Shares purchasable upon the exercise of any part of an Option or SAR unless and until such holder has, to the extent required by the Administrator, signed a Stockholders Agreement and certificates representing such Shares have been issued by the Company to such holder.

Section 5.8    Transfer Restrictions. Shares acquired upon exercise of an Option or SAR may be subject to the terms and conditions of a Stockholders Agreement. In addition, the Administrator, in its sole discretion, may impose further restrictions on the transferability of the Shares purchasable upon the exercise of an Option or SAR as it deems appropriate. Any such restriction shall be set forth in the respective Award Agreement and may be referred to on the certificates evidencing such Shares. The Administrator may require the Employee to give the Company prompt notice of any disposition of Shares acquired by exercise of an Incentive Stock Option, within two (2) years from the date of granting such Option or one (1) year after the transfer of such Shares to such Employee. The Administrator may direct that the certificates evidencing Shares acquired by exercise of an Incentive Stock Option refer to such requirement.
ARTICLE VI.
RESTRICTED STOCK AWARDS AND RESTRCITED STOCK UNIT AWARDS
Section 6.1    Restricted Stock.
(a)Grant of Restricted Stock. The Administrator is authorized to make Awards of Restricted Stock to any Service Provider selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator. All Awards of Restricted Stock shall be evidenced by an Award Agreement.
(b)Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Administrator may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Administrator determines at the time of the grant of the Award or thereafter.
(c)Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.
Section 6.2    Restricted Stock Units. The Administrator is authorized to make Awards of Restricted Stock Units to any Service Provider selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the grantee. On the maturity date, the Company shall, subject to the terms of this Plan, transfer to the Participant one Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited. The Administrator shall specify the purchase price, if any, to be paid by the grantee to the Company for such Shares.

Section 6.3    Rights as a Stockholder. A Participant shall not have any rights as a stockholder in respect of Restricted Stock Units awarded pursuant to the Plan (including but not limited to the right to vote on any matter submitted to the Company’s stockholders) until such time as the Shares attributable to such Restricted Stock Units have been issued to such Participant or his or her beneficiary.

ARTICLE VII.
PERFORMANCE SHARES AND PERFORMANCE UNITS
Section 7.1
(a)Grant of Performance Awards. The Administrator is authorized to make Awards of Performance Shares and Performance Units to any Participant selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator. All Performance Shares and Performance Units shall be evidenced by an Award Agreement.
(b)Issuance and Restrictions. The Administrator shall have the authority to determine the Participants who shall receive Performance Shares and Performance Units, the number of Performance Shares and the number and value of Performance Units each Participant receives for any Performance Cycle, and the Performance Goals applicable in respect of such Performance Shares and Performance Units for each Performance Cycle. Any adjustments to such Performance Goals shall be approved by the Administrator. The Administrator shall determine the duration of each Performance Cycle (the duration of Performance Cycles may differ from one another), and there may be more than one Performance Cycle in existence at any one time. Unless otherwise determined by the Administrator, the Performance Cycle for Performance Shares and Performance Units shall be three (3) years. An Award Agreement evidencing the grant of Performance Shares or Performance Units shall specify the number of Performance Shares and the number and value of Performance Units awarded to the Participant, the Performance Goals applicable thereto, and such other terms and conditions not inconsistent with the Plan as the Administrator shall determine. No Company Common Stock will be issued at the time an Award of Performance Shares is made, and the Company shall not be required to set aside a fund for the payment of Performance Shares or Performance Units.
Section 7.2    Earned Performance Shares and Performance Units. Performance Shares and Performance Units shall become earned, in whole or in part, based upon the attainment of specified Performance Goals or the occurrence of any event or events, including a Corporate Event, as the Administrator shall determine, either at or after the grant date. In addition to the achievement of the specified Performance Goals, the Administrator may, at the grant date, condition payment of Performance Shares and Performance Units on such conditions as the Administrator shall specify. The Administrator may also require the completion of a minimum period of service (in addition to the achievement of any applicable Performance Goals) as a condition to the vesting of any Performance Share or Performance Unit Award.
Section 7.3    Rights as a Stockholder. A Participant shall not have any rights as a stockholder in respect of Performance Shares or Performance Units awarded pursuant to the Plan (including but not limited to the right to vote on any matter submitted to the Company’s stockholders) until such time as the Shares attributable to such Performance Shares or Performance Units have been issued to such Participant or his or her beneficiary.
Section 7.4    Performance Goals. The Administrator shall establish the Performance Goals that must be satisfied in order for a Participant to receive an Award for a Performance Period or for an Award of Performance Shares or Performance Units to be earned or vested. At the discretion of the Administrator, the Performance Goals may be based upon the total return to the Company’s shareholders, inclusive of dividends paid, during the applicable Performance Cycle (determined either in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies), or upon the relative or comparative attainment of one or more of the following criteria, whether in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies and whether gross or net, before or after taxes and/or before or after any other adjustments: earnings before interest, taxes, depreciation and amortization, with or without adjustments for stock-option based and other equity-based compensation expenses, and/or management, transaction and/or similar fees paid to the principal stockholders or their affiliates, , operating earnings, net earnings, income, earnings before interest and taxes, total shareholder return, return on the Company’s assets, increase in the Company’s earnings or earnings per share (basic or diluted), revenue growth, share price performance, return on invested capital, operating income, pre- or post-tax, income, net income, economic value added, profit margins, cash flow, improvement in or attainment of expense or capital expenditure levels, improvement in or attainment of working capital levels, return on equity, debt reduction, gross profit, market share, cost reductions, workforce satisfaction and diversity goals, workplace health and safety goals, employee retention, completion of key projects and strategic plan development and/or implementation, job profit or performance against a multiplier; or, in the case of persons who are not Covered Employees, such other criteria as may be determined by the Administrator. Performance Goals may be established on a Company-wide basis or with respect to one or more business units, divisions, Subsidiaries, or products. When establishing Performance Goals for a Performance Cycle, the Administrator may exclude any or all “extraordinary items” as determined under U.S. generally accepted accounting principles and as identified in the financial statements, notes to the financial statements or management’s discussion and analysis in the annual report, including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, extraordinary items, capital gains and losses, dividends, Share repurchase, other unusual or non-recurring items, and the cumulative effects of accounting changes. Except in the case of Awards to Covered Employees intended to be performance-based compensation under Section 162(m) of the Code, the Administrator may also adjust the Performance Goals for any Performance Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Administrator may determine (including, without limitation, any adjustments that would result in the Company paying non-deductible compensation to a Participant).
Section 7.5    Special Rule for Performance Goals. If, at the time of grant, the Administrator intends a Performance Share Award, Performance Unit or other Performance Award to qualify as performance-based compensation within the meaning of Section 162(m) of the Code, the Administrator must establish Performance Goals for the applicable Performance Cycle prior to the 91st day of the Performance Cycle (or by such other date as may be required under Section 162(m) of the Code) but not later than the date on which 25% of the Performance Cycle has lapsed.
Section 7.6    Negative Discretion. Notwithstanding anything in this Article VII to the contrary, the Administrator shall have the right, in its absolute discretion, (i) to reduce or eliminate the amount otherwise payable to any Participant under Section 7.9 based on individual performance or any other factors that the Administrator, in its discretion, shall deem appropriate and (ii) to establish rules or procedures that have the effect of limiting the amount payable to each Participant to an amount that is less than the maximum amount otherwise authorized under the Award Agreement or under the Plan.
Section 7.7    Affirmative Discretion. Notwithstanding any other provision in the Plan to the contrary, but subject to the maximum number of Shares available for issuance under Section 2.1 of the Plan, (i) the Administrator shall have the right, in its discretion, to grant an Award in cash, Shares or other Awards, or in any combination thereof, to any Participant (except for a Participant who is a Covered Employee, to the extent Section 162(m) of the Code is applicable to the Company and the Plan for the year in which the amount paid would ordinarily be deductible by the Company for federal income tax purposes in an amount up to the maximum Award payable), based on individual performance or any other criteria that the Administrator deems appropriate and (ii) in connection with the hiring of any person who is or becomes a Covered Employee, the Administrator may provide for a minimum bonus amount or Award payment in any Performance Cycle, regardless of whether the performance objectives are attained.
Section 7.8    Certification of Attainment of Performance Goals. As soon as practicable after the end of a Performance Cycle and prior to any payment or vesting in respect of such Performance Cycle, the Administrator shall certify in writing the number of Performance Shares or other Performance Awards and the number and value of Performance Units that have been earned or vested on the basis of performance in relation to the established Performance Goals.
Section 7.9    Payment of Awards. Payment or delivery of Company Common Stock with respect to earned Performance Shares and earned Performance Units shall be distributed to the Participant or, if the Participant has died, to the Participant’s Eligible Representative, as soon as practicable after the expiration of the Performance Cycle and the Administrator’s certification under Section 7.8 above (unless an Award Agreement sets forth one or more other dates) and in any event no later than the earlier of (i) 2 ½ months after the end of the fiscal year in which the Performance Cycle expires and (ii) ninety (90) days after the expiration of the Performance Cycle, provided that payment or delivery of Company Common Stock with respect to earned Performance Shares and earned Performance Units shall not be distributed to a Participant until any other conditions on payment of such Awards established by the Administrator have been satisfied. The Administrator shall determine whether earned Performance Shares and the value of earned Performance Units are to be distributed in the form of cash, Shares or in a combination thereof, with the value or number of Shares payable to be determined based on the Fair Market Value of the Company Common Stock on the date of the Administrator’s certification under Section 7.8 above. The Administrator shall have the right to impose whatever conditions it deems appropriate with respect to the award or delivery of Shares, including conditioning the vesting of such Shares on the performance of additional service.
Section 7.10    Newly Eligible Participants. Notwithstanding anything in this Article VII to the contrary, the Administrator shall be entitled to make such rules, determinations and adjustments as it deems appropriate with respect to any Participant who becomes eligible to receive Performance Shares, Performance Units or other Performance Awards after the commencement of a Performance Cycle.
ARTICLE VIII.
DEFERRED SHARE UNITS

Section 8.1    Grant. Subject to Article XII, the Administrator is authorized to make awards of Deferred Share Units to any Participant selected by the Administrator at such time or times as shall be determined by the Administrator without regard to any election by the Participant to defer receipt of any compensation or bonus amount payable to him. The grant date of any freestanding Deferred Share Unit under the Plan will be the date on which such freestanding Deferred Share Unit is awarded by the Administrator or on such other future date as the Administrator shall determine in its sole discretion. In addition, subject to Article XII, on fixed dates established by the Administrator and subject to such terms and conditions as the Administrator shall determine, the Administrator may permit a Participant to elect to defer receipt of all or a portion of his annual compensation and/or annual incentive bonus (“Deferred Annual Amount”) payable by the Company or a Subsidiary and receive in lieu thereof an Award of elective Deferred Share Units (“Elective Deferred Share Units”) equal to the greatest whole number that may be obtained by dividing (i) the amount of the Deferred Annual Amount, by (ii) the Fair Market Value of one Share on the date of payment of such compensation and/or annual bonus. Each Award of Deferred Share Units shall be evidenced by an Award Agreement that shall specify (x) the number of Shares to which the Deferred Share Units pertain, (y) the time and form of payment of the Deferred Share Units and (z) such terms and conditions not inconsistent with the Plan as the Administrator shall determine, including customary representations, warranties and covenants with respect to securities law matters and such provisions as may be required pursuant to Section 409A of the Code. Upon the grant of Deferred Share Units pursuant to the Plan, the Company shall establish a notional account for the Participant and will record in such account the number of Deferred Share Units awarded to the Participant. No Shares will be issued to the Participant at the time an award of Deferred Share Units is granted. Subject to Article XII, Deferred Share Units may become payable on a Corporate Event, termination of employment or on a specified date or dates set forth in the Award Agreement evidencing such Deferred Share Units.

Section 8.2    Rights as a Stockholder. A Participant shall not have any rights as a stockholder in respect of Deferred Share Units awarded pursuant to the Plan (including but not limited to the right to vote on any matter submitted to the Company’s stockholders) until such time as the Shares attributable to such Deferred Share Units have been issued to such Participant or his or her beneficiary.

Section 8.3    Vesting. Unless the Administrator provides otherwise at or after the grant date, the portion of each Award of Deferred Share Units that consists of freestanding Deferred Share Units, together with any dividend equivalents credited with respect thereto, will be subject to a restriction period of such length and subject to such terms and conditions as determined by the Administrator. In its discretion, the Administrator may establish performance-based vesting conditions with respect to Awards of Deferred Share Units (in lieu of, or in addition to, time-based vesting) based on one or more of the Performance Goals listed in Section 7.4; provided that any Award of Deferred Share Units made to any Covered Employee that is intended to qualify as performance-based compensation under Section 162(m) of the Code shall be subject to the same restrictions and limitations applicable to Awards of Performance Shares and Performance Units under Section 7.5 and Section 7.8. Except as otherwise provided in the applicable Award Agreement or as provided in Section 11.4, the portion of each Award of Deferred Share Units that consists of Elective Deferred Share Units, together with any dividend equivalents credited with respect thereto, shall not be subject to any restriction period and shall be non‑forfeitable at all times.

Section 8.4    Further Deferral Elections. A Participant may elect to further defer receipt of Shares issuable in respect of Deferred Share Units (or an installment of an Award) for a specified period or until a specified event, subject in each case to the Administrator’s approval and to such terms as are determined by the Administrator, all in its sole discretion. Subject to any exceptions adopted by the Administrator, such election must generally be made at least twelve (12) months prior to the prior settlement date of such Deferred Share Units (or any such installment thereof) and must defer settlement for at least five (5) years after such prior settlement date. A further deferral opportunity does not have to be made available to all Participants, and different terms and conditions may apply with respect to the further deferral opportunities made available to different Participants.

Section 8.5    Settlement. Subject to this Article VIII, upon the date specified in the Award Agreement evidencing the Deferred Share Units, for each such Deferred Share Unit the Participant shall receive, in the Administrator’s discretion, (i) a cash payment equal to the Fair Market Value of one (1) Share as of such payment date, (ii) one (1) Share or (iii) any combination of cash and Shares.

ARTICLE IX.
OTHER STOCK-BASED AWARDS
Section 9.1    Grant of Stock-Based Awards. The Administrator is authorized to make Awards of other types of equity-based or equity-related awards (“Stock-Based Awards”) not otherwise described by the terms of the Plan in such amounts and subject to such terms and conditions as the Administrator shall determine. All Stock-Based Awards shall be evidenced by an Award Agreement. Such Stock-Based Awards may be granted as an inducement to enter the employ of the Company or any Subsidiary or in satisfaction of any obligation of the Company or any Subsidiary to an officer or other key employee, whether pursuant to this Plan or otherwise, that would otherwise have been payable in cash or in respect of any other obligation of the Company. Such Stock-Based Awards may entail the transfer of actual Shares, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

ARTICLE X.
DIVIDEND EQUIVALENTS
Section 10.1    Generally. Dividend Equivalents may be granted to Participants at such time or times as shall be determined by the Administrator. Dividend Equivalents may be granted in tandem with other Awards, in addition to other Awards, or freestanding and unrelated to other Awards. The grant date of any Dividend Equivalents under the Plan will be the date on which the Dividend Equivalent is awarded by the Administrator, or such other date as the Administrator shall determine in its sole discretion. Dividend Equivalents shall be evidenced in writing, whether as part of the Award Agreement governing the terms of the Award, if any, to which such Dividend Equivalent relates, or pursuant to a separate Award Agreement with respect to freestanding Dividend Equivalents, in each case, containing such provisions not inconsistent with the Plan as the Administrator shall determine, including customary representations, warranties and covenants with respect to securities law matters; provided that no Dividend Equivalent shall vest or be payable based on the exercise of an Option or SAR.

ARTICLE XI.
TERMINATION AND FORFEITURE
Section 11.1    Termination for Cause. Unless otherwise determined by the Administrator at or after the grant date and set forth in the Award Agreement covering the Award or otherwise in writing, if a Participant’s employment or service terminates for Cause, all Options and SARs, whether vested or unvested, and all other Awards that are unvested or unexercisable or otherwise unpaid (or were unvested or unexercisable or unpaid at the time of occurrence of Cause) shall be immediately forfeited and canceled, effective as of the date of the Participant’s termination of service. Notwithstanding the foregoing, unless otherwise determined by the Administrator at or after the grant date and set forth in the Award Agreement covering the Award or otherwise in writing, any Award that vested or was paid to the Participant or otherwise settled during the twelve months prior to or any time after the Participant engaged in the conduct that gave rise to the termination for Cause shall upon demand by the Administrator be immediately forfeited and disgorged or paid to the Company together with all gains earned or accrued due to the exercise of such Awards or sale of Company Common Stock issued pursuant to such Awards.

Section 11.2    Termination for Any Other Reason. Unless otherwise determined by the Administrator at or after the grant date and set forth in the Award Agreement covering the Award or otherwise in writing, if a Participant’s employment or service terminates for any reason other than Cause:
(a)All Awards that are unvested or unexercisable shall be immediately forfeited and canceled, effective as of the date of the Participant’s termination of service.
(b)All Options and SARs that are vested shall remain outstanding until (x) in the case of termination for death or Disability, the first anniversary of the date of the Participant’s death, (y) the 60th day after the date of termination for any reason other than death or Disability or (z) the Award’s normal expiration date, whichever is earlier, after which any unexercised Options and SARs shall immediately terminate.
Section 11.3    Post-Termination Informational Requirements. Before the settlement of any Award following termination of employment or service, the Administrator may require the Participant (or the Participant’s Eligible Representative, if applicable) to make such representations and provide such documents as the Administrator deems necessary or advisable to effect compliance with Applicable Law and determine whether the provisions of Section 11.1 or Section 11.4 may apply to such Award.
Section 11.4    Forfeiture of Awards.
(a)Forfeiture for Financial Reporting Misconduct. If the Company is required to prepare an accounting restatement due to material noncompliance by the Company with any financial reporting requirement under the securities laws, (x) with respect to any Participant who either knowingly or grossly negligently engaged in the misconduct or knowingly or grossly negligently failed to prevent the misconduct as determined by the Administrator or is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, such Participant shall forfeit and disgorge to the Company (i) any Awards granted or vested and all gains earned or accrued due to the exercise of Options or SARS or sale of any Company Common Stock during the twelve (12)-month period following the filing of the financial document embodying such financial reporting requirement and (ii) any other Awards that vested based on the materially non-complying financial reporting and (y) with respect to any Participant who is a current or former member of the Leadership Team or other executive officer of the Company (as defined under the Securities Exchange Act of 1934) who received incentive compensation under the Plan during the three-year period preceding the date on which the Company is required to prepare such accounting restatement, based on erroneous data, in excess of what would have been awarded or paid to such Participant under such accounting restatement, such Participant shall forfeit and disgorge to the Company such excess incentive compensation.
(b)Forfeiture under Applicable Laws or Regulations. In addition to forfeiture for reasons specified in Section 11.4(a), the Company may cancel or reduce or require the Participant to forfeit and disgorge to the Company any Awards granted or vested and any gains earned or accrued due to the exercise of Options or SARS or sale of any Company Common Stock to the extent permitted or required by Applicable Law or regulations in effect on or after the Effective Date. For the avoidance of doubt, the Administrator shall have full authority to implement any policies and procedures necessary to comply with Section 10D of the Securities Exchange Act of 1934, as amended, and any rules promulgated thereunder.
(c)Forfeiture for Competitive Activity. Unless otherwise determined by the Administrator at or after the grant date and set forth in the Award Agreement covering the Award or otherwise in writing, if during or following a Participant’s termination of employment or service with the Company or any of its Subsidiaries the Participant engages in Competitive Activity, all Options and SARs, whether vested or unvested, and all other Awards that are unvested or unexercisable or otherwise unpaid shall be immediately forfeited and canceled, effective as of the date of the Participant’s termination of service. Notwithstanding the foregoing, any Award that vested or was paid to the Participant or otherwise settled more than twelve (12) months prior to the date the Participant engaged in Competitive Activity, as determined by the Administrator in its sole discretion, shall not be recovered from the Participant. Any Award vested, paid or otherwise settled in the twelve (12) months prior to the date that the Participant engaged in Competitive Activity or at any time thereafter shall upon demand by the Administrator be immediately forfeited and disgorged or paid to the Company together with all gains earned or accrued due to the exercise of such Awards or sale of any Company Common Stock issued pursuant to such Awards.
(d)Forfeiture for Other Misconduct. Unless otherwise determined by the Administrator, if (i) the Participant’s performance is deemed to contribute substantially to the Company or a Subsidiary incurring significant financial losses; (ii) the Participant’s performance is deemed to contribute substantially to a significant downward restatement of any published results of the Company or a Subsidiary; (iii) the Participant engages in conduct that results in or contributes substantially to significant reputational harm to the Company; (iv) the Participant materially breaches or contributes substantially to a material breach of applicable legal and/or regulatory requirements; (v) the Participant engages in conduct that constitutes Cause or (vi) the Participant engages in conduct that results in or contributes substantially to a material breach of the Company’s applicable internal policies and procedures, including without limitation those policies in respect of risk management, compliance, disciplinary and any applicable supervisory practices, the Administrator in its sole discretion may suspend the vesting of any Awards granted (or a portion thereof) and/or require the forfeiture and disgorgement to the Company of any Awards (or a portion thereof) granted or vested during the twelve months prior to or any time after the Participant engaged in such misconduct and all gains earned or accrued due to the exercise of such Awards or sale of any Company Common Stock issued pursuant to such Awards.
(e)Other Recoupment Policies. Awards granted under this Plan (and gains earned or accrued in connection with Awards) shall also be subject to such generally applicable policies as to forfeiture, disgorgement and recoupment (including, without limitation, upon the occurrence of material financial or accounting errors, financial or other misconduct) as may be adopted by the Administrator or the Board from time to time and communicated to Participants. Any such policies may (in the discretion of the Administrator or the Board) be applied to outstanding Awards at the time of adoption of such policies, or on a prospective basis only. The implementation of policies and procedures pursuant to this Section 11.4 and any modification of the same shall not be subject to any restrictions on amendment or modification of Awards.

Section 11.5    Pre-Public Offering Awards. The provisions of this Article XI (other than the provisions of Section 11.4(a) and Section 11.4(b)) shall not apply to any Awards granted prior to a Public Offering unless expressly provided otherwise in the Award Agreement.

ARTICLE XII.
ADMINISTRATION
Section 12.1    Administrator. The Plan shall be administered by the Board or an Administrator appointed by the Board, which Administrator shall be constituted to comply with Applicable Laws.

Section 12.2    Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a committee, the specific duties delegated by the Board to such Administrator, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its discretion to:
(a)determine the Fair Market Value;
(b)determine the type or types of Awards to be granted to each Participant;
(c)select the Service Providers to whom Awards may from time to time be granted hereunder;
(d)determine all matters and questions related to the termination of service of a Service Provider with respect to any Award granted to him or her hereunder, including, but not by way of limitation of, all questions of whether a particular Service Provider has taken a leave of absence, all questions of whether a leave of absence taken by a particular Service Provider constitutes a termination of service, and all questions of whether a termination of service of a particular Service Provider resulted from discharge for Cause. For the purpose of clarification, for such purpose the Board shall be the Administrator of any Award granted to a Director who is not an Employee of the Company or any of its Subsidiaries hereunder, and the Board will therefore determine all matters and questions related to the termination of a Director who is not an Employee of the Company or any of its Subsidiaries as a Service Provider with respect to any Award granted to him or her hereunder;
(e)determine the number of Awards to be granted and the number of Shares to which an Award will relate;
(f)approve forms of agreement for use under the Plan, which need not be identical for each Service Provider;
(g)determine the terms and conditions of any Awards granted hereunder (including, but not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions and any restriction or limitation regarding any Awards or the Company Common Stock relating thereto) based in each case on such factors as the Administrator, in its sole discretion, shall determine;
(h)prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to Subplans established for the purpose of satisfying applicable foreign laws;
(i)determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise or purchase price of an Award may be paid in, cash, Company Common Stock, other Awards, or other property, or an Award may be canceled, forfeited or surrendered;
(j)suspend or accelerate the vesting of any Award granted under the Plan;
(k)construe and interpret the terms of the Plan and Awards granted pursuant to the Plan and
(l)make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.
Section 12.3    Compensation, Professional Assistance, Good Faith Actions. The Administrator may receive such compensation for its services hereunder as may be determined by the Board. All expenses and liabilities incurred by the Administrator in connection with the administration of the Plan shall be borne by the Company. The Administrator may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Administrator, the Company and its officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations, decisions and determinations made by the Administrator, in good faith shall be final and binding upon all Participants, the Company and all other interested persons. The Administrator shall not be personally liable for any action, determination or interpretation made with respect to the Plan or the Awards, and the Administrator shall be fully protected by the Company with respect to any such action, determination or interpretation.
Section 12.4    Participants Based Outside the United States. To conform with the provisions of local laws and regulations, or with local compensation practices and policies, in foreign countries in which the Company or any of its Subsidiaries or Affiliates operate, but subject to the limitations set forth herein regarding the maximum number of shares issuable hereunder and the maximum award to any single Participant, the Administrator may (i) modify the terms and conditions of Awards granted to Participants employed outside the United States (“Non-U.S. Awards”), (ii) establish subplans with such modifications as may be necessary or advisable under the circumstances (“Subplans”) and (iii) take any action which it deems advisable to obtain, comply with or otherwise reflect any necessary governmental regulatory procedures, exemptions or approvals with respect to the Plan. The Administrator’s decision to grant Non-U.S. Awards or to establish Subplans is entirely voluntary, and at the complete discretion of the Administrator. The Administrator may amend, modify or terminate any Subplans at any time, and such amendment, modification or termination may be made without prior notice to the Participants. The Company, Subsidiaries, Affiliates and members of the Administrator shall not incur any liability of any kind to any Participant as a result of any change, amendment or termination of any Subplan at any time. The benefits and rights provided under any Subplan or by any Non-U.S. Award (x) are wholly discretionary and, although provided by either the Company, a Subsidiary or Affiliate, do not constitute regular or periodic payments and (y) are not to be considered part of the Participant’s salary or compensation under the Participant’s employment with the Participant’s local employer for purposes of calculating any severance, resignation, redundancy or other end of service payments, vacation, bonuses, long-term service awards, indemnification, pension or retirement benefits, or any other payments, benefits or rights of any kind. If a Subplan is terminated, the Administrator may direct the payment of Non-U.S. Awards (or direct the deferral of payments whose amount shall be determined) prior to the dates on which payments would otherwise have been made, and, in the Administrator’s discretion, such payments may be made in a lump sum or in installments.
ARTICLE XIII.
CHANGE IN CONTROL
Section 13.1    Accelerated Vesting and Payment.
(a)Accelerated Vesting. Unless the Administrator otherwise determines in the manner set forth in Section 13.1(b) or as otherwise provided in an Award Agreement, upon the occurrence of a Change in Control, (i) all Service Awards shall become immediately vested or exercisable and be settled in shares of Company Common Stock,

(ii) each outstanding Performance Award with a Performance Cycle in progress at the time of the Change in Control shall be deemed to be earned and become vested and/or paid out in an amount equal to the product of (A) such Participant’s target award opportunity with respect to such Performance Award for the Performance Cycle in question and (B) the percentage of Performance Goals achieved as of the date of the Change in Control (which Performance Goals shall be pro-rated, if necessary or appropriate, to reflect the portion of the Performance Cycle that has been completed), and all other Performance Awards shall be canceled and forfeited upon consummation of the Change in Control and (iii) shares of Company Common Stock underlying all Awards that are vested (as provided in this Section 13.1(a) or otherwise) shall be issued or released to the Participant holding such Award; provided, that, at the discretion of the Administrator (as constituted immediately prior to the Change in Control), each Service Award may be canceled in exchange for an amount equal to the product of (A)(I) in the case of Options and Stock Appreciation Rights, the excess, if any, of the product of the Change in Control Price over the exercise price for such Award and (II) in the case of other such Awards, the Change in Control Price, multiplied by (B) the aggregate number of shares of Company Common Stock covered by such Award. Notwithstanding the foregoing, the Administrator may, in its discretion, instead terminate any outstanding Options or Stock Appreciation Rights if either (x) the Company provides holders of such Options and Stock Appreciation Rights with reasonable advance notice to exercise their outstanding and unexercised Options and Stock Appreciation Rights, or (y) the Administrator reasonably determines that the Change in Control Price is equal to or less than the exercise price for such Options or Stock Appreciation Rights.
(b)Timing of Payments. Payment of any amounts calculated in accordance with Section 13.1(a) shall be made in cash or, if determined by the Administrator (as constituted immediately prior to the Change in Control), in shares of common stock of the new employer having an aggregate fair market value equal to such amount and shall be payable in full, as soon as reasonably practicable, but in no event later than 30 days, following the Change in Control. For purposes hereof, the fair market value of one share of common stock of the new employer shall be determined by the Administrator (as constituted immediately prior to the consummation of the transaction constituting the Change in Control), in good faith.
Section 13.2    Alternative Awards. Notwithstanding Section 13.1, except as otherwise provided in an Award Agreement, no cancellation, termination, acceleration of exercisability or vesting, lapse of any restrictions or settlement or other payment shall occur with respect to any outstanding Award, if the Administrator (as constituted immediately prior to the consummation of the transaction constituting the Change in Control) reasonably determines, in good faith, with the approval of a majority of the members of the Leadership Team, prior to the Change in Control, that such outstanding Awards shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted Award being hereinafter referred to as an “Alternative Award”) by the new employer, provided, that any Alternative Award must:
(a)provide the Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;
(b)have substantially equivalent economic value to such Award (determined at the time of the Change in Control) and
(c)have terms and conditions which provide that in the event that the Participant suffers an involuntary termination without Cause within two years following the Change in Control,
(i)all outstanding Service Awards held by a terminated Participant shall become vested and exercisable and any restrictions on such outstanding Service Awards shall lapse and
(ii)each outstanding Performance Award held by a terminated Participant with a Performance Cycle in progress at the time of both the Change in Control and the termination of employment shall be deemed to be earned and become vested and/or paid out in an amount equal to the product of (x) such Participant’s target award opportunity with respect to such Award for the Performance Cycle in question and (y) the greater of the percentage of Performance Goals (which Performance Goals shall be pro-rated, if necessary or appropriate, to reflect the portion of the Performance Cycle that has been completed) achieved as of the date of the Change in Control and as of the last day of the fiscal quarter ended on or immediately prior to the date of Termination of Service. The portion of any Performance Award that does not vest in accordance with the preceding sentence shall immediately be forfeited and canceled without any payment therefor.

(iii)Payments. To the extent permitted under Section 14.14, all amounts payable hereunder shall be payable in full, as soon as reasonably practicable, but in no event later than 10 business days, following the Participant’s termination of employment.
Section 13.3    Section 409A. Notwithstanding anything in Section 13.2, if any Award is subject to Section 409A of the Code and an Alternative Award would be deemed a non-compliant material modification (as defined in Section 409A of the Code) of such Award, then no Alternative Award shall be provided and such Award shall instead be treated as provided in Section 13.1.
Section 13.4    Pre-Public Offering Awards. The provisions of this Article XIII shall not apply to any Awards granted prior to a Public Offering unless expressly provided otherwise in the Award Agreement.
ARTICLE XIV.
OTHER PROVISIONS
Section 14.1    Changes in Company Common Stock; Disposition of Assets and Corporate Events.
(a)In the event of any recapitalization (including a leveraged recapitalization), reclassification, stock split, extraordinary dividend, reverse stock split, reorganization, merger, consolidation, acquisition, disposition, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or any disposition of all or substantially all of the capital stock or assets of the Company (including, but not limited to, an Equity Restructuring), exchange of Company Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Company Common Stock or other securities of the Company, the acquisition or disposition of any material assets or business or other similar corporate transaction or event that affects the Company Common Stock (each, a “Corporate Event”) such that an adjustment to the Awards or Plan is determined by the Administrator to be necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Award, then the Administrator shall, in such manner as it may deem equitable, adjust any or all of:
(i)the number and kind of Shares (or other securities or property) with respect to which an Award may be granted under the Plan (including, but not limited to, adjustments of the limitations in Section 2.1 on the maximum number and kind of Shares which may be issued);
(ii)the number and kind of Shares (or other securities or property) subject to outstanding Awards;
(iii)the grant or exercise or base price per Share for any outstanding Awards under the Plan;
(iv)the terms and conditions of any outstanding Awards (including, without limitation, any applicable financial or other Performance Goals) or
(v)make such other provision with respect to the holder or holders of outstanding Awards (which may include, without limitation, provision for dividend equivalents or other compensation inside or outside of the Plan);
it being understood that any such adjustment or other provision shall be implemented in such manner as the Administrator determines is necessary to preserve the economic value represented by the Award immediately prior to such event (except that, for the avoidance of doubt, economic value of any Option or SAR need not reflect any value other than the spread value of such Award at such time) and not cause the Award to become subject to the provisions of or any additional taxes, interest or penalties imposed by Section 409A of the Code. All determinations and adjustments made by the Administrator in good faith pursuant to this Section 14.1(a) shall be final and binding on the affected Participants and the Company.
(b)Subject to Section 14.14, upon the occurrence of a Corporate Event, the Administrator is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is necessary in order to (x) prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under this Plan, (y) facilitate such Corporate Event or (z) give effect to such changes in laws, regulations or accounting principles:

(i)The Administrator may provide, on such terms and conditions as it deems appropriate, either by the terms of the applicable Award Agreement or by action taken prior to the occurrence of such Corporate Event, and either automatically or upon the Participant’s request, for either (A) the purchase of any outstanding Award for an amount of cash, securities, or other property equal to the amount that could have been attained upon the exercise of the portion of such Award that was vested and exercisable (and such additional portion of the Award as the Administrator may determine) immediately prior to the occurrence of such Corporate Event or (B) the replacement of such vested (and other) portion of such Award with other rights or property selected by the Administrator in its sole discretion;
(ii)In its sole discretion, the Administrator may provide, either by the terms of the applicable Award Agreement or by action taken prior to the occurrence of such Corporate Event, that, if, as of the date of the occurrence of such Corporate Event, the Administrator determines in good faith that no amount would have been obtained upon the vesting or exercise of the Award, then the Award (or any portion thereof) will terminate upon the occurrence of such Corporate Event and cannot vest, be exercised or become payable after such Corporate Event;
(iii)The Administrator may provide, on such terms and conditions as it deems appropriate, either by the terms of the applicable Award Agreement or by action taken prior to the occurrence of such Corporate Event, that for a specified period of time prior to such Corporate Event, such Award shall be exercisable as to all Shares covered thereby or a specified portion of such Shares, notwithstanding anything to the contrary in (A) Section 4.2 or (B) the provisions of the applicable Award Agreement;
(iv)In its sole discretion and on such terms and conditions as it deems appropriate, the Administrator may provide, either by the terms of the applicable Award Agreement or by action taken prior to the occurrence of such Corporate Event, that upon such Corporate Event, such Award (or any portion thereof) be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or Awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of Shares and prices; and
(v)The Administrator may make adjustments in the number and type of Shares (or other securities or property) subject to the Plan and outstanding Awards (or any portion thereof) and/or in the terms and conditions of (including the exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future.
(c)With respect to Awards granted prior to a Public Offering, in connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Section 14.1(a) and Section 14.1(b), the Administrator will equitably adjust each outstanding Award, which adjustments may include adjustments to the number and type of securities subject to each outstanding Award and/or the exercise price or grant price thereof, if applicable, the grant of new Awards to Participants, and/or the making of a cash payment to Participants, as the Administrator deems necessary to reflect such Equity Restructuring. The adjustments provided under this Section 14.1(c) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company; provided that whether an adjustment is equitable shall be determined in the discretion of the Administrator.
(d)Any adjustment of an Award pursuant to Section 14.1 shall be effected in compliance with Section 409A of the Code.
(e)The Administrator may include such further provisions and limitations in any Award Agreement or Stockholders Agreement as it may deem equitable and in the best interests of the Company and its Subsidiaries.
(f)To the extent required by the terms of an Award Agreement, the Company shall notify the Participant prior to the date of a Corporate Event.
Section 14.2    Transferability.
(a)Awards Not Transferable. Unless otherwise agreed to in writing by the Administrator, no Award or interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law, by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section 14.2 shall prevent transfers by will or by the applicable laws of descent and distribution.
(b)Transferability of Shares. Prior to the day that is one hundred eighty (180) days (or such shorter or longer period as determined by the managing underwriters to be appropriate in order to avoid a material adverse impact on marketability or price) after the consummation of a Public Offering, no Participant shall without the prior consent of the Administrator transfer any Shares issued pursuant to an Award except for (i) transfers to the Company, (ii) transfers (A) by gift to, or for the benefit of, any member or members of a Participant’s immediate family (which shall include any spouse, or any lineal ancestor or descendant, niece, nephew, adopted child or sibling of him or her or such spouse, niece, nephew or adopted child), (B) to a trust under which the distribution of the Shares may be made only by such Participant and/or such Participant’s immediate family or (C) to a partnership or limited liability company for the benefit of the immediate family of such Participant and the partners or members of which are only such Participant and such Participant’s immediate family or (iii) any transfer of such Shares by a Participant to his or her heirs, executors or legatees by operation of law or court order upon the death or incapacity of such Participant (each such transfer, a “Permitted Transfer”).
Section 14.3    Amendment, Suspension or Termination of the Plan or Award Agreements.
(a)The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator; provided that without the approval by a majority of the shares entitled to vote at a duly constituted meeting of shareholders of the Company, no amendment or modification to the Plan may (i) except as otherwise expressly provided in Section 14.1, increase the number of shares of Stock subject to the Plan or the individual Award limitations specified in Section 2.2; (ii) modify the class of persons eligible for participation in the Plan or (iii) materially modify the Plan in any other way that would require shareholder approval under Applicable Law.
(b)Except as provided by Section 14.1, neither the amendment, suspension nor termination of the Plan shall, without the consent of the holder of the Award, adversely alter or impair any rights or obligations under any Award theretofore granted. Except as provided by Section 14.1, notwithstanding the foregoing, the Administrator at any time, and from time to time, may amend the terms of any one or more existing Award Agreements, provided, however, that the rights of a Participant under an Award Agreement shall not be adversely impaired without the Participant’s written consent. The Company shall provide a Participant with notice of any amendment made to such Participant’s existing Award Agreement in accordance with the terms of this Section 14.3(b).
(c)No Award may be granted during any period of suspension nor after termination of the Plan, and in no event may any Award be granted under this Plan after the expiration of ten (10) years from the Effective Date.
Section 14.4    Application of Certain Provisions of the Stockholders Agreement to the Awards. The provisions of Section 12 of the Stockholders Agreement shall apply to all Awards granted pursuant to this Plan prior to a Public Offering, regardless of whether the Participant is a party to such agreement or whether any Shares have been issued.
Section 14.5    Effect of Plan upon Other Award and Compensation Plans. The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company or any of its Subsidiaries. Nothing in this Plan shall be construed to limit the right of the Company or any of its Subsidiaries (a) to establish any other forms of incentives or compensation for Service Providers or (b) to grant or assume options or restricted stock other than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options or restricted stock in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.
Section 14.6    At-Will Employment. Nothing in the Plan, the Stockholders Agreement or any Award Agreement hereunder shall confer upon the Participant any right to continue as a Service Provider of the Company or any of its Subsidiaries or shall interfere with or restrict in any way the rights of the Company and any of its Subsidiaries, which are hereby expressly reserved, to discharge any Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written employment or other agreement between the Participant and the Company or any of its Subsidiaries.
Section 14.7    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

Section 14.8    Conformity to Securities Laws. The Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated under any of the foregoing, to the extent the Company, any of its Subsidiaries or any Participant is subject to the provisions thereof. Notwithstanding anything herein to the contrary, the Plan shall be administered, and Awards shall be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and Awards granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
Section 14.9    Term of Plan. The Plan originally became effective on November 19, 2008. The Plan, as amended and restated, shall become effective on the date that it is approved by the Board (the “Effective Date”) and shall continue in effect, unless sooner terminated pursuant to Section 14.3, until the tenth anniversary of the Effective Date. The provisions of the Plan shall continue thereafter to govern all outstanding Awards.
Section 14.10    Governing Law. To the extent not preempted by federal law, the Plan shall be construed in accordance with and governed by the laws of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.
Section 14.11    Severability. In the event any portion of the Plan or any action taken pursuant thereto shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provisions had not been included, and the illegal or invalid action shall be null and void.
Section 14.12    Governing Documents. In the event of any contradiction between the Plan and any Award Agreement or any other written agreement between a Participant and the Company or any Subsidiary of the Company that has been approved by the Administrator, the terms of the Plan shall govern, unless it is expressly specified in such Award Agreement or other written document that a specific provision of the Plan shall not apply.
Section 14.13    Withholding Taxes. In addition to any rights or obligations with respect to Withholding Taxes under the Plan or any applicable Award Agreement, the Company or any Subsidiary employing a Service Provider shall have the right to withhold from the Service Provider, or otherwise require the Service Provider or an assignee to pay, any Withholding Taxes arising as a result of grant, exercise, vesting or settlement of any Award or any other taxable event occurring pursuant to the Plan or any Award Agreement, including, but not limited to, to the extent permitted by law, the right to deduct any such Withholding Taxes from any payment of any kind otherwise due to the Service Provider or to take such other actions (including, but not limited to, withholding any Shares or cash deliverable pursuant to the Plan or any Award) as may be necessary to satisfy such Withholding Taxes; provided, however, that in the event that the Company withholds Shares issued or issuable to the Participant to satisfy the Withholding Taxes, the Company shall withhold a number of whole Shares having a Fair Market Value, determined as of the date of withholding, not in excess of the minimum of tax required to be withheld by law (or such lower amount as may be necessary to avoid liability award accounting); and provided, further, that with respect to any Award subject to Section 409A of the Code, in no event shall Shares be withheld pursuant to this Section 14.13 (other than upon or immediately prior to settlement in accordance with the Plan and the applicable Award Agreement) other than to pay taxes imposed under the U.S. Federal Insurance Contributions Act (FICA) and any associated U.S. federal withholding tax imposed under Section 3401 of the Code and in no event shall the value of such Shares (other than upon immediately prior to settlement) exceed the amount of the tax imposed under FICA and any associated U.S. federal withholding tax imposed under Section 3401 of the Code. The Participant shall be responsible for all Withholding Taxes and other tax consequences of any Award granted under this Plan.
Section 14.14    Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the adoption of the Plan. In the case of any “nonqualified deferred compensation” (within the meaning of Section 409A) that may be treated as payable in the form of “a series of installment payments,” as defined in Treasury Regulation Section 1.409A-2(b)(2)(iii), a Participant’s or designated beneficiary’s right to receive such payments shall be treated as a right to receive a series of separate payments for purposes of such Treasury Regulation. Notwithstanding any provision of the Plan to the contrary, in the event that following the adoption of the Plan, the Administrator determines that any Award may be subject to Section 409A of the Code and related regulations and Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the adoption of the Plan), the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance or (c) comply with any correction procedures available with respect to Section 409A of the Code. Notwithstanding anything else contained in this Plan, any Award Agreement or the Stockholder’s Agreement to the contrary, if a Service Provider is a Specified Employee (under any Company Specified Employee policy in effect at the time of the Service Provider’s Separation from Service (as defined below) or, if no such policy is in effect, as defined in Section 409A of the Code) any payment required to be made to a Service Provider hereunder upon or following his or her Separation from Service (as such term is defined in Section 409A of the Code) shall be delayed until after the six‑month anniversary of the Service Provider’s Separation from Service to the extent necessary to comply with, and avoid imposition on such Service Provider of any tax penalty imposed under, Section 409A of the Code. Should payments be delayed in accordance with the preceding sentence, the accumulated payment that would have been made but for the period of the delay shall be paid in a single lump sum during the ten-day period following the six-month anniversary of the Separation from Service. Notwithstanding the foregoing, neither the Company nor the Administrator, nor any of the Company’s directors, officers or employees shall have any liability to any person in the event Section 409A applies to any payment or right under this Plan in a manner that results in adverse tax consequences for the Participant or any of his beneficiaries or transferees.
Section 14.15    Notices. Except as provided otherwise in an Award Agreement, all notices and other communications required or permitted to be given under this Plan or any Award Agreement shall be in writing and shall be deemed to have been given if delivered personally, sent by email or any other form of electronic transfer approved by the Administrator, sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, (i) in the case of notices and communications to the Company, to 8283 Greensboro Drive, McLean, VA 22102 to the attention of the Law Department or (ii) in the case of a Participant, to the last known address, or email address or, where the individual is an employee of the Company or one of its subsidiaries, to the individual’s workplace address or email address or by other means of electronic transfer acceptable to the Administrator. All such notices and communications shall be deemed to have been received on the date of delivery, if sent by email or any other form of electronic transfer, at the time of dispatch or on the third business day after the mailing thereof.

Appendix C

AMENDED AND RESTATED
BOOZ ALLEN HAMILTON HOLDING CORPORATION
ANNUAL INCENTIVE PLAN
(Effective as of October 1, 2010 and amended and restated as of ______, 2014)
SECTION 1. PURPOSE
The purposes of the Plan are to enable the Company and its Subsidiaries to attract, retain, motivate and reward the best qualified executive officers and key employees by providing them with the opportunity to earn competitive compensation directly linked to the Company’s performance.
SECTION 2. DEFINITIONS
Unless the context requires otherwise, the following words as used in the Plan shall have the meanings ascribed to each below, it being understood that masculine, feminine and neuter pronouns are used interchangeably and that each comprehends the others.
(a)“Act” means the Securities Exchange Act of 1934, as amended.
(b)“Board” means the Board of Directors of the Company.
(c)“Committee” means the Compensation Committee of the Board or such other committee or subcommittee of the Board or the Compensation Committee as the Board or Compensation Committee shall designate from time to time. To the extent Section 162(m) is applicable to the Company and the Plan, and for those awards intended to qualify as performance-based compensation under Section 162(m), the Committee shall consist of two or more members, each of whom is an “outside director” within the meaning of Section 162(m).
(d)“Common Stock” means the class A common stock of the Company, par value $0.01 per share, and such other class of stock into which such common stock is hereafter converted or exchanged.
(e)“Company” means Booz Allen Hamilton Holding Corporation.
(f)“Company Approved Departure” means a termination of employment that the Company (through the members of its senior management), in its sole discretion, determines to be in the best interest of the Company and the Company’s approval of such termination as a Company Approved Departure is approved or ratified by the Board or the Committee.
(g)“Covered Employee” shall have the meaning set forth in Section 162(m).
(h)“Disability” means “disability,” as such term is defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.
(i)“Equity Incentive Plan” means the Amended and Restated Equity Incentive Plan of Booz Allen Hamilton Holding Corporation, as amended from time to time.
(j)“Participant” means (i) each executive officer of the Company and (ii) each other employee of the Company or a Subsidiary whom the Committee designates as a participant under the Plan.
(k)“Performance Period” means each fiscal year or another period as designated by the Committee, so long as such period does not exceed one year.
(l)“Plan” means this Booz Allen Hamilton Holding Corporation Annual Incentive Plan, as set forth herein and as may hereafter be amended from time to time.
(m)“Section 162(m)” means Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder.
(n)“Subsidiary” means any business entity in which the Company owns, directly or indirectly, fifty percent (50%) or more of the total combined voting power of all classes of stock entitled to vote, and any other business organization, regardless of form, in which the Company possesses, directly or indirectly, 50% or more of the total combined equity interests.
SECTION 3. AWARDS
(a)Performance Criteria. The Committee shall establish the performance objective or objectives that must be satisfied in order for a Participant to receive an award for a Performance Period; provided that for those awards intended to qualify as performance-based compensation under Section 162(m), the Committee shall establish the objective or objectives that must be satisfied in order for a Participant to receive an award for a Performance Period prior to the 91st day of the Performance Period (or such other date as may be required or permitted under Section 162(m)) but not later than the date on which 25% of the performance period has lapsed. Unless the Committee determines at the time of grant not to qualify the award as performance-based compensation under Section 162(m), any such performance objectives will be based upon the relative or comparative achievement of one or more of the following criteria, whether in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies and whether gross or net, before or after taxes and/or before or after other adjustments, as determined by the Committee for the Performance Period: earnings before interest, taxes, depreciation and amortization, with or without adjustments for stock-option based and other equity-based compensation expenses, and/or management, transaction and/or similar fees paid to the principal stockholders or their affiliates; operating earnings; net earnings; income; earnings before interest and taxes; total shareholder return; return on the Company’s assets; increase in the Company’s earnings or earnings per share (basic or diluted); revenue growth; share price performance; return on invested capital; operating income; pre- or post-tax income; net income; economic value added; profit margins; cash flow; improvement in or attainment of expense or capital expenditure levels; improvement in or attainment of working capital levels; return on equity; debt reduction; gross profit; market share; cost reductions; workforce satisfaction and diversity goals; workplace health and safety goals; employee retention; completion of key projects and strategic plan development and/or implementation; job profit or performance against a multiplier; or, in the case of persons who are not Covered Employees, such other criteria as may be determined by the Committee. Performance objectives may be established on a Company-wide basis or with respect to one or more business units, divisions, Subsidiaries, or products; and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies.
When establishing performance objectives for a Performance Period, the Committee may exclude any or all “extraordinary items” as determined under U.S. generally accepted accounting principles and as identified in the financial statements, notes to the financial statements or management’s discussion and analysis in the annual report, including, without limitation, the charges or costs associated with restructurings of the Company or any Subsidiary, discontinued operations, extraordinary items, capital gains and losses, dividends, share repurchase, other unusual or non-recurring items, and the cumulative effects of accounting changes. Except in the case of awards intended to qualify as performance-based compensation under Section 162(m), the Committee may also adjust the performance objectives for any Performance Period as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine (including, without limitation, any adjustments that would result in the Company paying non-deductible compensation to a Participant).
(b)Maximum Amount Payable. If the Committee certifies in writing that the performance objectives established for the relevant Performance Period under Section 3(a) have been satisfied, each Participant who is employed by the Company or one of its Subsidiaries on the last day of the Performance Period for which the award is payable shall be entitled to receive an annual award in an amount not to exceed US $5,000,000. If a Participant’s employment terminates for any reason other than for cause (including, without limitation, his death, disability, retirement under the terms of any retirement plan maintained by the Company or a Subsidiary or Company Approved Departure) prior to the last day of the Performance Period for which the award is payable, the maximum award payable to such Participant under the preceding sentence shall be multiplied by a fraction, the numerator of which is the number of days that have elapsed during the Performance Period in which the termination occurs prior to and including the date of the Participant’s termination of employment and the denominator of which is the total number of days in the Performance Period.
(c)Termination of Employment. Unless otherwise determined by the Committee in its sole discretion at the time the performance criteria are selected for a particular Performance Period in accordance with Section 3(a), if a Participant’s employment terminates for any reason prior to the date on which the award is paid hereunder, except as otherwise provided in a Participant’s employment or other similar agreement, such Participants shall forfeit all rights to any and all awards that have not yet been paid under the Plan; provided that if a Participant’s employment terminates as a result of death, Disability or Company Approved Departure, the Committee shall give consideration at its sole discretion to the payment of a partial award with regard to the portion of the Performance Period worked. Notwithstanding the foregoing, if a Participant’s employment terminates for any reason prior to the date on which the award is paid hereunder, the Committee, in its discretion, may waive any forfeiture pursuant to this Section 3 in whole or in part but, may not waive satisfaction of the performance objectives with respect to any Covered Employee.
(d)Negative Discretion. Notwithstanding anything else contained in Section 3(b) to the contrary, the Committee shall have the right, in its absolute discretion, (i) to reduce or eliminate the amount otherwise payable to any Participant under Section 3(b) based on individual performance or conduct or any other factors that the Committee, in its discretion, shall deem appropriate and (ii) to establish rules or procedures that have the effect of limiting the amount payable to each Participant to an amount that is less than the maximum amount otherwise authorized under Section 3(b).
(e)Affirmative Discretion. Notwithstanding any other provision in the Plan to the contrary (including, without limitation, the maximum amounts payable under Section 3(b)), but subject in the case of awards paid in shares of the Company’s Common Stock or other awards under the Equity Incentive Plan to the maximum number of shares available for issuance under the Equity Incentive Plan, (i) the Committee shall have the right, in its discretion, to grant any annual award in cash, in shares of the Company’s Common Stock, in other awards under the Equity Incentive Plan or in any combination thereof, to any Participant (except for a Participant who is a Covered Employee, to the extent Section 162(m) is applicable to the Company and the Plan for the year in which the amount paid would ordinarily be deductible by the Company for federal income tax purposes in an amount up to the maximum award payable under Section 3(b)), based on individual performance or any other criteria that the Committee deems appropriate and (ii) in connection with the hiring of any person who is or becomes a Covered Employee, the Committee may provide for a minimum award amount in any Performance Period, regardless of whether performance objectives are attained.
SECTION 4. PAYMENT
Except as otherwise provided hereunder, payment of any award amount determined under Section 3 shall be made to each Participant as soon as practicable after the Committee certifies that one or more of the applicable performance objectives have been attained (or, in the case of any award payable under the provisions of Section 3(d), after the Committee determines the amount of any such award) and in any event no later than two and a half months after the end of the fiscal year in which the Performance Period ends. The Committee shall determine whether any bonus payable under the Plan is payable in cash, in shares of Common Stock (including, but not limited to, restricted common stock or restricted stock units) or other awards under the Equity Incentive Plan, or in any combination thereof. The Committee shall have the right to impose whatever conditions it deems appropriate with respect to the award of shares of Common Stock or other awards, including conditioning the vesting of such shares or other awards on the performance of additional service.
SECTION 5. GENERAL PROVISIONS
(a)Administration. The Committee shall be responsible for the administration of the Plan; provided that, in no event shall the Plan be interpreted in a manner that would cause any award intended to be qualified as performance-based compensation under Section 162(m) to fail to so qualify. The Committee shall establish the performance objectives for any fiscal year or other Performance Period determined by the Committee in accordance with Section 3 and certify whether such performance objectives have been obtained. The Committee may prescribe, amend and rescind rules and regulations relating to the administration of the Plan and make all other determinations necessary or advisable for the administration and interpretation of the Plan. Any authority exercised by the Committee under the Plan shall be exercised by the Committee in its sole discretion. Determinations, interpretations or other actions made or taken by the Committee under the Plan shall be final, binding and conclusive for all purposes and upon all persons.
(b)Delegation by the Committee. All of the powers, duties and responsibilities of the Committee specified in this Plan may be exercised and performed by the Committee or any duly constituted committee thereof to the extent authorized by the Committee to exercise and perform such powers, duties and responsibilities, and any determination, interpretation or other action taken by such committee shall have the same effect hereunder as if made or taken by the Committee; provided that, to the extent Section 162(m) is applicable to the Company and the Plan, the Committee shall in no event delegate its authority with respect to the compensation of any Covered Employee.

(c)Tax Withholding. The Company shall have the power to withhold, or to require the Participant to remit to the Company, an amount in cash sufficient to satisfy all U.S. federal, state, local and any non-U.S. withholding tax or other governmental tax, charge or fee requirements in respect of any payment under the Plan.
(d)No Guarantee of Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment at any time, or confer upon any Participant any right to continue in the employ or retention of the Company.
(e)Unfunded Plan; Plan Not Subject to ERISA. The Plan is an unfunded plan and Participants shall have the status of unsecured creditors of the Company. The Plan is not intended to be subject to the Employee Retirement Income and Security Act of 1974, as amended.
(f)Freedom of Action. Nothing in the Plan shall be construed as limiting or preventing the Company or any of its affiliates from taking any action that it deems appropriate or in its best interest (as determined in its sole and absolute discretion) and no Participant (or person claiming by or through a Participant) shall have any right relating to the diminishment in the value of any award or any associated return as a result of any such action. The foregoing shall not constitute a waiver by a Participant of the terms and provisions of the Plan.
(g)Forfeiture of Award Amounts.
(i)Forfeiture for Financial Reporting Misconduct. If the Company is required to prepare an accounting restatement due to material noncompliance by the Company with any financial reporting requirement under the securities laws, (x) with respect to any Participant who either knowingly or grossly negligently engaged in the misconduct or knowingly or grossly negligently failed to prevent the misconduct as determined by the Committee or is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, such Participant shall forfeit and disgorge to the Company any award amounts (A) received during the twelve (12)-month period following the filing of the financial document embodying such financial reporting requirement or (B) earned based on the materially non-complying financial reporting, and (y) with respect to any Participant who is a current or former executive officer of the Company (as defined under the Securities Exchange Act of 1934) who received incentive compensation under the Plan during the three-year period preceding the date on which the Company is required to prepare such accounting restatement, based on erroneous data, in excess of what would have been awarded or paid to such Participant under such accounting restatement, such Participant shall forfeit and disgorge to the Company such excess incentive compensation.
(ii)Forfeiture under Applicable Laws or Regulations. In addition to forfeiture for the reasons specified in subsection (i) of this Section 5(g), the Company may cancel or reduce or require the Participant to forfeit and disgorge to the Company any award amounts and any gains earned or accrued with respect to any equity award or common stock granted or received pursuant to an Award under the Plan to the extent permitted or required by applicable law, regulation, or stock exchange rule in effect on or after the effective date of the Plan. For the avoidance of doubt, the Committee shall have full authority to implement any policies and procedures necessary to comply with Section 10D of the Securities Exchange Act of 1934, as amended, and any rules promulgated thereunder.
(iii)Forfeiture for Other Misconduct. Unless otherwise determined by the Committee, if (i) the Participant’s performance is deemed to contribute substantially to the Company or a subsidiary incurring significant financial losses; (ii) the Participant’s performance is deemed to contribute substantially to a significant downward restatement of any published results of the Company or a subsidiary; (iii) the Participant engages in conduct that results in or contributes substantially to significant reputational harm to the Company; (iv) the Participant materially breaches or contributes substantially to a material breach of applicable legal and/or regulatory requirements; (v) the Participant engages in conduct that constitutes “cause” under any plan or agreement that the Participant is subject to or (vi) the Participant engages in conduct that results in or contributes substantially to a material breach of the Company’s applicable internal policies and procedures, including without limitation those policies in respect of risk management, compliance, disciplinary and any applicable supervisory practices, the Committee in its sole discretion may suspend the payment of any Awards granted

(or a portion thereof) and/or require the forfeiture and disgorgement to the Company of any Awards (or a portion thereof) granted or paid during the twelve months prior to or any time after the Participant engaged in such misconduct and all gains earned or accrued due to the exercise of such Awards or sale of any common stock issued pursuant to such Awards.
(iv)Other Recoupment Policies. Awards granted under this Plan shall also be subject to such generally applicable policies as to forfeiture, disgorgement and recoupment as may be adopted by the Board or the Committee from time to time and communicated to Participants. Any such policies may (in the discretion of the Board or the Committee) be applied to outstanding awards at the time of adoption of such policies, or on a prospective basis only. The implementation of policies and procedures pursuant to this Section 5(g) and any modification of the same shall not be subject to any restrictions on amendment or modification of awards.
(h)Term of Plan. The Plan shall be effective with respect to fiscal periods beginning on or after October 1, 2010; provided that, unless otherwise determined by the Board, it is intended that the material terms of the performance objectives under this Plan and the maximum amount of compensation payable to a Covered Employee will be disclosed to and reapproved by the Company’s shareholders at the Company’s annual meeting of shareholders at such timesas required by Section 162(m) to the extent necessary to continue to qualify the amounts payable hereunder to Covered Employees as performance-based compensation under Section 162(m).
(i)Amendment or Alteration. Notwithstanding Section 5(a), the Board or the Committee may at any time amend, suspend, discontinue or terminate the Plan; provided that no such action shall be effective without approval by the shareholders of the Company to the extent necessary to continue to qualify the amounts payable hereunder to Covered Employees as performance-based compensation under Section 162(m).
(j)Severability. The holding of any provision of this Plan to be illegal, invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Plan, which shall remain in full force and effect.
(k)Assignment. Except as otherwise provided in this Section 5(k), this Plan shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, representatives, successors and assigns. Neither this Plan nor any right or interest hereunder shall be assignable by the Participant, his beneficiaries, or legal representatives; provided that nothing in this Section 5(k) shall preclude the Participant from designating a beneficiary to receive any benefit payable hereunder upon his death, or the executors, administrators or other legal representatives of the Participant or his estate from assigning any rights hereunder to the person or persons entitled thereunto. This Plan shall be assignable by the Company to a Subsidiary or Affiliate of the Company; to any corporation, partnership or other entity that may be organized by the Company, its general partners or its Participants as a separate business unit in connection with the business activities of the Company or Participants; or to any corporation, partnership or other entity resulting from the reorganization, merger or consolidation of the Company with any other corporation, partnership or other entity, or any corporation, partnership, or other entity to or with which all or any portion of the Company’s business or assets may be sold, exchanged or transferred.
(l)409A Compliance. This Plan is intended to provide for payments that are exempt from the provisions of Section 409A the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder (“Section 409A”) to the maximum extent possible and otherwise to be administered in a manner consistent with the requirements, where applicable, of Section 409A. Where reasonably possible and practicable, the Plan shall be administered in a manner to avoid the imposition on Participants of immediate tax recognition and additional taxes pursuant to Section 409A. In the case of any “nonqualified deferred compensation” (within the meaning of Section 409A) that may be treated as payable in the form of “a series of installment payments,” as defined in Treasury Regulation Section 1.409A-2(b)(2)(iii), a Participant’s or designated beneficiary’s right to receive such payments shall be treated as a right to receive a series of separate payments for purposes of such Treasury Regulation. Notwithstanding the foregoing, neither the Company nor the Committee, nor any of the Company’s directors, officers or employees shall have any liability to any person in the event Section 409A applies to any payment or right under this Plan in a manner that results in adverse tax consequences for the Participant or any of his or her beneficiaries or transferees. Notwithstanding any provision of this Plan to the contrary, the Board or the Committee may unilaterally amend, modify or terminate the Plan or any right hereunder if the Board or Committee determines, in its sole discretion, that such amendment, modification or termination is necessary or advisable to comply with applicable U.S. law, as a result of changes in law or regulation or to avoid the imposition of an additional tax, interest or penalty under Section 409A.
Notwithstanding the terms of this Plan to the contrary, if at the time of the Participant’s “separation from service” within the meaning of Section 409A, he or she is a “specified employee” within the meaning of Section 409A, any payment of any “nonqualified deferred compensation” amounts (within the meaning of Section 409A and after taking into account all exclusions applicable to such payments under Section 409A) required to be made to the Participant upon or as a result of the separation from service (as defined in Section 409A) shall be delayed until after the six-month anniversary of the termination from service to the extent necessary to comply with and avoid the imposition of taxes, interest and penalties under Section 409A. Any such payments to which he or she would otherwise be entitled during the first six months following his or her termination from service will be accumulated and paid without interest on the first payroll date after the six-month anniversary of the separation from service (unless another Section 409A-compliant payment date applies) or within thirty days thereafter. These provisions will only apply if and to the extent required to avoid the imposition of taxes, interest and penalties under Section 409A.
(m)No Attachment. Except as required by law, no right to receive payments under this Plan shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge or hypothecation, or to execution, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.
(n)Headings. The Section headings appearing in this Plan are used for convenience of reference only and shall not be considered a part of this Plan or in any way modify, amend, or affect the meaning of any of its provisions.
(o)Rules of Construction. Whenever the context so requires, the use of the masculine gender shall be deemed to include the feminine and vice versa, and the use of the singular shall be deemed to include the plural and vice versa. That this Plan was drafted by the Company shall not be taken into account in interpreting or construing any provision of this Plan.
(p)Governing Law. This Plan and its enforcement shall be governed by, and construed in accordance with, the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.

Appendix D

THIRD AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

OF
BOOZ ALLEN HAMILTON HOLDING CORPORATION
Booz Allen Hamilton Holding Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:
1.    The name of the Corporation is Booz Allen Hamilton Holding Corporation.
2.    The Corporation was incorporated under the name Explorer Holding Corporation by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Secretary of State”) on May 12, 2008. An Amended and Restated Certificate of Incorporation was filed with the Secretary of State on July 30, 2008. A Certificate of Amendment, changing the name of the Corporation from Explorer Holding Corporation to Booz Allen Hamilton Holding Corporation, was filed with the Secretary of State on September 25, 2009. A Second Amended and Restated Certificate of Incorporation was filed with the Secretary of State on August 11, 2010.
3.    The Corporation’s Second Amended and Restated Certificate of Incorporation is hereby amended and restated pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, so as to read in its entirety in the form attached hereto as Exhibit A and incorporated herein by this reference (Exhibit A and this Certificate collectively constituting the Corporation’s Third Amended and Restated Certificate of Incorporation).
4.    The amendment and restatement of the Second Amended and Restated Certification of Incorporation of the Corporation has been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation having adopted resolutions setting forth such amendment and restatement, declaring its advisability, and directing that it be submitted to the stockholders of the Corporation for their approval; and the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted having consented in writing to the adoption of such amendment and restatement.
IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed this Third Amended and Restated Certificate of Incorporation of the Corporation on the __ day of __________, 2014.
BOOZ ALLEN HAMILTON HOLDING CORPORATION

By: ___________________________
Name:
Title:

EXHIBIT A
THIRD AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
BOOZ ALLEN HAMILTON HOLDING CORPORATION
FIRST. Name. The name of the Corporation is Booz Allen Hamilton Holding Corporation (the “Corporation”).

SECOND. Registered Office. The Corporation’s registered office in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD. Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH. Capital Stock. The total number of shares of capital stock which the Corporation shall have authority to issue is 700,000,000, consisting of:

(a)600,000,000 shares of Class A Common Stock, par value $0.01 per share;
(b)16,000,000 shares of Class B Non-Voting Common Stock, par value $0.01 per share;
(c)5,000,000 shares of Class C Restricted Common Stock, par value $0.01 per share;
(d)[Reserved]
(e)25,000,000 shares of Class E Special Voting Common Stock, par value $0.003 per share;
(f)54,000,000 shares of Preferred Stock, par value $0.01 per share.
The stock described in subparagraphs (a), (b), (c) and (e) above is hereinafter sometimes referred to as the “Common Stock” and the stock described in subparagraph (f) above is hereinafter referred to as the “Preferred Stock”. Upon this Third Amended and Restated Certificate of Incorporation of the Corporation becoming effective pursuant to the General Corporation Law of the State of Delaware (the “Effective Time”), and in each case without any further action of the Corporation or any stockholder, (i) each share of Class B Non-Voting Common Stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time, will be automatically reclassified as and converted into an equal number of shares of Class A Common Stock of the Corporation, par value $0.01 per share and (ii) each share of Class C Restricted Common Stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time, will be automatically reclassified as and converted into an equal number of shares of Class A Common Stock of the Corporation, par value $0.01 per share.
FIFTH. Common Stock. The Common Stock shall have the following rights, powers and preferences:
(a)Voting Rights of Common Stock. Except as otherwise provided by (i) the General Corporation Law of the State of Delaware, or (ii) Article Sixth or any resolution of the Board of Directors fixing the relative powers (including voting powers, if any), preferences and rights of any series of Preferred Stock, and the qualifications, limitations or restrictions thereof, the entire voting power of the shares of the Corporation for the election of directors and for all other purposes shall be vested exclusively in the Class A Common Stock, Class C Restricted Common Stock and Class E Special Voting Common Stock (collectively, the “Voting Common Stock”). Except as otherwise provided by the General Corporation Law of the State of Delaware, the holders of the Voting Common Stock, as such, shall vote together as a single class. Except as required by the General Corporation Law of the State of Delaware, the holders of Class B Non-Voting Common Stock will have no voting rights of any nature whatsoever.

(b)Dividend and Liquidation Rights of Common Stock. Except as otherwise provided by (x) the General Corporation Law of the State of Delaware, or (y) Article Sixth or any resolution of the Board of Directors fixing the relative powers (including voting powers, if any), preferences and rights of any series of Preferred Stock, and the qualifications, limitations or restrictions thereof, (i) each share of Common Stock, other than the Class E Special Voting Common Stock, shall be entitled to participate equally in all dividends or other distributions declared on and payable with respect to the Common Stock, (ii) each share of Common Stock shall be entitled to share ratably, in proportion to its par value, until such time as there shall have been distributed an amount equal to each share’s par value, in the distribution of assets of the Corporation in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, or upon any distribution of all or substantially all of the assets of the Corporation, and (iii) each share of Common Stock, other than the Class E Special Voting Common Stock, shall be entitled to share equally in the distribution of assets of the Corporation remaining after the distribution described in clause (ii) above in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, or upon any distribution of all or substantially all of the assets of the Corporation. Shares of the Class E Special Voting Common Stock shall have no rights to receive dividends or other distributions and shall receive, in connection with any distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, or upon any distribution of all or substantially all of the assets of the Corporation, solely the amount described in clause (ii) of the preceding sentence. Upon any merger, recapitalization or like transaction, each share of Common Stock, other than the Class E Special Voting Stock, shall receive either the same consideration as each other such share or, if the consideration received is common stock, consideration that differs only in such a manner as is necessary and appropriate to replicate the existing differences among such classes of Common Stock.

(c)Rights and Preferences of Class C Restricted Common Stock. In addition to the terms, rights, restrictions and qualifications set forth herein, each share of Class C Restricted Common Stock shall be subject to the following:
(i)Transfer Restrictions. Each share of Class C Restricted Common Stock shall be subject to the restrictions on transfer and ownership and the related terms and conditions thereof set forth in Section 8 of the Explorer Holding Corporation Officers’ Rollover Stock Plan (as such plan may be amended, modified or supplemented from time to time, the “Officers’ Rollover Stock Plan”) applicable to Class C Restricted Common Stock, provided, that this subsection (c)(i) of this Article Fifth shall not grant any rights to holders of Class C Restricted Common Stock under the Officers’ Rollover Stock Plan.
(ii)Repurchase Rights. Each share of Class C Restricted Common Stock shall be subject to the repurchase and conversion rights of the Corporation and the related terms and conditions thereof set forth in Section 5(c) and Section 10 of the Officers’ Rollover Stock Plan applicable to Class C Restricted Common Stock.
(iii)Vesting. Shares of Class C Restricted Common Stock shall vest as set forth in the Officers’ Rollover Stock Plan.
(iv)Officers’ Rollover Stock Plan. In addition to the terms, rights, restrictions and qualifications set forth herein, each share of Class C Restricted Common Stock shall be subject to the terms, rights, restrictions and qualifications set forth in the Officers’ Rollover Stock Plan applicable to Class C Restricted Common Stock, provided, that this subsection (c)(iv) of this Article Fifth shall not grant any rights to holders of Class C Restricted Common Stock under the Stockholders Agreement.

(d)[Reserved]

(e)Rights and Preferences of Class E Special Voting Common Stock. In addition to the terms, rights, restrictions and qualifications set forth herein, each share of Class E Special Voting Common Stock shall be subject to the following:
(i)Transfer Restrictions. Each share of Class E Special Voting Common Stock shall be subject to the restrictions on transfer and ownership and the related terms and conditions thereof set forth in Section 8 of the Officers’ Rollover Stock Plan applicable to Class E Special Voting Common Stock, provided, that this subsection (e)(i) of this Article Fifth shall not grant any rights to holders of Class E Special Voting Common Stock under the Officers’ Rollover Stock Plan.
(ii)Repurchase Rights. Each share of Class E Special Voting Common Stock shall be subject to the obligation to sell and the repurchase rights of the Corporation and the related terms and conditions thereof set forth in Section 6 and Section 10 of the Officers’ Rollover Stock Plan applicable to Class E Special Voting Common Stock.

(iii)Officers’ Rollover Stock Plan. In addition to the terms, rights, restrictions and qualifications set forth herein, each share of Class E Special Voting Common Stock shall be subject to the terms, rights, restrictions and qualifications set forth in the Officers’ Rollover Stock Plan applicable to Class E Special Voting Common Stock, provided, that this subsection (e)(iii) of this Article Fifth shall not grant any rights to holders of Class E Special Voting Common Stock under the Stockholders Agreement.
(f)Conversion into Class A Common Stock upon Transfer. In the event of any sale of Common Stock that, but for this subparagraph (f), would be shares of Class B Non-Voting Common Stock or Class C Restricted Common Stock, as the case may be, pursuant to (i) the exercise of Bring-Along Rights by the Carlyle Stockholders pursuant to Section 4 of the Amended and Restated Stockholders Agreement of Booz Allen Hamilton Holding Corporation, dated as of November 8, 2010 (as such agreement may be amended, modified or supplemented from time to time, the “Stockholders Agreement”), (ii) following the day that is one hundred eighty (180) days (or such shorter or longer period as determined by the managing underwriters to be appropriate in order to avoid a material adverse impact on marketability or price) after the consummation of the first underwritten initial public offering of common stock by the Corporation, or (iii) the exercise of registration rights pursuant to Section 6 of the Stockholders Agreement, such shares of Class B Non-Voting Common Stock or Class C Restricted Common Stock, as the case may be, shall, effective upon the consummation of such sale, be converted into shares of Class A Common Stock, provided, that clause (ii) of this subsection (f) shall not apply to shares of Class C Restricted Common Stock that have not vested at the time of the consummation of such sale.

SIXTH. Preferred Stock. The Preferred Stock may be issued, from time to time, in one or more series as authorized by the Board of Directors. Prior to issuance of a series of Preferred Stock, the Board of Directors by resolution shall designate that series to distinguish it from other series and classes of stock of the Corporation, shall specify the number of shares to be included in the series, and shall fix the voting powers (full, limited or no voting powers) and the designations, preferences and relative participating, optional or other special rights of that series, and the qualifications limitations or restrictions thereof, including, without limitation any dividend rights and redemption, sinking fund and conversion rights. Subject to the express terms of any other series of Preferred Stock outstanding at the time, the Board of Directors may increase or decrease the number of shares or alter the designation or classify or reclassify any unissued shares of a particular series of Preferred Stock by fixing or altering in any one or more respects from time to time before issuing the shares any terms, rights, restrictions and qualifications of the shares.

SEVENTH. Management of Corporation. The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders:

(g)The directors of the Corporation, subject to any rights of the holders of shares of any class or series of Preferred Stock to elect directors, shall be classified with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible. One class’s initial term will expire at the first annual meeting of the stockholders following the effectiveness of this Third Amended and Restated Certificate of Incorporation, another class’s initial term will expire at the second annual meeting of the stockholders following the effectiveness of this Third Amended and Restated Certificate of Incorporation and another class’s initial term will expire at the third annual meeting of stockholders following the effectiveness of this Third Amended and Restated Certificate of Incorporation, with directors of each class to hold office until their successors are duly elected and qualified, provided that the term of each director shall continue until the election and qualification of a successor and be subject to such director’s earlier death, resignation or removal. At each annual meeting of stockholders of the Corporation beginning with the first annual meeting of stockholders following the filing of this Third Amended and Restated Certificate of Incorporation, subject to any rights of the holders of shares of any class or series of Preferred Stock, the successors of the directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. In the case of any increase or decrease, from time to time, in the number of directors of the Corporation, the number of directors in each class shall be apportioned as nearly equal a possible. No decrease in the number of directors shall shorten the term of any incumbent director.
(h)Subject to any special rights of any holders of any class or series of Preferred Stock to elect directors, the precise number of directors of the Corporation shall be fixed, and may be altered from time to time, only by resolution of the Board of Directors.

(i)Subject to this Article Seventh, the election of directors may be conducted in any manner approved by the person presiding at a meeting of the stockholders or the directors, as the case may be, at the time when the election is held and need not be by written ballot.
(j)Subject to any rights of the holders of shares of any class or series of Preferred Stock, if any, to elect additional directors under specified circumstances, (i) until the first date (such date, the “Effective Date”) that a “group” (as defined under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) no longer beneficially owns more than 50.0% of the outstanding shares of Voting Common Stock, a director may be removed at any time, either for or without cause, upon affirmative vote of holders of at least a majority of the votes to which all the stockholders of the Corporation would be entitled to cast in any election of directors or class of directors and (ii) from and after the Effective Date, a director may be removed from office only for cause and only by the affirmative vote of holders of at least a majority of the votes to which all the stockholders of the Corporation would be entitled to cast in any election of directors or class of directors.
(k)Subject to any rights of the holders of shares of any class or series of Preferred Stock, if any, to elect additional directors under specified circumstances, and except as otherwise provided by law, any vacancy in the Board of Directors that results from an increase in the number of directors, from the death, disability, resignation, disqualification, removal of any director or from any other cause shall be filled solely by a majority of the total number of directors then in office, even if less than a quorum, or by a sole remaining director.
(l)All corporate powers and authority of the Corporation (except as at the time otherwise provided bylaw, by this Third Amended and Restated Certificate of Incorporation or by the Bylaws of the Corporation) shall be vested in and exercised by the Board of Directors.
(m)The Board of Directors shall have the power without the consent or vote of the stockholders to adopt, amend, alter or repeal the Bylaws of the Corporation, except to the extent that this Third Amended and Restated Certificate of Incorporation otherwise provide.
(n) No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, provided that nothing contained in this Article Seventh shall eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended after the filing of this Third Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.
(o)The Corporation shall, through its Bylaws or otherwise, indemnify to the fullest extent permitted under the General Corporation Law of the State of Delaware, as it now exists or as amended from time to time, any person who is or was a director or officer of the Corporation or its subsidiaries. The Corporation may, by action of its Board of Directors, provide rights to indemnification and to advancement of expenses to such other employees or agents of the Corporation or its subsidiaries to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by Delaware Law.
EIGHTH. Stockholder Action by Written Consent. From and after the Effective Date, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken only upon the vote of the stockholders at an annual or special meeting duly called and may not be taken by written consent of the stockholders. The Bylaws may establish procedures regulating the submission by stockholders of nominations and proposals for consideration at meetings of stockholders of the Corporation.

NINTH. Special Meetings. A special meeting of the stockholders of the Corporation for any purpose or purposes may be called only by or at the direction of the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors then in office, and any right of the stockholders of the Corporation to call a special meeting of the stockholders is specifically denied.

TENTH. Business Opportunities. To the fullest extent permitted by Section 122(17) of the General Corporation Law of the State of Delaware and except as may be otherwise expressly agreed in writing by the Corporation and Explorer Coinvest LLC, a Delaware limited liability company (“Explorer Coinvest”), the Corporation, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Corporation and its subsidiaries in, or in being offered an opportunity to participate in, business opportunities, that are from time to time presented to Explorer Coinvest or any of its respective officers, directors, agents, stockholders, members, partners, affiliates and subsidiaries (other than the Corporation and its subsidiaries), even if the opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so and no such person shall be liable to the Corporation or any of its subsidiaries for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries unless, in the case of any such person who is a director or officer of the Corporation, such business opportunity is expressly offered to such director or officer in writing solely in his or her capacity as a director or officer of the Corporation. Any person purchasing or otherwise acquiring any interest in any shares of stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article Tenth. Neither the alteration, amendment or repeal of this Article Tenth nor the adoption of any provision of this Third Amended and Restated Certificate of Incorporation inconsistent with this Article Tenth shall eliminate or reduce the effect of this Article Tenth in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this Article Tenth, would accrue or arise, prior to such alteration, amendment, repeal or adoption.

ELEVENTH. Section 203 of the General Corporation Law. The Corporation elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware, “Business Combinations With Interested Stockholders” (“Section 203”), as permitted under and pursuant to subsection (b)(3) of Section 203, until the first date that Explorer Coinvest and its affiliates no longer beneficially own at least 20% of the outstanding shares of Voting Common Stock. From and after such date, the Corporation shall be governed by Section 203 so long as Section 203 by its terms would apply to the Corporation.

TWELFTH. Forum. The Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the General Corporation Law of the State of Delaware or the Corporation’s Third Amended and Restated Certificate of Incorporation or Bylaws, or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine.

THIRTEENTH. Amendment. The Corporation reserves the right to amend, alter or repeal any provision contained in this Third Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights herein conferred upon stockholders or directors are granted subject to this reservation, provided, however, that any amendment, alteration or repeal of Article Seventh, Section (h) shall not adversely affect any right or protection existing under this Third Amended and Restated Certificate of Incorporation immediately prior to such amendment, alteration or repeal, including any right or protection of a director or officer thereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

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Booz | Allen | Hamilton
100 YEARS

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BOOZ ALLEN HAMILTON HOLDING CORPORATION

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Ralph W. Shrader
02) Joan Lordi C. Amble
03) Peter Clare
04) Philip A. Odeen

The Board of Directors recommends you vote FOR the following proposals:

NOTE: The transaction of any other business that may properly be brought before the Annual Meeting or adjournment(s) or postponement(s) thereof.

	Yes	No
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BOOZ ALLEN HAMILTON HOLDING CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
JULY 31, 2014 8:00 AM
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Ralph W. Shrader, Nancy J. Laben, and Douglas S. Manya and each of them as proxies, with the power to act without the other, and with the power of substitution to each, and hereby authorizes them to represent and to vote as designated on the reverse side of this ballot, all shares of stock that the undersigned is entitled to vote, and in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of Booz Allen Hamilton Holding Corporation (the "Company"), to be held on July 31, 2014 at 8:00 AM, Eastern Daylight Time at the John C. Newman Auditorium, located in the Company's offices at 8283 Greensboro Drive, McLean, VA 22102, and any adjournment(s) or postponement(s) thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTION IS MADE, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1 AND FOR PROPOSALS 2, 3, 4, 5, AND 6.

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side